Registration No. [______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

 Registration Statement Under The Securities Act Of 1933

SURGE GLOBAL ENERGY, INC.
(Name of small business issuer in its charter)

Delaware	1311	34-1454529
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

12220 El Camino Real, Suite 410, San Diego, California 92130
(858) 704-5010
(Address and telephone number of principal executive offices and principal place of business)

Copies of all communications to:

David Perez	Dennis J. Doucette, Esq.
Chief Executive Officer	Erik E. Malinowski, Esq.
Surge Global Energy, Inc.	Luce, Forward, Hamilton & Scripps LLP
12220 El Camino Real, Suite 410	Del Mar Gateway
San Diego, California 92130	11988 El Camino Real, Suite 200
(858) 704-5010	San Diego, CA 92130-2592
(Name, address and telephone number	(858) 720-6300
of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered(1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common stock issuable upon exchange of exchangeable shares and exercise of warrant	14,249,730	$0.19	(2)	$2,707,448.70	$83.12

(1)
The 14,249,730 shares being registered for resale are for shares of our common stock, including (i) 3,729,730 shares issuable upon the exchange of convertible debt and (ii) 8,400,000 shares issuable upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers that number of additional shares of common stock that may become issuable pursuant to anti-dilution provisions of the exchangeable shares and the warrant held by certain of the selling stockholders. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act, using the average of the high and low prices of the registrant’s common stock as reported on the OTC Bulletin Board® on August 24, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT FILED BY SURGE GLOBAL ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

14,249,730 SHARES

SURGE GLOBAL ENERGY, INC.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 14,249,730 shares of our common stock, including up to (i) 3,729,730 shares issuable upon the exchange of convertible debt and (ii) 8,400,000 shares issuable upon the exercise of warrants. The convertible debt and the warrants were issued in connection with certain private placements. In connection with those private placements, we agreed to file a registration statement covering the shares of common stock and the shares of common stock issuable upon the conversion of the debt and the exercise of the warrants.

The selling stockholders may sell their common stock through public or private transactions at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may include pledgees, donees, transferees, or other successors in interest. The selling stockholders will pay any sales commissions incurred in connection with the disposition of shares through this prospectus. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares by means of this prospectus. We will pay the expenses of registering these shares.

Our shares are quoted dually on the OTC Bulletin Board® and the Pink Sheets under the symbol “SRGG.OB.” The closing price of the shares as quoted on the OTC Bulletin Board® on August 24, 2007 was $0.18 per share.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

You should carefully consider “Risk Factors” beginning on page 3 for important information you should consider when determining whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Cautionary Statement Concerning Forward-Looking Information	14
Use of Proceeds	14
Price Range of Common Stock	15
Dividend Policy	15
Securities Authorized For Issuance Under Equity Compensation Plans	16
Management’s Discussion and Analysis and Plan of Operation	16
About The Offering	25
Selling Stockholders	25
Plan of Distribution	26
Description of Business	28
Legal Proceedings	35
Management	36
Related Party Transactions	46
Indemnification	46
Security Ownership of Certain Beneficial Owners and Management	47
Description of Securities	49
Legal Matters	52
Experts	52
Where You Can Find More Information	52
Index To Financial Information	F-1

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company, or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

PROSPECTUS SUMMARY

We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

In this prospectus, the words “Surge,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer only to Surge Global Energy, Inc. and its subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” financial information and related notes, as well as the documents we have incorporated by reference into this prospectus before making an investment decision.

Company Overview

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We intend to develop oil and gas properties and explore for oil and gas on a worldwide basis, focusing mainly in Canada, the United States and Argentina. We seek oil field development prior to production status as our quickest way to establish and increase shareholder value.

We hold interests in several Canadian companies, including a direct minority interest in Signet Energy, Inc. ("Signet") and, through other intermediary wholly-owned subsidiaries, all of the outstanding shares of Peace Oil Corp. ("Peace Oil").  Signet has been engaged in operations in the Sawn Lake Oil Sands Development in Alberta, Canada, pursuant to a farmout agreement with Deep Well Oil & Gas Inc. and Northern Alberta Oil Ltd. Signet and Andora Energy Corporation have entered into an agreement to pursue a potential business combination between Signet and Andora.

We acquired Peace Oil in March 2007 through our indirect subsidiary, Cold Flow Energy ULC ("Cold Flow"). On June 28, 2007, Peace Oil sold certain of its assets, including its undivided 30% working interest in 135 square miles or 86,400 acres (net 40.5 sections or 25,920 acres) of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”) to North Peace Energy Corp. (“North Peace”) for approximately CDN$20,000,000, consisting of CDN$15,000,000 in cash and CDN$5,000,000 in North Peace equity. As a result of this transaction, we hold, through Cold Flow, a 4.87% fully diluted interest in North Peace.

The Offering

This prospectus relates to the resale of shares of our common stock by the selling stockholders of Surge Global Energy, Inc. identified in this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Common stock outstanding as of August 24, 2007	28,970,430

Common stock offered by selling stockholders	Up to 14,249,730 shares [1]

Number of selling stockholders	14

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” for a complete description.

OTCBB and Pink Sheets Trading symbol	SRGG.OB

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

Address and phone number of Registrant	12220 El Camino Real, Suite 410 San Diego, CA 92130 (858) 704-5010
___________________
1 This number includes up to (i) 3,729,730 shares issuable upon the exchange of convertible debt and (ii) 8,400,000 shares issuable upon the exercise of warrants.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in our reports filed with the Securities and Exchange Commission (“SEC”), including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected

We have a history of net operating losses.

We have a history of net operating losses and we will need to generate substantial revenue from production to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our operations. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Expansion of our operations will require significant capital expenditures and dilution to existing stockholders for which we may be unable to provide sufficient financing.

Our business model contemplates expansion of our business by drilling on our existing properties and identifying and acquiring additional oil and gas properties and/or interests. We intend to rely on external sources of financing to meet the capital requirements associated with the exploration and expansion of our oil and gas operations. We plan to obtain the future funding that we will need through debt and equity markets, but we cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms. To fund our development we anticipate raising a significant amount of capital which will result in substantial future dilution to existing stockholders.

We also intend to make offers to acquire oil properties and/or interests in the ordinary course of our business. If these offers are accepted, our capital needs will increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties and/or interests or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil property interests.

Our independent auditors have expressed a reservation as to whether we can continue as a going concern.

Our independent auditors’ report on our financial statements included in this prospectus and in our Annual Report on Form 10-KSB for the most recent fiscal year states that our recurring losses raise substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital to fund future operations and ultimately to attain profitable operations. Our dependence on equity and debt financing raises substantial doubt about our ability to continue as a going concern.

However, on June 28, 2007, our indirect subsidiary Peace Oil sold its undivided 30% working interest in the Red Earth Leases to North Peace for CDN$20,000,000, consisting of approximately CDN$15,000,000 in cash and CDN$5,000,000 in North Peace equity (see the section below entitled “Disposition of Assets” for more information). As a result of this transaction, we anticipate having sufficient working capital to meet our future needs.

We expect our operating expenses to increase substantially in the future and may need to raise additional funds.

We have a history of net losses and expect that our operating expenses will increase substantially over the next twelve months as we continue to implement our business plan. In addition, we may experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

Our future performance is dependent upon our ability to identify, acquire and implement the strategy to develop oil properties for production or resale to larger oil field companies which may delay stockholder return on investment for years.

Our future performance depends upon our ability to find, develop and acquire oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves, generate revenues or find suitable acquirers of our properties. No assurance can be given that we will be able to find and develop or acquire reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business, or find suitable acquirers of our properties. Implementing the strategy to develop oil properties may delay stockholder return on investment, if any, for years due to the cost of infrastructure development and environmental impact study capital expenditures.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurances can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation and development may materially exceed initial estimates.

We can provide no assurance that oil and gas will be discovered in commercial quantities in any of the properties we currently hold interests in or properties in which we may acquire interests in the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil reserves are ultimately discovered in commercial quantities for production capability or to attract the interest of larger oil field companies. We do not have an established history of locating and developing properties that have oil and gas reserves.

We are a development stage company implementing a new business plan.

In January 2005, as a result of the disposal of our tobacco wholesale business in December 2004, and the restructuring of our management and ownership, we began implementing plans to establish an oil and gas development business. As a result, we are a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS7”). We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects, and we have just begun to implement our business plan. Since our inception and the commencement of our development stage on January 1, 2005, we have suffered recurring and substantial losses from operations and have been dependent on new investment to sustain our operations. During the years ended December 31, 2006 and 2005, we reported net losses of $15,926,093 and $8,731,209, respectively, during the six months ended June 30, 2007, we reported a net loss of $2,045,727. We cannot give any assurances that we can achieve profits from operations. For the period from commencement of development stage through December 31, 2006, we accumulated losses of $24,657,302. In addition, our consolidated financial statements for the year ended December 31, 2006 contain a going concern qualification and we cannot give any assurances that we can achieve profits from operations.

In addition, the adoption of the our new business plan in early 2005 may delay returns on investments as we have and will continue to require to incur costs and expenses related to developing our infrastructure and locating and analyzing oil and gas properties.

We have limited prior experience operating an oil and gas business.

Our management, and the management of our affiliates, have limited prior experience operating an oil and gas business. Our management’s lack of experience could hinder our ability to successfully develop opportunities that could result in successful gas and oil operations. As a result, we will not be as experienced as other persons or entities who are in the oil and gas business. Our Chief Executive Officer has three years of oil sands acquisition experience and our Board member Robert Fields has seven years of experience in the oil and gas industry. We have no local, direct management presence at our oil and gas properties. Furthermore, the oil and gas business is heavily regulated. To the extent that we do not comply with all applicable laws, rules and regulations related to the oil and gas business, we could be subject to lawsuits and monetary penalties.

We do not control all of our operations.

We do not operate the oil and gas properties we have interests in and we therefore have limited influence over the testing, drilling and production operations of our properties. Our lack of control could result in the following:

•	the operator might initiate exploration or development on a faster or slower pace than we prefer;

•
the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs;

•	we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures;

•	the operator might not earn sufficient working interest based on required drilling activity which could impair the carrying value of the asset;

•	the operator might obtain additional financing which may further dilute our interest in the property as well as trigger additional asset impairment; and

•	if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties and our ability to receive any return on our ownership interests.

Information in this registration statement regarding our future exploitation and development projects reflects our current intent and is subject to change.

Our current exploitation and development plans include our primary objective, which is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We intend to develop oil and gas properties and explore for oil and gas on a worldwide basis, focusing mainly in Canada, Argentina and the United States. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

•	availability and cost of capital both by us and our planned majority partners;

•	receipt of additional seismic data or the reprocessing of existing data;

•	current and projected oil or natural gas prices;

•	reserve results could be less than our anticipated recovery rate range;

•	the costs and availability of drilling rigs and other equipment, supplies and personnel necessary to conduct these operations;

•	success or failure of activities in similar areas;

•	changes in the estimates of the costs to complete the projects;

•	changes in the estimates of potential production levels;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks;

•	decisions of our joint working interest owners and partners; and

•	market prices for our oil field assets could change and could vary when the development efforts and subsequent oil field values accrue.

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change and we may decide to abandon certain projects entirely.

We rely heavily upon reserve, geological and engineering data when determining whether or not to invest in a particular oil and gas property.

The reserve, geological and engineering data information that we use in evaluating oil and gas prospects is based on estimates involving a great deal of uncertainty. Different engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and gas exists at a particular location, and whether oil and/or gas and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ significantly from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. A negative change in any one or more of these factors could result in quantities of oil and gas previously estimated as proved reserves becoming uneconomic. For example, a decline in the market price of oil or gas to an amount that is less than the cost of recovery of such oil or gas in a particular location could make production commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flows from estimated reserves. Due to our inexperience, we rely heavily on such reports created by third parties.

Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside of our control.

The business of exploring for and producing gas involves a substantial risk of investment loss. Drilling wells involves the risk that the wells may be unproductive or that, although productive, that the wells may not produce oil in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, and other factors, which impair or prevent the production of oil and gas from the well.

There can be no assurance that oil and gas will be produced from the properties in which we have interests.

We cannot assure that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of any oil and gas that we acquire or discover may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

The success of our business is dependent upon the efforts of various third parties that we do not control.

The success of our business is dependent upon the efforts of various third parties that we do not control. We rely upon various companies to assist us in identifying desirable oil prospects to acquire and to provide us with technical assistance and services. We also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil prospects to determine a method in which the oil prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil drilling equipment to drill and develop our prospects to production or to attract the interest of larger oil field companies. Although we have developed relationships with a number of third-party service providers, we cannot assure that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan, which will adversely affect our business.

Aboriginal peoples may make claims regarding the lands on which our operations are conducted.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. If any aboriginal peoples file a claim asserting aboriginal title or rights to the lands on which any of our properties are located, and if any such claim is successful, it could have a material adverse effect on our operations.

The Energy Utilities Board (“EUB”) that governs our operations in Alberta, Canada has implemented a new directive (“Directive 056”) that the Alberta Government issued in its First Nations Consultation Policy on Land Management and Resource Development on May 16, 2005. The EUB expects that all industry applicants must adhere to this policy and the consultation guidelines. These requirements and expectations apply to the licensing of all new energy developments and all modifications to existing energy developments, as covered in Directive 056. In Directive 056, the Alberta Government has developed consultation guidelines to address specific questions about how consultation for land management and resource development should occur in relation to specific activities. Prior to filing an application, the applicant must address all questions, objections, and concerns regarding the proposed development and attempt to resolve them. This includes concerns and objections raised by members of the public, industry, government representatives, First Nations, Métis, and other interested parties. If there are no outstanding concerns/objections, a confirmation of non-objection has been obtained if required. This process can cause significant delays and significant additional costs in obtaining a drilling permit for exploration and/or a production well license for both oil and gas.

If we are unable to access our properties or conduct our operations due to surface conditions, our business will be adversely affected.

Our exploitation and development of oil and gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

Essential equipment might not be available.

Oil and gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

Pipeline capacity may be inadequate.

There may be periods of time when pipeline capacity is inadequate to meet our gas transportation needs. It is often the case that as new development comes online, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines.

Our reliance on third parties for gathering and distribution could curtail future exploration and production activities.

The marketability of our production will depend on the proximity of our reserves to and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

We may not have good and marketable title to our properties.

It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, only a preliminary title investigation be done at that time and that a drilling title opinion be done prior to the initiation of drilling, neither of which can substitute for a complete title investigation. We have followed this custom and intend to continue to follow this custom in the future. Furthermore, title insurance is not available for mineral leases, and we will not obtain title insurance or other guaranty or warranty of good title. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater, and require remedial measures to be taken with respect to property designated as a contaminated site.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We periodically evaluate insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, or cease operations entirely, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Costs related to environmental compliance totaled $60,000 in 2006. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

We could be deemed to be an investment company, which would subject us to additional compliance requirements and restrict our activities.

Following the sale of Peace Oil’s undivided 30% working interest in the Red Earth Leases to North Peace, we may be deemed to be an investment company under the Investment Company Act of 1940. We intend to utilize the proceeds from such sale to continue our current and future operations. However, if we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, including restrictions on the nature of our investment and restrictions on the issuance of securities, which may make it difficult for us to effect a business combination. In addition, we may have imposed upon us burdensome requirements, including, but not limited to, (i) registration as an investment company, (ii) adoption of a specific form of corporate structure, and (iii) reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations. Compliance with such additional regulatory burdens would require additional expense we have not allotted for such purposes. Additionally, if we are deemed to be an investment company, we would be prohibited from engaging in business or issuing our securities as we have in the past and might be subject to civil and criminal penalties for noncompliance. Further, if we are deemed to be an investment company, we may be in breach of certain agreements we have previously entered into with other third parties. Any such breach may adversely affect our business.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations subsequently implemented by the SEC applicable to us, including the internal controls and reporting procedures required to be implemented for the first fiscal year ending on or after December 15, 2007. We have had previous internal control issues which may cause us difficulty in conforming to such new rules and regulations. We may need to hire additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures, for which we will incur significant legal, accounting and other expenses. If we are unable to comply with the internal controls and other requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies obtain. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

As a public entity, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve as directors or as executive officers.

The loss of key employees would materially adversely affect our ability to operate our business and implement our business plan.

Our business operations are managed by two key employees, David Perez, our Chief Executive Officer, and William Greene, our Chief Financial Officer. The loss of the services of such employees could seriously impair our business operations. We do not have key man life insurance on any of our executives. On April 22, 2006, Fred W. Kelly, our former Chief Executive Officer and the Chief Operating Officer of Signet, passed away. Mr. Kelly was a key operations executive and his death could have a continuing negative effect on Signet’s operations and relationships with its vendors. Any adverse impact on Signet’s business could have a negative impact on the value of our shares of Signet.

We are and may continue to be involved in litigation and other disputes.

Our business and operations may subject us to claims, litigation and other proceedings brought by private parties and governmental authorities. We are currently involved in a contract dispute with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), in connection with an alleged breach of contract. Our Board of Directors previously determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement, which was not accepted. Dynamo notified us that it believes that agreement is valid, and on November 15, 2006, Dynamo filed a First Amended Complaint in the Superior Court of San Diego County against us, Frederick Berndt, our former V.P. and Director and E. Jamie Schloss, our former Chief Financial Officer and Director. In early June 2007, Dynamo asked us to stipulate to the filing of a Second Amended Complaint to add fraud claims against David Perez, our Chief Executive Officer and Chairman of the Board of Directors. Dynamo has filed a motion seeking leave to file a Second Amended Compliant, which is anticipated to be heard in September 2007. Litigation can involve complex factual and legal questions and its outcome is uncertain. Although it is not possible at this early stage to predict the likely outcome of this action, an adverse result could have a material adverse effect on us. Any claim that is successfully asserted against us could result in significant damage claims and other losses. Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations, which adversely affect our financial condition, results of operations or cash flows.

In addition, the Division of Securities of the Ohio Department of Commerce notified us that securities we issued to a purchaser in the State of Ohio in one or more private placements may have been issued without an applicable exemption from Ohio’s securities laws. As a result, the purchaser of those securities may have rescission rights to unwind the corresponding sales, which represents an approximate $2,000,000 contingent liability of the Company.

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition. See also the “Legal Proceedings” section below.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business.

Our oil and gas operations are subject to the economic risks typically associated with exploration, development production activities and locating suitable acquirers of our properties, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

The oil and gas industry is highly competitive.

The oil and gas industry is highly competitive. We compete with oil and gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. In addition, we compete with other oil development firms in marketing their properties to other larger oil field operators. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Oil and gas operations involve various risks.

The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

Market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to, the continued conflicts and threat of war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and gas supply, and the environmental and access issues that could limit future drilling activities for the industry.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Changes in legislation and governmental regulations to which our business is subject are beyond our control and may adversely impact our business.

Our business is subject to various federal, state, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. Changes in regulations or shifts in political attitudes are beyond our control and may adversely impact our business. Operations may be affected in varying degrees by governmental regulations with respect to restrictions on production, price controls, export controls, income taxes and environmental legislations. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.

Our South American operations involve substantial costs and are subject to certain risks because the oil and gas industries in the countries in which we operate are less developed.

The oil and gas industry in South America is not as developed as the oil and gas industry in North America. As a result, any exploration and development activities we undertake in South America may take longer to complete and may be more expensive than similar operations in North America. The availability of technical expertise, specific equipment and supplies may be more limited than in North America. We expect that such factors will subject our international operations to economic and operating risks that may not be experienced in North American operations.

Our business is subject to local legal, political and economic factors which are beyond our control, which could impair our ability to expand our operations or operate profitably.

We expect to operate our business in Canada and Argentina, and to expand our operations into other countries in the world. Exploration and production operations in foreign countries are subject to legal, political and economic uncertainties, including terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the oil and natural gas industry, such as restrictions on production, price controls and export controls. South America has a history of political and economic instability. This instability could result in new governments or the adoption of new policies, laws or regulations that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. Any changes in oil and gas or investment regulations and policies or a shift in political attitudes in Argentina or other countries in which we intend to operate are beyond our control and may significantly hamper our ability to expand our operations or operate our business at a profit.

For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations.

Local legal and regulatory systems in which we operate may create uncertainty regarding our rights and operating activities, which may harm our ability to do business.

We are a company organized under the laws of the State of Delaware and are subject to the laws and regulations of the United States. The jurisdictions in which we intend to operate our exploration, development and production activities may have different or less developed legal systems than the United States, which may result in risks such as:

•	inability to obtain effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

•	a higher degree of discretion on the part of governmental authorities to take certain actions or fail to take action, which could adversely affect our business;

•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•	relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate may be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions may be impaired.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates owned as of August 24, 2007, in the aggregate, approximately 31.81% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

Future sales of our common stock may cause our stock price to decline.

Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or are required to be registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock’s market price to decline.

The issuance of shares upon exercise of warrants, conversion of debt or the exchange of shares may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon exercise of warrants, conversion of debt or exchange of shares may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert or exercise and sell the full amount issuable on conversion or exercise of the convertible debt and warrants.

In connection with the acquisition of Peace Oil, Cold Flow issued an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (“Exchangeable Shares”). Each Exchangeable Share is exchangeable into two shares of our common stock at any time for a period of five years from the closing of the Peace Oil acquisition. As a result, the shares are exchangeable into 17,930,780 shares of our common stock. As of August 24, 2007, there were 28,970,430 shares of our common stock outstanding. The exchange of the Exchangeable Shares for shares of our common stock would result in significant dilution to the interests of other stockholders, resulting in 46,901,210 total shares outstanding upon full exchange of the Exchangeable Shares.

Our stock price can be extremely volatile.

Our common stock is traded dually on the OTC Bulletin Board® and the Pink Sheets. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of our common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, technological innovations, additions or departures of key personnel, industry developments and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

Possibility of wide price swings and inaccurate pricing information could create a risk that stockholders will not be able to accurately assess the market value of our common stock.

While our stock trades over-the-counter and is quoted on the OTC Bulletin Board®, a relative lack of liquidity or volume and the participation of only a few significant market makers, if any, may make it more likely that wide fluctuations in the quoted price of our common stock could occur. As a result, there is a risk that stockholders will not be able to obtain accurate price quotes or be able to correctly assess the market price of our stock. Increases in the volatility could also make it more difficult to pledge the common stock as collateral, if stockholders sought to do so, because a lender might also be unable to accurately value the common stock.

We do not expect to pay dividends.

We have not paid dividends on our common stock since inception, and we do not contemplate paying dividends on our common stock in the foreseeable future in order to use all of our earnings, if any, to finance expansion of our business plans. Our amended certificate of incorporation prohibits the payment of cash dividends on our common stock in excess of $0.05 per share per year so long as any preferred stock remains outstanding, unless all accrued and unpaid dividends on such preferred stock has been set apart and there are no arrearages on the redemption of any preferred stock. Additionally, in connection with our acquisition of Peace Oil, we agreed not to declare or pay any dividends on our common stock unless Cold Flow shall simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto on the Exchangeable Shares of Cold Flow.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board®, we could be investigated by the SEC or we could incur liability to our stockholders.

Companies trading on the OTC Bulletin Board®, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board®. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board®. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Failure to remain current in our reporting obligations might also subject us to SEC investigation or private rights of action by our stockholders.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We are obligated to file additional registration statements and we have been and will be penalized if we fail to file or if we fail to maintain the registration of our shares and other securities convertible into our shares.

We are obligated, under certain registration rights agreements, to file and obtain the effectiveness of registration statements covering shares of our stock If we fail to timely file such registration statements or timely obtain and maintain the effectiveness of such registration statements for the public sale of our shares, we will be liable for liquidated damages, which may recur monthly and accrue interest if not timely paid. We have not timely filed a registration statement in connection with our November 28, 2006 private placement, for which we owe liquidated damages to the holders of shares issued in that private placement. These penalties may adversely affect our ability to raise funds in the future and have an adverse impact on our financial status. In addition, on June 28, 2007, we withdrew a registration statement on Form SB-2, and all related amendments, that we initially filed in connection with certain private placements of our shares. Such withdrawal has subject us to liquidated damages (and interest accrued on such damages) and may also subject us to fees and penalties imposed by the SEC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this prospectus. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms or the negative of such terms Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such statements address future events and conditions, including, but not limited to, a discussion of such matters as the amount and nature of future capital, development and exploration expenditures, the timing of exploration activities; business strategies and development of our business plan and drilling programs, and potential estimates as to the volume and nature of petroleum deposits that are expected to be found present when lands are developed in a project. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, volatility and level of oil and natural gas prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration drilling and operating risks, competition, litigation, environmental matters, legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate, and other circumstances affecting anticipated revenues and costs, as more fully disclosed in our discussion of risk factors in this prospectus.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that could cause such results to differ materially from those described in the forward-looking statements are set forth in connection with the forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders listed herein. We will not receive any proceeds from the sale of shares of common stock in this offering However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of warrants, to the extent that a cash, rather than a cashless, exercise is elected. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted dually on the OTC Bulletin Board® and the Pink Sheets under the trading symbol “SRGG.OB.” The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by OTC Bulletin Board®. Such quotations are taken from information provided by “Yahoo! Finance” and reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	Bid
	High	Low
Fiscal year ending December 31, 2007:
First Quarter	$0.71	$0.36
Second Quarter	$0.56	$0.28
Fiscal year ending December 31, 2006:
First Quarter	$4.15	$1.30
Second Quarter	$4.18	$1.60
Third Quarter	$2.15	$0.41
Fourth Quarter	$0.87	$0.34
Fiscal year ending December 31, 2005:
First Quarter	$4.05	$2.00
Second Quarter	$3.12	$1.00
Third Quarter	$1.85	$1.08
Fourth Quarter	$1.90	$1.22

As of August 24, 2007, there were 28,970,430 shares of our common stock outstanding and approximately 1,200 stockholders of record.

DIVIDEND POLICY

We have not paid dividends on our common stock since inception, and we do not contemplate paying dividends on our common stock in the foreseeable future in order to use all of our earnings, if any, to finance the expansion of our business. Our amended certificate of incorporation prohibits the payment of cash dividends on our common stock in excess of $0.05 per share per year so long as any preferred stock remains outstanding, unless all accrued and unpaid dividends on such preferred stock has been set apart and there are no arrearages on the redemption of any preferred stock. Additionally, in connection with our acquisition of Peace Oil, we agreed not to declare or pay any dividends on our common stock unless Cold Flow shall simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto on the exchangeable shares of Cold Flow.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information about shares of our common stock that may be issued upon exercise of options under all of our equity compensation plans as of August 24, 2007.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(1)	20,991,314	$0.78	—
Total	20,991,314	$0.78	—

(1)
We do not have any equity compensation plans, but we have entered into individual compensation arrangements with certain of our directors and executive officers providing options to purchase our common stock in exchange for services to us. See “Executive Compensation” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but cannot predict whether or to what extent any of such risks may be realized, nor can there be any assurance that we have identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to our stock. In particular, investors should refer to the section entitled, “Risk Factors” and should review the “Cautionary Statement Concerning Forward-Looking Information” above.

The following discussion and analysis should be read in conjunction with our financial statements and summary of our selected financial data in this prospectus and elsewhere, especially our quarterly reports, as they have been filed with the SEC. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our management.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.  Unless otherwise indicated, amounts stated in this discussion are in United States Dollars.

Plan of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete our post-closing obligations in connection with each of the Peace Oil acquisition and the sale of the Red Earth Leases and other Peace Oil assets to North Peace in the North Peace Transaction on June 28, 2007. From the CDN$15,000,000 in cash proceeds received in connection with the sale of the Peace Oil assets to North Peace, the entire CDN$5,600,000 of promissory notes issued in connection with the acquisition of Peace Oil were paid in full. In addition we anticipate incurring corporate overhead and public reporting costs of $2,000,000 over the next twelve months.

Product Research and Development

We do not anticipate performing research and development for any products during the next twelve months.

Disposition of Assets

On May 22, 2007, we entered into an Agreement to Vote (the “Voting Agreement”) with Signet, Andora Energy Corporation (“Andora”) and our CEO and Chairman of our Board of Directors, David Perez, in connection with the proposed business combination of Signet and Andora (the “Combination”). The parties to the Voting Agreement entered into a new Agreement to Vote on August 17, 2007 to extend the time period in which the proposed Combination can become effective (the “New Voting Agreement”).

Mr. Perez is also a member of the Board of Directors of Signet and is a stockholder of Signet. Pursuant to the New Voting Agreement, we and Mr. Perez made certain covenants, including (a) voting our respective shares of common stock of Signet in favor of the Combination, (b) voting our respective shares of common stock of Signet against extraordinary corporate transactions other than the Combination, (c) not selling our respective shares of common stock of Signet, (d) not exercising any rights of dissent or appraisal with respect to the Combination, (e) notifying Signet upon any of our respective representations and warranties in the New Voting Agreement becoming untrue or incorrect, and (f) depositing our respective shares of common stock of Signet into escrow if required in connection with the Combination.

As of August 17, 2007, we owned 11,350,000 shares of the common stock of Signet and Mr. Perez individually owned 850,000 shares of the common stock of Signet. 6,300,000 of our shares the common stock of Signet are currently held in escrow pursuant to an agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2007, any and all remaining escrowed shares will be released back to us.

Ours and Mr. Perez’s covenants under the New Voting Agreement are subject to certain conditions, including the Board of Directors of Signet obtaining a written fairness opinion indicating the Combination is fair from a financial point of view of the stockholders of Signet and the Combination being effective as set forth in the Arrangement Agreement dated August 17, 2007 among Signet, Andora Pan Orient Energy Corp., 1337686 Alberta Ltd. and Valiant Trust Company.

On August 17, 2007, in connection with the proposed Combination, we entered into a First Supplemental Trust Indenture with Signet and Valiant Trust Company (the “Supplemental Indenture”). The Supplemental Indenture supplements and amends the Trust Indenture between Signet and Valiant Trust Company (the “Indenture”) made as of December 20, 2005 providing for the issuance of up to CDN$10,000,000 of 7% Secured Convertible Debentures by Signet. The Supplemental Indenture provides the holders of the debentures issued under the Indenture the opportunity to participate in the proposed Combination and receive payment under their debentures or to continue to hold such debentures pursuant to the Indenture.

On June 25, 2007, we entered into an Agreement of Purchase and Sale (the “Peace Oil Sale Agreement”) with Peace Oil and North Peace, pursuant to which Peace Oil sold, on June 28, 2007, certain of its assets, including its 30% working interest in the Red Earth Leases, to North Peace (the “North Peace Transaction”).

In connection with the North Peace Transaction, North Peace paid Peace Oil approximately CDN$20,000,000, consisting of CDN$15,000,000 in cash and CDN$5,000,000 in common shares of North Peace at an agreed price of CDN$2.20 per share. The North Peace common shares issued in the North Peace Transaction are subject to a contractual one-year hold period. We have agreed to be a party to the Peace Oil Sale Agreement and guarantee Peace Oil’s obligations related to oil assets and operating costs in connection with the North Peace Transaction.

Acquisition or Disposition of Plant and Equipment

In addition to the Combination described above, while we anticipate significant acquisitions, we do not anticipate the sale of any significant property, plant or equipment during the next twelve months other than computer equipment and peripherals used in our day-to-day operations. Following the closing of the North Peace Transaction, we anticipate having sufficient resources available to meet these acquisition needs (see the section entitled “Liquidity and Capital Resources” for more information).

Number of Employees

From our inception through the period ended June 30, 2007, we have relied on the services of outside consultants and three (3) full time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate an employment base of seven (7) full and part time employees during the next twelve months.

As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	Use of estimates;

•	Property and equipment;

•	Full-cost ceiling test;

•	Asset retirement obligations;

•	Fair value of financial instruments; and

•	Full-cost ceiling test.

Use of Estimates

The preparation of these financial statements requires us to make estimates and judgments. We analyze our estimates, including those related to future oil and gas revenues and oil and gas properties, contingencies and litigation. We base our estimates on assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Oil and Gas Property

We follow the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and our ability to obtain funds to finance such exploration and development. We anticipate our unevaluated property costs to remain as unevaluated for no longer than two years.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Investment in unconsolidated subsidiary

Entities that we have invested in and in which we can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether we exercise significant influence with respect to such an entity depends on an evaluation of several factors, among others, representation of the entity’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the entity including voting rights associated with our holdings in common, preferred and other convertible instruments in the entity. Under the equity method of accounting, our share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss is value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the entity to sustain an earnings capacity that would justify the carrying amount of the investment.

Impairment of Long-Lived Assets

We have adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). SFAS 144 requires that long-lived assets and certain identifiable intangibles held and used by us be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. We evaluate the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell

Stock Based Compensation

On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes our previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for periods beginning in fiscal year 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). We have applied the provisions of SAB 107 in our adoption of SFAS 123(R).

We have adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our Consolidated Financial Statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

Results of Operations

For The Three Month Periods Ending June 30, 2007 And June 30, 2006:

We had no revenues in the three months ended June 30, 2007 or the three months ended June 30, 2006 other than gain on warrant revaluation during the three months ended June 30, 2006 and interest income.

Total operating expenses for the three months ended June 30, 2007 compared to the three months ended June 30, 2006 decreased by $244,000 to $1,309,000 from $1,553,000 in the prior period. Included within the $244,000 decrease is $428,000 in higher public reporting and payroll costs, $1,363 in increased depreciation expense, offset by $674,000 in non-cash option compensation as the result of fewer option grants compared to the prior period.

In July 2006, Signet increased its outstanding shares following the completion of a CDN$18,990,000 financing. As of July 6, 2006, Signet and various other investors owned 52.85% of Signet’s common stock to reduce Surge’s outstanding voting security interest to less than 50%. Based upon this reduction in ownership, we determined that we no longer have the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from our consolidated financial statements during the fiscal quarter ending September 30, 2006. Due to the change in influence on Signet’s operations, we reflected our Signet operations as an equity investment using the 27.30% equity interest effective for the three months ended June 30, 2007. As a result, equity in losses from affiliates increased by $180,000 for the three months ended June 30, 2007 from the zero in the prior period.

Gain on revalution of warrant liability was zero for the three months ended June 30, 2007 compared to $3,016,000 for the three months ended June 30, 2006. In the three months ended June 30, 2007, we adopted EITF 00-19-2 and reclassified our warrant liability to permanent equity. Warrant expense was $368,000 for the three months ended June 30, 2007 compared to zero in the prior period due to the 1,000,000 warrants issued to Peace Oil shareholders upon repaying their secured notes payable on June 28, 2007.

Net interest expense for the three months ended June 30, 2007 and the three months ended June 30, 2006 amounted to ($743,000) and $18,000, respectively. The increase in interest expense was due to the interest on the CDN$4,000,000 in Peace Oil notes, $395,000 in beneficial conversion feature related to the Gemini convertible debt as well as liquidated damages from our failure to timely file certain registration statements.

In the three months ended June 30, 2007, gain on the sale of Peace Oil to North Peace amounted to $3,099,000 compared to zero in the prior period (see Note C).

Canadian income taxes resulting from the Peace Oil sale totaled $991,000 during the three months ended June 30, 2007 compared to zero in the prior period (see Note F).

Loss from discontinued operations and loss applicable to minority interest was zero in the three months ended June 30, 2007 compared to ($1,058,000) and $580,000, respectively, in the prior period.

Foreign currency translation adjustment in the three months ended June 30, 2007 was a loss on translation of $27,000 compared with a gain of $323,000 in the three months ended June 30, 2006. Recent foreign subsidiary activity was related to Cold Flow’s minimal activity during the period.

Loss available to common stockholders increased by $1,497,000 from income of $1,003,000 for the three months ended June 30, 2006 to a loss of $494,000 for the three months ended June 30, 2007 as a result of all the factors described above.

For The Six Month Periods Ending June 30, 2007 And June 30, 2006:

We had no revenues or income for the six months ended June 30, 2007 or the six months ended June 30, 2006.

Total operating expenses for the six months ended June 30, 2007 compared to the six months ended June 30, 2006 decreased by $840,000 to $2,575,000 from $3,415,000 in the prior period. Included within the $840,000 decrease is $802,000 in higher public reporting and payroll costs, $2,154 in increased depreciation expense, offset by $1,644,000 in non-cash option compensation as the result of fewer option grants compared to the prior period.

In July 2006, Signet increased its outstanding shares following the completion of a CDN$18,990,000 financing. As of July 6, 2006, Signet and various other investors owned 52.85% of Signet’s common stock to reduce our outstanding voting security interest to less than 50%. Based upon this reduction in ownership, we determined that we no longer had the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from our consolidated financial statements during the fiscal quarter ending September 30, 2006. Due to the change in influence on Signet’s operations, we reflected our Signet operations as an equity investment using the 27.30% equity interest effective for the six months ended June 30, 2007. As a result, equity in losses from affiliates increased by $448,000 for the six months ended June 30, 2007 from the zero in the prior period.

Loss on revalution of warrant liability was zero for the six months ended June 30, 2007 compared to $650,000 in the six months ended June 30, 2006. In the six months ended June 30, 2007, we adopted EITF 00-19-2 and reclassified our warrant liability to permanent equity. Warrant expense was $368,000 for the six months ended June 30, 2007 compared to zero in the prior period due to the 1,000,000 warrants issued to Peace Oil shareholders upon repaying their secured notes payable on June 28, 2007.

Net interest expense for the six months ended June 30, 2007 and the six months ended June 30, 2006 amounted to ($762,000) and $25,000, respectively. The increase in interest expense was due to the interest on the CDN$4,000,000 in Peace Oil notes, $395,000 in beneficial conversion feature related to the Gemini convertible debt as well as liquidated damages from our failure to timely file certain registration statements.

In the six months ended June 30, 2007, gain on the sale of Peace Oil to North Peace amounted to $3,099,000 compared to zero in the prior period (see Note C).

Canadian income taxes resulting from the Peace Oil sale totaled $991,000 during the six months ended June 30, 2007 compared to zero in the prior period (see Note F).

Loss from discontinued operations and loss applicable to minority interest was zero in the six months ended June 30, 2007 compared to ($2,026,000) and $1,119,000, respectively, in the prior period.

Foreign currency translation adjustment in the six months ended June 30, 2007 was a loss on translation of $41,000 compared with a gain of $338,000 for the six months ended June 30, 2006. Recent foreign subsidiary activity was related to Cold Flow subsidiary’s minimal activity during the period.

Loss available to common stockholders decreased by $2,902,000 from $4,947,000 in the six months ended June 30, 2006 to $2,046,000 in the six months ended June 30, 2007 as a result of all the factors described above.

Liquidity and Capital Resources

Current Position

As of June 30, 2007, we had a surplus in working capital of $5,667,000. For the six months ended June 30, 2007, we had a net cash flow deficit from operating activities of $1,619,000, consisting primarily of year to date losses of $2,046,000 from operations, gain from the disposition of Peace Oil of $2,107,000 less non-cash adjustments of $1,680,000.

For the six months ended June 30, 2007, cash flow provided by investing activities from continuing operations was $13,058,000 due primarily to the net gain on Peace Oil sale to North Peace, net of taxes and beneficial conversion feature related to the Gemini convertible debt.

For the six months ended June 30, 2007, cash flow from financing activities was ($4,375,000) due primarily to Peace Oil note repayments.

By adjusting our operations and development to the level of capitalization, management believes we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or hereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

The independent auditor's report on our December 31, 2006 financial statements included in our Annual Report for the year ended December 31, 2006 states that our recurring losses raise substantial doubts about our ability to continue as a going concern. As described in Note C, in connection with the North Peace Transaction, Peace Oil sold its undivided 30% working interest in the Red Earth Leases and other assets to North Peace for approximately CDN$20,000,000, consisting of CDN$15,000,000 in cash and CDN$5,000,000 in North Peace equity. As a result of the North Peace Transaction, on June 28, 2007, Cold Flow fully paid all of the promissory notes due in connection with the Peace Oil acquisition.

In connection with our private sales of common stock, we issued shares of stock to Mr. Mark Fritz, a purchaser in the State of Ohio. The Division of Securities of the Ohio Department of Commerce has notified us that such sales may have been completed without a viable exemption from Ohio’s securities laws. As a result, the purchaser of the shares may have rescission rights to unwind the sale of such shares, which is an approximately $2,000,000 contingent liability of the Company. (See “Legal Proceedings”).

For the Twelve Months Ended December 31, 2006 Compared with the Twelve Months Ended December 31, 2005:

The Company had no revenues in the twelve months ended December 31, 2006 and December 31, 2005.

Total operating expenses as well as loss from operations for the twelve months ended December 31, 2006 compared to the twelve months ended December 31, 2005 increased by $5,044,000 to $14,452,000 from $9,408,000 in the prior period. Included within the $5,044,000 increase is $2,484,000 of employee compensation costs, $959,000 in SG&A expenses, $298,000 in increased depreciation and amortization expense, and $6,271,000 of impairment in investment. The increase in non-cash compensation cost of $555,000 in 2006 consisted of vested stock options related to employee compensation agreements. Included in the $959,000 SG&A increase was $727,000 in higher legal, audit and financing fees related to financing and registration activities, $290,000 related to increased employee headcount and compensation, offset by $57,000 in other lower costs primarily to reduced commissions on finders fees. Depreciation and amortization increased $298,000 due to higher deferred financing amortization in 2006. The $6,271,000 impairment increase in 2006 resulted from the lack of cold flow production potential as well as unearned working interests.

As described above, in July 2006, we deconsolidated Signet from our consolidated financial statements during the fiscal quarter ending September 30, 2006. As a result, equity in losses from affiliates increased by $1,043,000 to $1,043,000 for the twelve months ended December 31, 2006 from zero in the prior period.

Net interest income (expense) for the twelve months ended December 31, 2006 and 2005 amounted to ($1,048,000) and ($1,954,000) respectively. The decrease in interest expense was due to the non-reoccurring 2005 beneficial conversion feature notes payable and warrant expense.

Loss available to common stockholders increased by $7,195,000 from a loss of $8,731,000 in 2005 to $15,926,000 in 2006 as a result of all the factors described above.

Liquidity and Capital Resources

For the Twelve Months Ended December 31, 2006 Compared with the Twelve Months Ended December 31, 2005:

As of December 31, 2006, we had a surplus in working capital of $950,000. For the year ended December 31, 2006, we had a net cash flow deficit from operating activities of $3,023,000, consisting primarily of year to date losses of $15,926,000 from continuing operations, $1,119,000 of minority interest, adjusted by other non-cash charges of $1,043,000 in share of affiliate loss from Signet, $4,779,000 in employee compensation expense arising from stock options issued to employees and directors, $502,000 of loss on revaluation of warrant liability, $372,000 in depreciation and amortization, $818,000 in debt discount from Signet’s financing, $6,296,000 in Signet equity interest impairment expenses and $211,000 in net increases and decreases in assets and liabilities primarily due to $291,000 decrease in other receivables.

For the year ended December 31, 2006, our cash flow used in investing activities from continuing operations was $1,528,000 due to $73,000 in fixed asset additions, $10,000 in deposits and $1,445,000 in oil property investment consisting of $133,000 in investment in Peace Oil and $1,311,000 in Signet.

For the year ended December 31, 2006, our cash flow from financing activities were $3,250,000. During the year ended December 31, 2006, we received $3,150,000 from stock subscription proceeds and $100,000 in option exercise proceeds.

On March 14, 2006, we completed a private placement of 1,200,000 shares of our common stock at $1.50 per share, which resulted in gross proceeds of $1,800,000. Warrants to purchase an additional 1,200,000 shares at $2.00 per share with a five-year term were issued at the same time. There were no commissions payable for the issuance of these shares. The warrants include piggy-back registration rights.

On November 28, 2006, we issued an aggregate of 3,000,000 shares of common stock to third party investors in exchange for net proceeds of $1,350,000. In connection with this private placement, we issued to the investors an aggregate of 6,000,000 warrants that are subject to registration rights and penalties if the registration due to the registration not being filed and effective by March 28, 2007. We paid Granite Financial Group, LLC commissions totaling $135,000 in connection with the issuance of these shares and warrants. We filed a registration statement on Form SB-2 for these securities on December 20, 2006, within the required filing deadline of December 28, 2006. We were unable to obtain an effective registration statement as of March 28, 2007. Subsequently, on April 19, 2007, the investors agreed, pursuant to an Exchange, Purchase and Amendment Agreement with Gemini (the “Exchange Agreement”) to extend the time for filing of the registration statement until 30 days from the date of the Exchange Agreement and the time for the effectiveness of the registration statement from March 28, 2007 to 120 days from the Exchange Agreement date (see Note K - Subsequent Events). We had not filed a registration statement until the date of this filing and, as a result, we have incurred monthly liquidated damages, equal to 2% of such net proceeds described above, which have been assessed on a monthly basis and accrued interest as a result of not being timely paid. In addition, on June 28, 2007, we withdrew the registration statement on Form SB-2 filed on December 20, 2006 which has subject us to additional damages and penalties.

The independent auditor's report on our December 31, 2006 financial statements included herein states that our recurring losses raise substantial doubts about our ability to continue as a going concern. Through the North Peace Transaction and by adjusting our operations and development to the level of capitalization, management believes we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or hereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

Going Concern

Our ability to continue as a going concern has been dependent upon obtaining the necessary financing to enable Cold Flow to meet its obligations under the promissory notes issued in connection with the acquisition of Peace Oil and to acquire oil interests and generate profitable operations from our oil interests in the future.

As described above, in connection with the North Peace Transaction, Peace Oil sold its undivided 30% working interest in the Red Earth Leases and other assets to North Peace for approximately CDN$20,000,000, consisting of CDN$15,000,000 in cash and CDN$5,000,000 in North Peace equity. As a result of the North Peace Transaction, on June 28, 2007, Cold Flow fully paid all of the promissory notes due in connection with the Peace Oil acquisition.

Our financial statements as at and for the period ended June 30, 2007 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We incurred a net loss of $493,588 for the three months ended June 30, 2007 and $2,045,727 for the six months ended June 30, 2007. At June 30, 2007, we had an accumulated deficit of $26,703,028. We expect to incur substantial expenditures to further our capital investment programs and our cash flow from operating activities and current cash balances may not be sufficient to satisfy our current obligations and meet our capital investment objectives.

In connection with our private sales of common stock, we issued shares of stock to Mr. Mark Fritz, a purchaser in the State of Ohio. The Division of Securities of the Ohio Department of Commerce has notified us that such sales may have been completed without a viable exemption from Ohio’s securities laws. As a result, the purchaser of the shares may have rescission rights to unwind the sale of such shares, which is an approximately $2,000,000 contingent liability of the Company. On August 20, 2007, we received a letter from Mr. Fritz's counsel requesting payment of liquidated damages for our failure to timely have an effective registration statement on file with the SEC covering certain of Mr. Fritz's shares and offering to waive such damages in connection with a redemption of Mr. Fritz's shares. See “Legal Proceedings” below.

Inflation

We believe that inflation has not had a material effect on our operations.

Off Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

Recent Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”), which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. We are required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. We do not expect the adoption of this Interpretation to have a material impact on our consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement was issued. We do not expect the adoption of SFAS 154 to have a material impact on our consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”), which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect our adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“Statement 156”). Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. We do not expect our adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN 48 will be effective for fiscal years beginning after December 15, 2006. We do not expect its adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on our financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to stockholders' equity. Previously unrecognized assets and liabilities are recorded as a component of stockholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. We do not expect its adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. We have not yet determined the impact that the adoption of FSP 00-19-2 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on our financial condition or results of operations.

ABOUT THE OFFERING

We are registering for resale up to 14,249,730 shares of our common stock, including up to (i) 3,729,730 shares issuable upon the exchange of convertible debt and (ii) 8,400,000 shares issuable upon the exercise of warrants. The convertible debt and the warrants were issued in connection with certain private placements. In connection with those private placements, we agreed to file a registration statement covering the shares of common stock and the shares of common stock issuable upon the conversion of the debt and the exercise of the warrants.

SELLING STOCKHOLDERS

The following table lists the selling stockholders and whether the shares being registered for resale are for shares of our common stock or shares of our common stock issuable upon the exercise of the warrant, assuming that the warrant is fully exercised for cash and not in a cashless exercise. We prepared this table based upon information supplied to us by the selling stockholders named in the table, and we have not sought to verify such information. The selling stockholders may sell all, none or some of their shares of our common stock in this offering. Other than as noted below, the selling stockholders have not had any material relationship with us within the past three years.  We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares that may be resold.

		Shares to be Offered
	Shares Beneficially Owned Prior to Offering	Common Stock	Convertible Debt/Notes	Warrants	Totals	Shares Beneficially Owned After Offering	Percentage (%)
Happy Hollow, Ltd.(1)	300,000	150,000	-	150,000	300,000	-	-
Amy S. Bernstein Trust(2)	200,000	-	-	200,000	200,000	-	-
Ori L. Zemer Trust(3)	200,000	100,000	-	100,000	200,000	-	-
Tal Zemer Trust(4)	200,000	100,000	-	100,000	200,000	-	-
Mario Nargi	80,000	40,000	-	40,000	80,000	-	-
Kashay Defined Benefit Pension Plan(5)	80,000	-	-	80,000	80,000	-	-
Victor Mellul	820,000	360,000	-	360,000	720,000	100,000	0.35%
Howard Miller	80,000	40,000	-	40,000	80,000	-	-
Rafi Tal	80,000	40,000	-	40,000	80,000	-	-
Irving Plaksen TTEE of the Revocable Trust(6)	100,000	50,000	-	50,000	100,000	-	-
Jack Kozuch	40,000	20,000	-	20,000	40,000	-	-
Jeffrey Tadder	40,000	20,000	-	20,000	40,000	-	-
Gemini Master Fund, Ltd.(7)	3,215,360		3,729,730	4,800,000	8,529,730		-
Mark C. Fritz (8)	5,487,500	1,200,000	-	2,400,000	3,600,000	2,487,500	8.59%
Totals	10,992,860	2,120,000	3,729,730	8,400,000	14,249,730	2,587,500	8.93%

1.	As of December 15, 2006, Happy Hollow, Ltd. holds 150,000 shares of record. The person who has voting and investment control for the selling stockholder is April Panton.
2.	The person who has voting and investment control for the selling stockholder is Amy S. Bernstein.
3.	The person who has voting and investment control for the selling stockholder is Ori L. Zemer.
4.	The person who has voting and investment control for the selling stockholder is Tal Zemer.
5.	The person who has voting and investment control for the selling stockholder is Samuel Karp.
6.	The person who has voting and investment control for the selling stockholder is Irving Plaksen.
7.
Subject to the Ownership Limitation (defined below), Gemini Master Fund, Ltd. (“Gemini”) owns a total of 7,108,108 shares of our common stock, including (i) 3,108,108 shares of our common stock into which a Convertible Note held by Geminit due May 1, 2008, with an outstanding principal balance of $1,150,000, is convertible (“Convertible Note”), which Convertible Note was issued to Gemini on or about April 17, 2007, (ii) 2,000,000 shares of our common stock issuable upon exercise of a warrant issued to Gemini on or about November 28, 2006, with an exercise price per share of $0.60 and expiring November 28, 2011 (“Purchase Warrant”), and (ii) 2,000,000 shares of our common stock issuable upon exercise of a warrant issued to Gemini on or about November 28, 2006, with an exercise price per share of $0.50 and expiring 45 days after a registration statement registering the shares of our common stock issuable upon exercise of such warrant is declared effective by the SEC (“Additional Warrant”). Because the number of shares of our common stock into which Gemini’s Convertible Note, Purchase Warrant and Additional Warrant are convertible and exercisable is limited, pursuant to the terms of such instruments, to that number of shares of our common stock which would result in Gemini having beneficial ownership of 9.99% of the total issued and outstanding shares of our common stock (the “Ownership Limitation”), Gemini disclaims beneficial ownership of any and all shares of our common stock that would cause its beneficial ownership to exceed the Ownership Limitation. Therefore, in accordance with the Ownership Limitation, based upon 28,970,430 shares of common stock outstanding as of August 24, 2007, Gemini beneficially owns 3,215,360 shares of our common stock and disclaims beneficial ownership of 3,892,748 shares of our common stock. Under our Registration Rights Agreement with Gemini, we are obligated to register 120% of Gemini’s registrable securities, which correspond to 8,529,730 shares of common stock underlying such Convertible Note and warrants. The Investment Manager of Gemini is Gemini Strategies, LLC. Gemini Strategies, LLC is the investment manager of Gemini Master Fund, Ltd., and Steven Winters is the sole managing member of Gemini Strategies, LLC. Each of Gemini Strategies, LLC and Steven Winters expressly disclaims any equitable or beneficial ownership of such securities.

8.
Includes 1,000,000 shares and 2,000,000 warrants, which are currently subject to a repurchase agreement with Granite Financial Group dated April 24, 2007. Under our Registration Rights Agreement with Mr. Fritz, we are obligated to register 120% of Mr. Fritz’s registrable securities, which correspond to 1,200,000 shares of common stock underlying the convertible note and 2,400,000 shares of common stock underlying the warrants.

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days The actual number of shares of common stock outstanding may increase prior to the effectiveness of this registration statement due to penalty shares which may be issued. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker dealer.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of this registration statement;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF BUSINESS

General Overview

We are a Delaware corporation dually traded on the OTC Bulletin Board® and the Pink Sheets under the symbol SRGG.OB. Our principal executive offices are located at 12220 El Camino Real, Suite 410, San Diego, CA 92130. Our telephone number is (858) 704-5010. Our fax number is (858) 704-5011. We maintain a website at www.SurgeGlobalEnergy.com.

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We intend to develop oil and gas properties and explore for oil and gas on a worldwide basis, focusing mainly in Canada, Argentina and the United States. We seek oil field development prior to production status as our quickest way to establish and increase stockholder value.  Production is now a secondary strategy.

Our strategic objective is to aggregate and exploit barrels in Canadian Oil Sands (net equity and working interest) of net recoverable oil in large size properties in the Peace River and Athabasca regions of Alberta, Canada. Our strategic initiative is to pursue low-risk high-return projects over the next three years to execute our business strategy in four-steps that include:

1.	Initial land/lease acquisition of oil properties. Over the next 3 years we plan to acquire sufficient land sales to increase oil in place to 10 billion gross barrels or 1 billion net barrels.

2.	Resource validation of acquired properties through stratigraphic (“strat”) well drilling and seismic studies to confirm reservoir thickness and quality and the character of the oil.

3.
Converting the certified resources into probable reserves by casing and testing strat wells on each property along with limited drilling of horizontal wells to conduct pilot tests to determine well productivity.

4.
Converting a sufficient number of the probable reserves into proven reserves to comprehensively prove commercial viability. Modeling comprehensive reservoir/production from the data acquired to this point will be tested against various existing heavy oil technology alternatives and successful current production projects for resale of the property to a larger oil field operator, and secondarily, to determine the optimum development plan for the projects.

Using the 2006 Shell Oil buyout model of Blackrock and other concrete market transactions to support each of our four steps, we are seeking to maximize stockholder value while accelerating the valuation timeline and limiting risk. We also are seeking to achieve proven reserve status and present our properties for sale to larger oil companies within three years. However, full production status has involved and will continue to involve significant infrastructure and environmental study costs and expenses which could delay stockholder return on investment for years. There can be no assurance we will be successful in executing this strategy.

Change in Corporate Name

On October 13, 2004, our name was changed from The Havana Group, Inc. to Surge Global Energy, Inc. and the symbol was changed to SRGG.OB.

Corporate History

We were incorporated as The Havana Group, Inc. on November 25, 1997 under the laws of the state of Delaware. Our initial business was the sale of pipes and tobacco products and we completed our initial public offering in May 1998.

In July 2002, we acquired 100% of the common stock of Bible Resources, Inc. (“Bible”) in exchange for 10,900,000 shares of our restricted common stock. Bible, at the time, was a newly formed Nevada corporation organized for the purpose of exploring, developing and/or investing in oil and gas resources on a worldwide basis. Bible no longer has any operations or assets.

As of December 31, 2003, our pipe and tobacco inventory was liquidated and the tangible and intangible assets related to that business were sold off In December 2004, we completed the restructuring of our balance sheet and the cancellation of our outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and indebtedness related to the discontinued tobacco and pipe business.

In February 2005, we formed a wholly owned Canadian subsidiary Surge Global Energy (Canada) Ltd. On November 15, 2005, we changed its name to Signet Energy, Inc. On November 14, 2005, Signet issued CDN$8,550,000 of 7% convertible debentures. As a result of the initial financing and related transactions, our ownership interest in Signet was initially reduced to approximately 47.3%. Subsequent financings reduced our ownership percentage to approximately 44.3% of Signet on an undiluted basis and approximately 27.3% on a fully diluted basis if all convertible notes issued in connection with prior financings are converted into shares of Signet and all employee stock options are exercised. Based upon this reduction in ownership, we have determined that we no longer have the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from our consolidated financial statements during the fiscal quarter ended September 30, 2006. Due to the change in influence on Signet’s operations, we reflected our Signet operations as an equity investment effective during the fiscal quarter ended September 30, 2007.

As described above, on May 22, 2007, we entered into the Voting Agreement with Signet, Andora and David Perez, in connection with the proposed Combination and on August 17, 2007, we entered into the New Voting Agreement with the same parties. As of August 17, 2007, we owned 11,350,000 shares of the common stock of Signet and Mr. Perez individually owned 850,000 shares of the common stock of Signet. 6,300,000 of our shares of the common stock of Signet are currently held in escrow pursuant to an agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2007, any and all remaining escrowed shares will be released back to us. Ours and Mr. Perez’s covenants under the New Voting Agreement are subject to certain conditions, including the Board of Directors of Signet obtaining a written fairness opinion indicating the Combination is fair from a financial point of view of the stockholders of Signet and the Combination being effective as set forth in an Arrangement Agreement dated August 17, 2007 between Signet and Andora.

Also, as described above, August 17, 2007, in connection with the proposed Combination, we also entered into the Supplemental Indenture with Signet and Valiant Trust Company. The Supplemental Indenture supplements and amends the Indenture providing for the issuance of up to CDN$10,000,000 of 7% Secured Convertible Debentures by Signet. The Supplemental Indenture provides the holders of the debentures issued under the Indenture the opportunity to participate in the proposed Combination and receive payment under their debentures or to continue to hold such debentures pursuant to the Indenture.

On June 28, 2007, Peace Oil sold its interests in the Red Earth Leases and certain other assets to North Peace. The aggregate consideration for the North Peace Transaction was approximately CDN$20,000,000, consisting of CDN$15,000,000 in cash and CDN$5,000,000 in common shares of North Peace at an agreed price of CDN$2.20 per share. We intend to utilize the proceeds from such sale to continue our current and future operations in the oil and gas business.

We had previously purchased, through Cold Flow, all of the issued and outstanding capital stock of Peace Oil in March 2007. Cold Flow is owned entirely by 1294697 Alberta Ltd. (an entity we formed January 18, 2007, to consummate the acquisition of Peace Oil at the advice of Canadian tax counsel), which in turn, is owned entirely by us. Cold Flow purchased the capital stock of Peace Oil for a total purchase price of CDN$16,350,000, consisting of CDN$6,350,000 payable in cash and promissory notes and CDN$10,000,000 payable by the delivery of an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow. In connection with the acquisition, Cold Flow also loaned Peace Oil CDN$270,000 to pay outstanding shareholder loans and legal fees incurred with in connection with the closing. Each Cold Flow exchangeable share is exchangeable into two shares of our common stock at any time for a period of five years from the closing of the acquisition. As a result of the acquisition, Peace Oil became a wholly owned subsidiary of Cold Flow.

In connection with the Peace Oil acquisition, we also issued to 1304146 Alberta Ltd., a company formed by the former stockholders of Peace Oil, a warrant to purchase up to 1,000,000 shares, in the aggregate, of our common stock at an exercise price of $1.00 per share. The warrant is exercisable in cash or by net issue exercise and has a term of three years from the date of issuance. Other than holding 100% of the capital stock of Peace Oil, Cold Flow currently has minimal assets and liabilities and incurred $19,308 of office related expenses in the six months ended June 30, 2007.

Business Operations

Sawn Lake Project, Alberta, Canada

As described above, on August 17, 2007, we entered into the New Voting Agreement with Signet, Andora and David Perez, in connection with the proposed Combination. In the event the Combination is consummated, it is anticipated we will hold a 4.96% fully diluted interest in Andora.

Signet is currently the working interest partner of the Sawn Lake Oil Sands Development in Alberta, Canada, pursuant to a farmout agreement we entered into in February 2005 (the “Farmout Agreement”), with Deep Well Oil & Gas Inc. (“Deep Well”) and Northern Alberta Oil Ltd. (“Northern Alberta”), which was subsequently assigned to Signet in connection with the financing Signet completed in November 2005. The Sawn Lake Oil Sands Development has been estimated by two third-party petroleum-engineering firms to contain a total of 820,000,000 to 1,200,000,000 barrels of oil resource in place, of which 10-13% is estimated to be recoverable. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada. Signet has a right to earn a 40% working interest in six sections after drilling a total of three wells.

In September 2005, we were issued a permit by the Alberta Energy Utilities Board (“AEUB”) for a test well and on September 25, 2005 we spudded our first well, the 1-36 Well, at Sawn Lake, Alberta, Canada which perfected our interest in the Farmout Agreement with Deep Well and Northern Alberta. In October 2005, the AEUB granted Signet an amendment to the original test well permit at Sawn Lake, Alberta, Canada, to proceed with the drilling of a horizontal production well at Sawn Lake.

We assigned the Farmout Agreement to Signet in connection with the financing Signet completed in November 2005.

In April 2006, the AEUB issued Signet a permit to drill a second well at Sawn Lake. The 1-36 well was the first of a ten well delineation drilling program at the Sawn Lake property pursuant to which Signet will earn-in up to 69.5 contiguous sections covering 44,480 acres under the Farmout Agreement. To date, Signet has earned 6.0 sections, by drilling and completing the first well on a total of 3,450 acres. On November 15, 2005 we entered into a Farmout Amending Agreement whereby Signet is required to drill the second (option well) by September 25, 2007 and 8 additional wells prior to February 25, 2008 in order to perfect its interests in the entire 69.5 sections.

On July 17, 2006, Signet announced that the Government of Alberta had issued the required licenses to drill the next three vertical and horizontal wells in the Bluesky Formation of the Sawn Lake area.

In October 2006, Signet completed the drilling of two option wells (Well #2 and Well #3) and announced the production test results of these wells on October 12, 2006.

Under the Farmout Agreement, notice to Deep Well of Signet’s intent to drill the next option well was due on December 16, 2006.  At that time, Signet had chosen not to elect to drill additional option wells to earn additional sections pursuant to the amended Farmout Agreement with Deep Well.  Based on the lack of cold flow from the Sawn Lake oil sands resource, Signet had sought an amendment to the Farmout Agreement to drill vertical delineation wells to evaluate the resource potential rather than production test the resource.  These alternative types of wells are the common approach to delineating and defining the production potential of an oil sands resource of the nature of that located at Sawn Lake.  Deep Well has declined to amend the Farmout Agreement. Accordingly, pursuant to the terms of the Farmout Agreement with Deep Well, the right to elect to drill option wells and earn additional interest in the Sawn Lake property has concluded.

The two completed option wells increased Signet’s 40% ownership interest by 12 sections to a total of 18 sections or 11,520 acres.  Our net equity interest of 27.3% applied to the 11,520 acres represents 3,145 effective acres. However, in December 2006, Deep Well notified Signet that it was questioning Signet’s earnings on the additional 12 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.   Signet’s view is that it has earned the 12 sections pursuant to the terms of the Farmout Agreement.  Signet is considering its options to resolve this matter.

As a result of these factors, management recorded an impairment charge of $6,296,016. For the year ended December 31, 2006, we charged operations for $1,043,085 representing our 27.3% share of Signet's loss. Both the impairment charge and share of Signet’s loss were reflected as a reduction to the Signet investment. The net investment in Signet at December 31, 2006 was $4,597,217 representing our 27.3% share of Signet’s December 31, 2006 net equity.

Red Earth Area, Alberta Canada

As described above, on June 28, 2007, Peace Oil sold its interests in the Red Earth Leases and certain other assets to North Peace. As a result of this transaction, Peace Oil holds a 4.87% fully diluted interest in North Peace.

North Peace now holds a 100% working interest in the Red Earth Leases, which are located in 135 square miles or 86,400 acres (net 40.5 sections or 25,920 acres) of oil sands leases in the Red Earth area of Alberta, Canada, consisting of four major contiguous blocks located in close proximity to existing services and infrastructure. The Red Earth Leases have 15 year renewable terms with the government of Alberta, Canada.

In connection with the acquisition, Peace Oil granted to 1304146 Alberta Ltd., an affiliate of certain selling stockholders, a non-convertible absolutely gross overriding royalty in the land covered by the Red Earth Leases to secure the payment of promissory notes delivered as partial payment for Peace Oil. As a result the North Peace Transaction, Cold Flow paid, in full, all of the outstanding promissory notes due in connection with the acquisition of Peace Oil and the gross overriding royalty was terminated upon repayment of those notes.

Santa Rosa Dome Project, Mendoza Province, Argentina

We hold a 17.52% working interest in the Santa Rosa Dome project in the Mendoza province of Argentina (the “Santa Rosa Project”). We, along with our joint operating partners, Oromin Explorations Ltd. (“Oromin”) and Ottoman Energy Ltd. (“Ottoman”), anticipate the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. The Santa Rosa Project is a 7,694 square kilometer exploration block located in the eastern part of the prolific Cuyana Basin in Argentina’s Mendoza Province. The Cuyana Basin has already produced approximately 970,000,000 barrels of oil from fields located in the western half of the basin. The eastern part of the basin is under-explored due to the presumed absence of structures capable of trapping significant hydrocarbons. The Santa Rosa Project, however, contains a domal structure of over 220 square kilometers that may lie on a likely hydrocarbon migration fairway. The dome has not yet been tested by drilling. Seismic work carried out by Oromin indicates the likely presence of reservoir quality rocks over the structure with a regional seal covering the entire area. The exploration work comprises some further seismic modeling and the drilling of two or three wells on or near the crest of the dome. Oromin and Ottoman anticipate that the drilling program will take place towards the end of 2007, depending on the timing of the final award of the Santa Rosa Project and on rig availability. Oromin currently owns 82.48% of the Santa Rosa Project and we hold a 17.52% working interest in the Santa Rosa Project.

In November 2005, Ottoman agreed to acquire a 32.48% working interest in the Santa Rosa Project from Oromin whereby Ottoman will spend $1,400,000 on exploration to fully earn their working interest in the project. Thereafter, Ottoman can acquire an additional 8.76% interest from Oromin to increase its interest to 41.24% (the equivalent of Oromin’s interest) by incurring a further expenditure of $897,381.

If we make all capital contributions to the Santa Rosa Property, we would be obligated to make additional payments over a twelve month period, payable monthly, of $297,381 in an initial cash call to preserve our interest in the Santa Rosa Project, and $190,617 in a secondary cash call to fund expected Santa Rosa Project exploration costs. In view of the delays in drilling this well, we wrote off our capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005.

Recent Developments

Effective on October 11, 2006, Stephen Sharpe resigned from our Board of Directors and on the same day Thomas A. Page, Richard Collato, and John Stiska were appointed to our Board of Directors. On March 26, 2007, Daniel Schreiber resigned from our Board of Directors and on the same day Robert B. Fields was appointed to our Board of Directors. On July 24, 2007, Dr. Kenneth Druck resigned from our Board of Directors. Our committee chairs and members are as follows:

Committees
Board Member:	Audit	Compensation	Nominating and Governance

John Stiska	Chair	Member	-
Thomas Page	Member	Chair	-
Richard Collato	-	Member	Chair
Robert B. Fields	-	-	Member

On October 23, 2006, our Board of Directors approved and adopted the Amended and Restated Bylaws of Surge Global Energy, Inc. The Amended and Restated Bylaws include, among other things, revisions that: (i) update our Bylaws to conform to the provisions of the Delaware General Corporation Law, including the giving of notice by means of electronic transmission and the holding of meetings by means of remote communication; (ii) update the descriptions, manner of appointment and related corporate indemnification obligations for various categories of officers; (iii) provide that special meetings of the stockholders may be called only by our Chairman of the Board, our President, or our Board of Directors; and (iv) make other technical changes to more closely conform our Bylaws to the language of the Delaware General Corporation Law.

On November 2, 2006, Dynamo filed the complaint for compensation claims related to overriding royalty claims for projects in North America. See “Legal Proceedings.”

On March 2, 2007, Cold Flow completed its acquisition of Peace Oil. Cold Flow is owned entirely by 1294697 Alberta Ltd. (an entity we formed to consummate the acquisition of Peace Oil at the advice of our Canadian tax counsel), which, in turn, is owned entirely by us. Cold Flow purchased all of the issued and outstanding capital stock of Peace Oil for a total purchase price of CDN$16,350,000, which consisted of CDN$6,350,000 payable in cash and promissory notes and as aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (“Exchangeable Shares”).  Each Cold Flow Exchangeable Share is exchangeable into two shares of our common stock at any time for a period of five years from the closing of the acquisition. As a result of the acquisition, Peace Oil became a wholly owned subsidiary of Cold Flow.

On June 28, Peace Oil sold its interests in the Red Earth Leases and certain other assets to North Peace. See “Management’s Discussion and Analysis and Plan of Operation - Plan of Operation - Disposition of Assets.”

On November 28, 2006, we entered into a Securities Purchase Agreements (the “Securities Purchase Agreements”) with each of Gemini Master Fund, Ltd. (“Gemini”) and Mark C. Fritz, pursuant to which we sold 2,000,000 shares of our common stock at a purchase price of $0.45 per share to Gemini and 1,000,000 shares of our common stock at a purchase price of $0.45 per share to Mr. Fritz. Pursuant to the Securities Purchase Agreements, we also issued to Gemini a warrant to purchase 2,000,000 shares, and to Mr. Fritz a warrant to purchase 1,000,000 shares, of our common stock at an exercise price of $0.60 per share and with a term of five years, and a warrant to purchase 2,000,000 shares of our common stock to Gemini, and a warrant to purchase 1,000,000 shares to Mr. Fritz, at an exercise price of $0.50 per share with a term of six months which is 45 days after the effective registration statement. Concurrently, we also entered into Registration Rights Agreements with each of Gemini and Mr. Fritz (the “Registration Rights Agreements”) pursuant to which we agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants issued under the Securities Purchase Agreements within 30 days of the Registration Rights Agreements and to cause such registration statement to be declared effective by the SEC within 120 days of the date of the Registration Rights Agreements.

Effective as of April 19, 2007, we entered into the Exchange Agreement with Gemini. The Exchange Agreement amends the filing date of the registration statement required under Gemini’s Registration Rights Agreement to the 30th calendar day after the date of the Exchange Agreement and the required effectiveness date to the 120th calendar day following the date of the Exchange Agreement. The Exchange Agreement also provides a waiver by Gemini of any liquidated damages due under its Registration Rights Agreement prior to the execution of the Exchange Agreement while all registration rights related to the Exchange Agreement remain in place The Exchange Agreement provides for the sale and issuance by us of a Convertible Note at 0% interest in the principal amount of $1,150,000 (the “Convertible Note”) to Gemini in consideration for the waiver of the liquidated damages and the surrender to us of all the shares issued to Gemini pursuant to its Securities Purchase Agreement. The principal amount of the Convertible Note issued to Gemini also includes an additional $250,000 of cash consideration paid to us from Gemini. Our obligations under Gemini’s Registration Rights Agreement now cover the shares underlying the Convertible Note and the shares underlying the warrants issued under Gemini’s Securities Purchase Agreement, but no longer include the surrendered shares in connection with the Exchange Agreement. As a result of the Exchange Agreement, Gemini retains all previously issued warrants. We did not enter into a similar agreement with Mr. Fritz and the securities purchased by Mr. Fritz in this private placement.

The Convertible Note has a maturity date of May 1, 2008. The holder has the right to convert, at any time in the holder’s discretion, all or any part of the outstanding and unpaid principal amount of the Convertible Note into shares of our common stock at a conversion price of $0.37 per share, subject to anti-dilution adjustment if we issue securities for a consideration per share less than the conversion price on the date of such issuance or sale. In the event of a default or a change in control, the holder has the right to have all or any portion of the unpaid principal amount, plus any accrued and unpaid interest, redeemed by us at a redemption price equal to 120% of the unpaid principal amount of the Convertible Note being redeemed plus all accrued and unpaid interest (the “Redemption Price”). Upon satisfaction of certain equity conditions, we have the right to redeem all but not less than all of the unpaid principal amount of the Convertible Note at the Redemption Price.

Pursuant to the Exchange Agreement, we were obligated to register such shares and warrants from the initial November 28, 2006 financing by filing a registration statement by May 18, 2007. Until the date of this filing, we had not filed a registration statement and, as a result, we have incurred liquidated damages equal to 2% of such net proceeds as described above, which has been assessed on a monthly basis and accrues interest if not timely paid.

In addition, we were unable to file and obtain an effective registration statement as of March 28, 2007 with regard to the shares issued to Mr. Fritz. Until the date of this filing, we had not filed a registration statement with regard to such shares and, as a result, we incurred liquidated damages, equal to 2% of such net proceeds described above, which has been assessed on a monthly basis and have accrued interest due to not being timely paid.

We received notification from the Division of Securities of the Ohio Department of Commerce that the sale of shares to Mr. Fritz in this offering may not be exempt from Ohio’s securities laws. On August 20, 2007, we received a letter from Mr. Fritz's counsel requiring payment of the liquidated damages described above or an offer to waive such damages in connection with a redemption of Mr. Fritz's shares. See “Legal Proceedings” below.

 On August 6, 2007, we received a notice of default and election of mandatory redemption pursuant to Section 5 of the Convertible Note from Gemini (the “Mandatory Redemption Notice”). Gemini stated that the default resulted from our failure to (i) register for resale of the shares of common stock issuable upon conversion of the Convertible Note and exercise of the warrants (collectively, the “Securities”), and (ii) pay liquidated damages to Gemini for such failure to register the Securities under their Registration Rights Agreement with us. Pursuant to Section 5(a) of the Convertible Note, Gemini has the right, upon written notice to us, to have all or any portion of the unpaid principal amount of the Convertible Note, plus all accrued and unpaid interest, redeemed by us (a “Mandatory Redemption”) at a price equal to one hundred and twenty percent (120%) of (x) the unpaid principal amount of the Convertible Note, plus (y) all accrued and unpaid interest (including default interest) under the Convertible Note.

Upon receiving the Mandatory Redemption Notice, we requested that the date of the Mandatory Redemption be postponed until November 1, 2007. Gemini decided to accommodate our request and on August 8, 2007, we and Gemini entered into a Redemption Agreement (“Redemption Agreement”) and an Escrow Agreement (“Escrow Agreement”) with Torrey Pines Bank (the “Bank”) to effect the postponement of the Mandatory Redemption.

Under the Redemption Agreement, Surge and Gemini agreed that the appropriate payment for the Mandatory Redemption is $1,380,000 (the “Mandatory Redemption Price”) and to postpone the redemption of the Convertible Note and the required payment of the Mandatory Redemption Price until November 1, 2007 (the “Revised Mandatory Redemption Date”). Pursuant to the Redemption Agreement, we agreed that (a) Gemini may revoke the Mandatory Redemption Notice (in which case we shall not redeem the Convertible Note), (b) the Mandatory Redemption Notice shall remain valid and in full force and effect unless revoked by Gemini, and (c) a default has occurred and is continuing under the Convertible Note and, unless the Mandatory Redemption Notice is revoked by Gemini, we shall redeem the Convertible Note for the Mandatory Redemption Price regardless of whether there is a cure or discontinuance of the default under the Convertible Note. Gemini has the right to extend the Revised Mandatory Redemption Date until December 31, 2007. If the Mandatory Redemption Price is not paid in full within two (2) business days of the final Revised Mandatory Redemption Date, any unpaid portion of the Mandatory Redemption Price shall increase at the default interest rates set forth in the Convertible Note.

The parties agreed that we would deposit the Mandatory Redemption Price with the Bank to be held in escrow pursuant to the terms of the Escrow Agreement. Under the Escrow Agreement, the Bank shall distribute the Mandatory Redemption Price to Gemini if Gemini elects to redeem the Convertible Note. If Gemini elects to revoke the Mandatory Redemption Notice, then the Bank shall promptly distribute the Mandatory Redemption Price to us.

Properties

Our principal executive office is located at 12220 El Camino Real, Suite 410, San Diego, California 92130. Commencing in November 2004 we subleased office space in San Diego, California from a company owned by one of our previous directors at a rent of $1,800 per month. In January 2006, we entered into a one year sublease agreement at this location. We continue to lease our office space at this location under such sublease. The monthly rent under this sublease is $4,094. Total rent and related expenses of $46,024 and $25,172 were charged to operating expenses for the years ended December 31, 2006 and 2005, respectively. Our Cold Flow subsidiary entered into a one year lease on July 18, 2006 which terminates on July 31, 2008 with a monthly base rent of $293 per month. Our facilities are in good condition for their intended use as an office.

We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

We invest idle cash funds in excess of current operating needs in a combination of (i) government and/or privately insured short term money market accounts and (ii) United States government securities, to maximize yield while maintaining liquidity access when needed. We may change this policy from time to time without the vote of our stockholders.

We maintain insurance policies on our oil properties to cover the Company in the event of an environmental or pollution claim, which, in the opinion of our management, are adequate. We commenced oil and gas exploration activities in February 2005. Accordingly, (1) we did not engage in any production activities during the fiscal years ended December 31, 2006 and 2005, nor did we have any proved reserves at the end of such periods, and thus, were not required to provide any of the production data required by Statement of Financial Accounting Standards No. 69 (“SFAS 69”), and (2) we did not engage in any drilling activities during the fiscal years ended December 31, 2006 and 2005 applicable to SFAS 69. We do not have any obligations under existing contracts or agreements calling for the provision of fixed and determinable quantities of oil and gas over the next three years, and have therefore not filed any information or reports with any federal authority or agency, containing estimates of total, proved developed or undeveloped net oil or gas reserves.

We hold minority interests in companies which hold oil and gas properties consisting primarily of oil wells and a working interest in undeveloped leasehold acreage.  Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not that acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease.

As Signet and North Peace obtain financing in the future, we may sustain additional dilution to our equity interest in Signet and North Peace which may also result in impairment.

More information about our interests in companies with oil and gas leases and interests in drilling rights are set forth in the section entitled “Description of Business”, above, incorporated herein by reference.

Research and Development

None.

Sales and Marketing

We remain in the development stage and have not had any oil and gas production or generated any revenues, nor do we have any customers.

The principal target customers for our crude oil and gas production are expected to be refiners, remarketers and other companies, some of which are expected to have pipeline facilities near the producing properties we acquire. In the event pipeline facilities are not conveniently available, we intend to truck oil and gas to storage, refining or pipeline facilities.

We intend to sell our oil and gas production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

Competition

The oil and gas business is highly competitive. We will compete with private, public and state-owned companies in all facets of the oil business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which we rely. Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis. We compete with major international and domestic companies. A substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do. Some of our primary competitors in the Canadian oil sands market include Bronco Energy (BCF.V), Southern Pacific (STP.V) and Megawest (MGWSF.OB).

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States, Argentina, Canada and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. The entire oil and gas industry also faces competition from other power and energy sources, both conventional sources as well as other emerging technologies.

Government and Environmental Regulation

Our business is subject to various federal, state, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. In Alberta, oil sands activities are legislated under the Mines & Minerals Act which governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals administered by the AEUB for the development of oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: Oil Sands Tenure Regulation, Oil Sands Royalty Regulation 1984, Oil Sands Royalty Regulation, 1997, Experimental Oil Sands Royalty Regulation, Oil Sands Conservation Regulation, Mines and Minerals Administration Regulation. Regardless of provincial jurisdiction, we are required to comply with the environmental guidelines and regulations established at the federal, provincial and local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of federal, provincial and local regulators. Each provincial jurisdiction also maintains specific royalty regimes that will be applied to all oil sands and oil shale development projects consistent with other resource developments.

Changes in regulations or shifts in political attitudes are beyond our control and may adversely impact our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes and environmental legislation. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.

Additionally, our activities with and/or through our partners are subject to existing laws and regulations governing environmental quality and pollution control, in Canada and in the other foreign countries where we maintain operations. Costs related to environmental compliance totaled $60,000 in 2006. Risks are inherent in oil and gas exploration and production operations, and we can give no assurance that significant costs and liabilities will not be incurred in connection with environmental compliance issues.  We cannot predict what effect future regulation or legislation, enforcement policies issued, and claims for damages to property, employees, other persons and the environment resulting from our operations could have.

Number of Total Employees and Number of Full-time Employees

From our inception through the period ended June 30, 2007, we have relied on the services of outside consultants for services and have three (3) full time employees in our San Diego office. Additional employees will be added as activity levels dictate and field exploration activities increase. None of our employees are represented by labor unions, and we consider our employee relations to be good.

LEGAL PROCEEDINGS

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed final agreement or approved by our Board of Directors. On September 16, 2005, our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift of Dynamo was previously a member of our Board of Directors and resigned in 2005.

On November 15, 2006, Dynamo filed a First Amended Complaint (the “Complaint”) against the Company, Signet Energy Inc., Frederick C. Berndt and E. Jamie Schloss in the Superior Court of the State of California, County of San Diego, Civil Case No. GIC 874973.  Dynamo has alleged causes of action for Breach of Contract, Restitution, Declaratory Relief and Fraud.  Dynamo's claims an alleged agreement/contract in which Dynamo claims to be entitled to a finder's fee for certain acquisitions of oil and gas development opportunities in Canada that we were evaluating.  In addition, Dynamo claims a 5% gross overriding royalty on all the petroleum and natural gas rights acquired in certain oil and gas transactions by us.  The Complaint does not specify the amount of money Dynamo is seeking in this case. We are challenging the Complaint on jurisdictional grounds and the Superior Court has scheduled a hearing on the motions in September 2007. In early June 2007, Dynamo asked us to stipulate to the filing of a Second Amended Complaint to add fraud claims against David Perez, our Chief Executive Officer and Chairman of the Board of Directors. We refused to stipulate to the filing of this Second Amended Complaint and Dynamo has filed a motion seeking leave to file a Second Amended Complaint that will also be heard in September 2007.

As previously disclosed, our Board had determined that the proposed agreement with Dynamo had not been authorized by the Board. We intend to vigorously defend this lawsuit. Although it is impossible to predict with certainty the outcome of this proceeding, or the outcome of any litigation, we are confident in the merits of our defense and do not anticipate an unfavorable outcome.

Also, as described above, we have been notified by the Division of Securities of the Ohio Department of Commerce that one or more of our private placements of securities to purchasers in Ohio may have been completed without an exemption from Ohio’s securities laws. As a result, the purchasers of such securities may have rescission rights to unwind the sales of such securities, which is an approximate $2,000,000 contingent liability of the Company. Granite Financial Group, LLC (“Granite”), the broker in connection with these sales in Ohio, has applied for qualification of such securities with the Division of Securities of the Ohio Department of Commerce in connection with these sales. On August 20, 2007 we received a letter from Mr. Fritz's counsel requesting payment of liquidated damages owed to Mr. Fritz and an offer to waive such damages in connection with a redemption of Mr. Fritz's shares.

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of July 25, 2007:

Name	Age	Position	Date first elected or appointed
David Perez	43	Chief Executive Officer, Secretary, Director, Chairman of the Board	November 20, 2004
William Greene	51	Chief Financial Officer	June 30, 2006
Richard Collato	63	Director	October 11, 2006
Robert Fields	69	Director	March 23, 2007
Thomas Page	74	Director	October 11, 2006
John Stiska	64	Director	October 11, 2006

Committees
Board Member	Audit	Compensation	Nominating and Governance

John Stiska	Chair	Member	-
Thomas Page	Member	Chair	-
Richard Collato	-	Member	Chair
Robert Fields	-	-	Member

Our directors are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. On January 31, 2006, Fred W. Kelly resigned as our Chief Executive Officer. David Perez was appointed as our Chief Executive Officer on January 31, 2006 and continues to be our Chairman of the Board as well as a director of Signet. Also on January 31, 2006, Frederick C. Berndt resigned as a member of our Board of Directors. William P. Nicoletti was appointed to our Board of Directors on January 31, 2006 to replace Mr. Berndt. John D. Lane was also appointed to our Board of Directors on January 31, 2006, but subsequently resigned on April 4, 2006. On March 22, 2006, we appointed Daniel Schreiber and Barry Nussbaum to serve on our Board of Directors. On June 26, 2006, William P. Nicoletti resigned as a member of our Board of Directors. On June 28, 2006, E. Jamie Schloss was terminated as Chief Financial Officer and William Greene appointed as our Chief Financial Officer. On July 27, 2006, Stephen Sharpe and Kenneth Druck were elected as members of our Board of Directors at the annual stockholder meeting replacing Mr. Schloss and Mr. Nussbaum. On October 11, 2006, Stephen Sharpe resigned as a member of our Board of Directors. On October 11, 2006, we appointed Thomas A. Page, Richard Collato, and John Stiska to our Board of Directors. On March 23, 2007, Dan Schreiber resigned as a member of our Board of Directors and we appointed Robert Fields to our Board of Directors the same day. On April 27, 2007, Chet Idziszek resigned as a member of our Board of Directors. On July 24, 2007, Kenneth Druck resigned as a member of our Board of Directors.

After review of all of the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that Thomas Page and John Stiska are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Audit Committee chairman is John Stiska and Thomas Page is an Audit Committee member. Mr. Stiska and Mr. Page are “independent” as defined in the NASDAQ listing standards. The current members of the Compensation Committee are Thomas Page, John Stiska, and Richard Collato. Each member of the Compensation Committee is “independent”, with the exception of Mr. Collato, as defined in the NASDAQ listing standards. The current members of the Nominating and Governance Committee are Richard Collato and Robert Fields. Each member of the Nominating and Governance Committee is “independent”, with the exception of Richard Collato, as defined in as defined in the NASDAQ listing standards.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David Perez, Chairman of the Board and Chief Executive Officer

Mr. Perez has served on our Board of Directors since November 2004 and has served as our Chief Executive Officer since January 2006. Prior to becoming our Chief Executive Officer he served as our Chief Operating Officer beginning in November 2004. Mr. Perez has over 25 years of entrepreneurial and executive management experience. In 1986, Mr. Perez was the President and cofounder of Cellular Solutions Ltd., a wireless software development company. In 1990, Cellular Solutions Ltd. was sold to TeleSciences Inc. and Mr. Perez remained President of Cellular Solutions Ltd. From 1990 to 1992, Mr. Perez ran the TeleSciences Inc. wireless billing and operations support systems group. From 1992 to 1995, Mr. Perez provided consulting services for business development, customer acquisition and operational support systems for TeleSciences Inc. and other large telephone and cable TV operators. In 1994, Mr. Perez founded and became CEO of COM2001 Corporation, also known as Alexis Communications, Inc., a developer of unified communications software for Application Service Providers (ASPs) and small- to large-scale enterprises. He continued in various executive positions at Alexis Communications until 2001. Since 2001, Mr. Perez has been providing business development and private equity consulting services to venture capital groups and investment banks. Since October 2003, Mr. Perez has also been providing consulting services to companies engaged in mining, oil, and gas exploration. Mr. Perez is also the founder and Director of 2 Life 18 Help and Rescue, Inc., a 501(c)(3) non-profit public charity that assists the needy at times of natural disasters. Mr. Perez is also a member of the Board of Directors of Signet. Mr. Perez attended Rutgers University between 1981 and 1983.

William Greene, Chief Financial Officer

From February 2005 until becoming our Chief Financial Officer on June 30, 2006, Mr. Greene provided SEC compliance, stock registration and equity financing services for various publicly held companies including us. From February 2004 through August 2004, Mr. Greene served as a Vice President of Entech Environmental, where his primary duties were investor relations, SEC compliance and equity financing support.  Prior to joining Entech Environmental, he was self employed as a consultant on accounting and financial reporting matters.  From November 1999 through November 2001, Mr. Greene was an associate at Resources Connection, where his responsibilities included financial reporting, accounting and financial modeling.  Commencing his career as a staff auditor with Arthur Andersen & Company in 1980, Mr. Greene then served as Controller for a variety of high tech manufacturing and marketing companies. Mr. Greene obtained his Bachelor of Science degree in Business Administration, with a concentration in accounting, from California State University, Dominguez Hills in 1980.

Richard Collato, Director

Richard Collato joined our Board of Directors on October 11, 2006, and is chair of our Nominating and Governance Committee and a member of our Compensation Committee. Mr. Collato is currently the President and Chief Executive Officer of the YMCA of San Diego County and has been since January 1981. Mr. Collato is currently a director of Sempra Energy (NYSE: SRE), where he chaired the Audit Committee for 3 years and currently serves on the Governance and Compensation Committees, and WD-40 (NASDAQ: WDFC), currently serving on the Audit Committee and as chair of the Compensation Committee. He is also a director for Project Design Consultants, a San Diego based civil engineering company as well as a Trustee, Vice Chairman of the Board, Chair of the Governance Committee and member of Investment, Compensation and Executive Committees, of the YMCA Retirement Fund headquartered in New York City. Mr. Collato was a member of the San Diego Downtown Rotary Club from 1981 to August 2002. He is a graduate from Pepperdine University School of Business having earned his MBA Degree in Management in 1975. Mr. Collato also earned a Bachelor’s Degree in Business Administration in 1966 with a major in finance and insurance from the College of Insurance which is a part of Saint John’s University in New York City.

Robert Fields, Director

Robert Fields joined our Board of Directors on March 23, 2007 and is a member of our Nominating and Governance Committee. Mr. Fields is currently the Chairman and Executive Advisor of ActForex, Inc., a New York based global provider of proprietary software for currency trading (“Actforex”). Mr. Fields currently serves on the board of Dorado Exploration Inc., an oil and gas exploration and production company located in Dallas, Texas, and he has previously served on the board of Genoil Inc. (OTCBB), a technology development company providing solutions to the oil and gas industry. He also serves on the board of Statmon Technologies, Inc. (OTCBB), a provider of remote control and monitoring software technology located in Los Angeles, California.

Prior to becoming Chairman of ActForex in 2001, Mr. Fields was Executive Advisor to Laidlaw Global Corp. (AMEX) from 1999 and Vice Chairman and a director of Laidlaw Ship Funding Ltd. from 1997 to 1999. From 1995 to 1998 he was a director of Hospital Staffing Services, Inc. (NYSE). His career has also included serving as President and CEO of L'Express Inc., a New Orleans based interstate regional airline, Executive Vice President of American Finance Group in Boston, Managing Director of Equifund, L.P. (OTCBB), and a director of Flight International Group (OTCBB) of Newport News, Virginia. As well, Mr. Fields has held key positions with, and provided asset and management consulting to, major U.S. corporations including Allied Signal/Henley Group (Honeywell), W.R. Grace & Co, General Electric Credit Corp. and Citibank. He is also President and a director of the Friars National Association Foundation, Inc. of New York, a philanthropic organization for the arts. Mr. Fields attended the University of Miami, Florida.

Thomas A. Page, Director

Thomas A. Page joined our Board of Directors on October 11, 2006, and is chair of our Compensation Committee and a member of our Audit Committee. Mr. Page is a former Chairman of the Board of Enova Corporation and a former CEO of San Diego Gas & Electric Company (“SDG&E”). Prior to its holding company’s formulation in 1996, Mr. Page was SDG&E’s Chairman, President and CEO. Both of these corporations are now a part of Sempra Energy Corporation (NYSE), resulting from the merger with Pacific Enterprises Corporation (Southern California Gas Company). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 Mr. Page was elected president and Chief Executive Officer, and in 1983 was elected as Chairman of the Board of Directors. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas. Prior to being employed in the Energy sector Mr. Page was a Structural Engineer and served as an officer in the United States Air Force. Mr. Page earned his Bachelor of Science degree in civil engineering and his Masters degree in Industrial Administration from Purdue University, where he was awarded a Doctorate in management in 1994. Mr. Page has been licensed as a Professional Engineer and as a Certified Public Accountant. Mr. Page has been active in numerous industrial, community and statewide organizations. Among his current activities he is the director of the San Diego Regional Economic Development Corporation, director of Community Bancorp, Community National Bank, and SYS Technologies (AMEX), and advisory director of Waveland Energy and Sorrento Ventures.

John Stiska, Director

John Stiska joined our Board of Directors on October 11, 2006, and is chair of our Audit Committee and a member of our Compensation Committee. Mr. Stiska is currently the Chairman of Commercial Bridge Capital, LLC, a venture lending fund formed in 1999. He is also a Principal of Regent Partners, LLC and serves as a Senior Advisor of Agility Capital. In May 2002 he was elected CEO of JNI Corp. (NASDAQ) to serve on an interim basis after termination of the company’s CEO. Upon the election of the new CEO, Mr. Stiska was elected and continued to serve as Chairman of the Board and Chairman of the Corporate Governance Committee until JNI was acquired by Applied MicroCircuits Corp (NASDAQ). From December 2002 through June 2005 he was on the Board of Directors of Venture Holdings, a Detroit based supplier to the auto industry. He joined QUALCOMM, Incorporated (NASDAQ) in February 1996 as Corporate Senior Vice President and in January 1997 was given the additional responsibility of General Manager of the Technology Applications Group, positions he retained until leaving the company in mid-1998 to form DC Acquisition. From 1998 through June 2000 he was Of Counsel to the law firm of Latham & Watkins. Prior to joining QUALCOMM, Mr. Stiska was Chairman & CEO from 1993 to 1996 of Triton Group, Ltd. (ASE), an operating holding company based in San Diego. Before joining Triton Group, Ltd. in 1990, he was a practicing lawyer for 20 years: Partner in the San Diego office of Brobeck, Phleger & Harrison from 1987 to 1990; partner and founder of the corporate department of Aylward, Kintz, Stiska, Wassenaar and Shannahan from 1981 to 1987; and associate and partner at Luce, Forward, Hamilton & Scripps LLP. Mr. Stiska attended the University of Wisconsin where he earned his BBA in 1965 and his law degree (JD) in 1970.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Prior to becoming a member of our board of directors in October 2006, John Stiska was a director and member of the Restructuring Committee on the Board of VEMCO Inc. He also served as a Member with similar responsibilities in related limited liability company entities. Combined, these organizations were a $2 billion automotive supplier, systems integrator and manufacturer of plastic components in the United States and Europe that filed for Chapter 11 protection on March 28, 2005. In May 2005, Mr. Stiska successfully concluded the disposition of VEMCO Inc. Chapter 11 assets. Following the approved bankruptcy filing in April 2005, Mr. Stiska, as the sole remaining director, appointed new succession management and resigned on May 27, 2005.

In early June 2007, Dynamo sought to file a Second Amended Complaint to add claims against David Perez, our Chief Executive Officer and Chairman of the Board of Directors. We refused to stipulate to the filing of this Second Amended Complaint and Dynamo has filed a motion seeking leave to file a Second Amended Complaint that will be heard in September 2007. See “Legal Proceedings” above.

Executive Compensation

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
David Perez (1) Chief Executive Officer & Chairman	2006	221,000	3,401,450	48,113	3,670,563

William Greene (2) Chief Financial Officer	2006	46,000	131,444	44,000	221,444

E. Jamie Schloss (3) Former Chief Financial Officer & Director	2006	49,043	192,306	-	241,349

Fred Kelly (4) Former Chief Executive & Director	2006	-	48,076	-	48,076

1.
Mr. Perez was appointed as Chief Operating Officer in November 2004, and assumed the position of Chief Executive Officer on January 31, 2006, with an annual base salary of $250,000 with increases subject to the Board or the Compensation Committee’s discretion. The performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. Mr. Perez was awarded $4,000,000 stock options with an exercise price of $0.65 with a ten year life that vest between 2004 through 2007. For any additional equity issued, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of issued shares, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors, banks and other parties in transactions approved by the Board of Directors. The exercise price of the additional options is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service.

In the event we terminate Mr. Perez’s employment without cause, or Mr. Perez terminates his employment for certain defined reasons including our default under his employment agreement or a reduction in his duties or responsibilities, Mr. Perez will be entitled to receive a pro-rated bonus, plus, if such termination is within the first year of the term, a severance payment equal to $500,000 minus base compensation paid to the date of termination, or if such termination is after the first year of the term, a severance payment equal to four times his base compensation. Mr. Perez will also in such cases be entitled to an acceleration of vesting on all stock options he holds, and such options will remain exercisable for their full term. Should the compensation or benefits Mr. Perez receives under his employment agreement or his stock options be deemed to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Perez an additional payment to cover the excise taxes imposed by federal and state law on such parachute payment, and additional “gross-up” payments to cover further income taxes on such additional payments. If Mr. Perez offers to continue his employment at the end of the term and we do not accept such offer, it will be treated as a termination without cause. Mr. Perez will not be entitled to the foregoing severance benefits if he resigns due to non-payment of accrued base compensation before such time as we have raised at least $2,000,000 in financing following the date of his employment agreement.

Option awards include 2006 anti-dilution options of $640,491 and $2,760,959 in vested FAS 123R expense. Substantially all the option expense was the result of favorable grant pricing compared to the market price of the shares on the date of grant. In March 2006, 171,600 options were granted at a price of $1.50 compared to the March 2006 market price of $2.77 resulting in an expense of $474,611. In November 2004, Mr. Perez was granted 4,000,000 options at a price of $0.65 compared to the November 2004 price of $2.16 resulting in the 2006 vesting expense of $2,760,959. For the period ended December 31, 2006, no options have been exercised.

Other annual compensation includes:
a) 2006 profit sharing contributions of $29,000 to our 401(k) plan with an equal and corresponding reduction to base salary.
b) 2006 life insurance premiums of $6,113 and auto allowance of $13,000.

2.
Mr. Greene was appointed as Chief Financial Officer on June 28, 2006. Mr. Greene is entitled to an annual salary of $180,000, plus medical benefits. He is entitled to 400,000 options with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately. Upon termination without cause, we will pay Mr. Greene the balance of his contract and pro rate his options based on the date of departure.  Stock option awards include 400,000 options received in July 2006 and fully valued at $676,000 per FAS 123R and a vested 2006 cost of $131,444 per FAS 123R. For the period ended December 31, 2006, no options have been exercised.

Other annual compensation includes 2006 profit sharing contributions of $44,000 to our 401(k) plan with an equal and corresponding reduction to base salary.

3.
In July 2003 Mr. E. Jamie Schloss was engaged as Special Consultant to the Board of Directors and at that time, through a company he owns solely, he received 400,000 options to purchase shares of our common stock at $0.25 per share which he exercised in August 2006, subject to registration rights. Mr. Schloss was appointed and elected to the Board in October 2004 and as Chief Financial Officer in November 2004 and received an additional 400,000 options to purchase our common stock at $0.65 per share in 2004. On June 28, 2006, E. Jamie Schloss was terminated as Chief Financial Officer and William Greene appointed as Chief Financial Officer. Mr. Schloss was replaced as a director as a result of the July 2006 annual stockholder meeting. Following Mr. Schloss’ departure, all 400,000 options with the $0.65 exercise price expired.

4.
Mr. Kelly was appointed as Chief Executive Officer and a Director in November 2004 and resigned on January 31, 2006. Stock option awards to Mr. Kelly include 700,000 options to purchase our common stock issued in November 2004. A total of 272,222 options vested prior to the date of Mr. Kelly’s termination with 19,444 options vesting in 2006, and the remaining stock options were forfeited on April 30, 2006. Following Mr. Kelly’s departure, all vested options were forfeited.

For the year ended December 31, 2006, we employed no other executive officers.

Outstanding Equity Awards at December 31, 2006

	Option Awards
	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Perez (1)	400,000	-	-	$0.65	11/03/2014
Chief Executive	3,416,667	583,333	-	0.65	11/29/2014
Officer &	14,300	-	-	1.35	11/29/2014
Chairman	2,860	-	-	1.35	12/05/2014
	2,119	-	-	1.35	12/30/2014
	7,127	-	-	1.50	12/30/2004
	253,825	-	-	1.00	08/18/2015
	14,300	-	-	1.00	09/22/2015
	28,600	-	-	1.00	11/13/2015
	71,500	-	-	1.00	11/15/2015
	14,300	-	-	1.00	11/29/2015
	5,005	-	-	1.00	12/26/2015
	171,600	-	-	1.50	3/16/2016
	286,000	-	-	0.45	11/28/2016
	143,000	-	-	0.45	11/29/2016

William Greene (2)	77,778	322,222	-	1.11	06/30/2016
Chief Financial
Officer

1.
Mr. Perez was awarded 4,000,000 in stock options with an exercise price of $0.65 with a ten year life that vest between 2004 through 2007 as follows: 400,000 options were granted on November 4, 2004 with 275,000 vesting immediately and the remaining 125,000 options vested on November 4, 2005, 3,000,000 options were granted on November 30, 2004 with 1,000,000 vesting immediately and 2,000,000 vesting monthly over two years, and 600,000 options were granted on November 30, 2004 and vest monthly over three years. 3,816,667 options have vested for the period ended December 31, 2006. For any additional equity issued, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of issued shares, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service. Mr. Perez has been granted 1,104,536 options in connection with his anti-dilution rights, as of December 31, 2006, vesting immediately upon grant.

2.
Mr. Greene is entitled to 400,000 options effective July 1, 2006 with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately. Upon termination, Mr. Greene’s options vest on a pro rata basis based on the date of departure. 77,778 options have vested for the period ended December 31, 2006.

Employment Agreements

We have written employment agreements with each of David Perez and William Greene. These employment agreements contain terms we believe are typical for agreements with senior executives of companies in our field and provide for the compensation disclosed in the preceding tables.

Employment Agreement with Mr. Perez

Mr. Perez has a written employment agreement with us dated November 30, 2004. Unless earlier terminated, Mr. Perez’s employment term expires November 20, 2009, subject to automatic extension until November 20, 2014 if our adjusted income before taxes for any of the first three full fiscal years ending on or after January 1, 2005 exceeds $1,500,000. Under the employment agreement, Mr. Perez’s current annual salary, which became effective as of November 30, 2004, is $250,000, subject to annual increases determined by our Compensation Committee or Board of Directors. Mr. Perez is entitled to receive incentive compensation equal to 5% of our net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Fringe benefits include four weeks of vacation per year, a monthly automobile allowance, medical benefits expense reimbursement, and other benefits we provide to our employees. Mr. Perez also received 3,000,000 options to purchase shares of our common stock under his employment agreement, at an exercise price of $0.65 per share. 1,000,000 of such options vested on November 30, 2004 with the remaining 2,000,000 vesting in equal monthly installments over a two year period thereafter. Vesting of the options accelerates in connection with a change in control of our company. In addition, Mr. Perez is entitled to additional options to purchase a number of shares equal to 14.3% of any additional shares issued by us, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors, banks and other parties in transactions approved by our Board of Directors. The exercise price of the additional options is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service. On June 29, 2007, our Compensation Committee awarded Mr. Perez a performance bonus of 20% of his annual base salary, or $50,000. See the above tables and corresponding footnotes for additional information. On July 17, 2007, we granted Mr. Perez 1,200,000 options, with an exercise price of $0.34 per share, of which 600,000 vested immediately, with the remaining 600,000 vesting on the earlier of six months or upon the date our Board of Directors approves our new strategic and financial plan. Also on July 17, 2007, pursuant to Mr. Perez’s employment agreement, our Board of Directors approved a reimbursement and payment of $79,992 in the aggregate, for legal fees incurred by Mr. Perez in connection with litigation filed by an existing shareholder of the Company against Mr. Perez.

Mr. Perez is required to protect our confidential information and trade secrets during his term of employment and for a period of two years thereafter. Mr. Perez is required to assign to us any inventions which arise out of his employment with us during the term of his employment and for a period of one year thereafter.

We may terminate Mr. Perez’s employment on various specified grounds including failure to perform duties, commission of an act of fraud, conviction of a felony or crime involving moral turpitude (if such felony or crime caused material harm to us), disability or death. Mr. Perez may also terminate his employment for “good reason” (as defined in the employment agreement) on 30 days’ notice. If we terminate Mr. Perez’s employment on such specified grounds, or if Mr. Perez terminates his employment without “good reason”, Mr. Perez (or his beneficiary) is entitled to all compensation and performance bonus accrued but unpaid as of the date of his termination and a pro-rated performance bonus for the partial year of employment. Such performance bonus shall be calculated as Mr. Perez’s normal performance bonus would be calculated except that it shall be based on a hypothetical year using the last day of the fiscal quarter in which the termination occurs as the end of the year and shall be based on reviewed, not audited, financial statements. As described above, in the event we terminate Mr. Perez’s employment without cause, or Mr. Perez terminates his employment for “good reason”, Mr. Perez will be entitled to receive a pro-rated bonus, plus, if such termination is within the first year of the term, a severance payment equal to $500,000 minus base compensation paid to the date of termination, or if such termination is after the first year of the term, a severance payment equal to four times his base compensation. Mr. Perez will also in such cases be entitled to an acceleration of vesting on all stock options he holds, and such options will remain exercisable for their full term. Should the compensation or benefits Mr. Perez receives under this agreement or his stock options be deemed to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Perez an additional payment to cover the excise taxes imposed by federal and state law on such parachute payment, and additional “gross-up” payments to cover further income taxes on such additional payments. If Mr. Perez offers to continue his employment at the end of the term and we do not accept such offer, it will be treated as a termination without cause. Mr. Perez will not be entitled to the foregoing severance benefits if he resigns due to non-payment of accrued base compensation before such time as we have raised at least $2,000,000 in financing following the date of the employment agreement.

Employment Agreement with Mr. Greene

Mr. Greene has a written employment agreement with us dated December 14, 2006. Mr. Greene's employment term was extended from June 30, 2007 to December 31, 2007 pursuant to an Addendum to Employment Agreement between William Greene and Surge Global Energy, Inc. dated effective as of June 29, 2007 (the "Greene Addendum"). Mr. Greene's employment is subject to extension upon the mutual agreement of us and Mr. Greene. Under the employment agreement as amended by the Greene Addendum, Mr. Greene’s current annual salary, which became effective as of December 14, 2006 is $180,000, subject to annual increases determined by our Compensation Committee or Board of Directors. Mr. Greene is entitled to receive incentive compensation at our discretion, and may be payable in cash or shares of our stock. Fringe benefits include four weeks of vacation per year, medical benefits, expense reimbursement, and other benefits we provide to our employees. Mr. Greene also received 400,000 options to purchase shares of our common stock under his employment agreement, at an exercise price of $1.11 per share. The options vest in equal monthly installments over a three year period. Vesting of the options accelerates in connection with a change in control of our company. Pursuant to the Greene Addendum, Mr. Greene was awarded a performance bonus of 20% of his base salary, or $36,000. On July 17, 2007, we granted Mr. Greene 200,000 options, with an exercise price of $0.34 per share, which vested immediately upon grant.

Mr. Greene is required to protect our confidential information and trade secrets during his term of employment and for a period of two years thereafter. Mr. Greene is required to assign to us any inventions which arise out of his employment with us during the term of his employment.

We may terminate Mr. Greene’s employment on various specified grounds including failure to perform duties, commission of an act of fraud, conviction of a felony or crime involving moral turpitude (if such felony or crime caused material harm to us), disability or death. Upon termination without such cause, we will pay Mr. Greene the balance of his contract and pro rate his options based on the date of departure.

Pension Plans

We currently sponsor a voluntary qualified 401(k) savings plan and a pension plan, available to full-time employees. Our pension plan is a non-contributory defined contribution plan. Our 401(k) plan provides for discretionary employee contribution of up to 100% of annual pre-tax earnings, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code or $15,000 for the year ended December 31, 2006. In the year ended December 31, 2006, we made discretionary contributions totaling $73,000 to our 401(k) saving plan and pension plan and reduced base salaries to leave total gross compensation unchanged. We had no 401(k) savings plan or pension plan in effect for the year ended December 31, 2005.

Total expense relative to these plans for the year ended December 31, 2006 was $1,585.

Director Compensation Table
For the Fiscal year Ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Current Directors:
John Stiska (1)	8,250	35,880	-	44,130
Thomas Page (2)	7,500	35,880	-	43,380
Richard Collato (3)	6,000	146,318	106,000	258,318
Robert Fields (4)	-	-	-	-

Former Directors:
Dr. Kenneth Druck (5)	10,375	174,240	-	184,615
Frederick Berndt (6)	-	-	-	-
William Nicoletti (7)	12,000	91,217	-	103,217
John Lane (8)	-	-	-	-
Barry Nussbaum (9)	12,000	145,067	-	157,067
Stephen Sharpe (10)	7,500	87,120	-	94,620
Daniel Schreiber (11)	22,500	290,133	135,000	447,633
Chet Idziszek (12)	15,375	-	-	15,375
E. Jamie Schloss (13)	-	-	-	-

Current Directors:

1.
Mr. Stiska was appointed to our Board on October 11, 2006. Mr. Stiska receives $18,000 annually as a member of our Board, $12,000 annually as Chairman of the Audit Committee and $3,000 as a member of the Compensation Committee. Mr. Stiska was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

2.
Mr. Page was appointed to our Board on October 11, 2006. Mr. Page receives $18,000 annually as a member of our Board, $6,000 annually as Chairman of the Compensation Committee and $6,000 as a member of the Audit Committee. Mr. Page was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

3.
Mr. Collato was appointed to our Board on October 11, 2006. Mr. Collato receives $18,000 annually as a member of our Board, $3,000 annually as Chairman of the Nominating and Governance Committee and $3,000 as a member of the Compensation Committee. Mr. Collato was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006.

On October 6, 2006, we entered into an agreement with Richard Collato as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, Mr. Collato's 10-day written notice or the our 30-day written notice. In addition to the monthly retainer, Mr. Collato also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointee and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, Mr. Collato was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over the next twelve months. 2006 vested option expense using FAS 123R with a full value of $176,700 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $110,438 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

4.
Mr. Fields was appointed to our Board on March 23, 2007. In 2007, Mr. Fields will receive $18,000 annually as a member of our Board and $1,500 as a member of the Nominating and Governance Committee. Mr. Fields was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.37. For the period ended December 31, 2006, no options were issued and outstanding.

Former directors:

5.
Mr. Druck was elected to our Board as a result of the July 27, 2006 stockholder meeting and resigned from our Board on July 24, 2007. Mr. Druck received $18,000 annually as a member of our Board, $3,000 annually as a member of the Compensation Committee and $1,500 as a member of the Nominating and Governance Committee. Mr. Druck was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.11 with a full value of $348,480 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $174,240 for the year ended December 31, 2006. For the period ended December 31, 2006, no options were exercised.

6.	Mr. Berndt resigned as a member of our Board on January 31, 2006.

7.
Mr. Nicoletti was appointed to replace Mr. Berndt on January 31, 2006 and resigned from our Board on June 26, 2006. Mr. Nicoletti was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $91,217 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $91,217 for the year ended December 31, 2006. Following Mr. Nicoletti’s departure, all options have expired.

8.	Mr. Lane was appointed to our Board on January 31, 2006 and resigned from our Board on April 4, 2006.

9.
Mr. Nussbaum was appointed to our Board on March 22, 2006 and replaced as a director as a result of the July 27, 2006 stockholder meeting. Mr. Nussbaum was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $145,067 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $145,067 for the year ended December 31, 2006. Following Mr. Nussbaum’s departure, all options have expired.

10.
Mr. Sharpe was elected to our Board as a result of the July 27, 2006 stockholder meeting and resigned on October 11, 2006. Mr. Sharpe was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.11 with a full value of $87,120 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $87,120 for the year ended December 31, 2006. Following Mr. Sharpe’s departure, all options have expired.

11.
Mr. Schreiber was appointed to our Board on March 22, 2006 and served until March 23, 2007. Mr. Schreiber was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $1,044,480 per FAS 123R and a vested 2006 vested option expense using FAS 123R of $290,133 for the year ended December 31, 2006. Following Mr. Schreiber's departure, all options have expired.

In November 2006, we paid $135,000 to Granite Financial Group, LLC (“Granite”) pursuant to the terms of a finder's agreement. Daniel Schreiber, one of our previous directors, is the President and sole owner of Granite. We paid Granite an additional $25,000 in connection with the additional $250,000 invested by Gemini in April 2007. Granite is party to a repurchase agreement with Mr. Fritz regarding our securities issued in connection with such November 2006 private placement. See "Legal Proceedings" above.

12.
Mr. Idziszek was appointed to our Board on August 2002 and served until April 27, 2007. In August 2002, Mr. Idziszek was awarded 400,000 options at an exercise price of $0.25. For the period ended December 31, 2006, no options have been exercised.

13.
In July 2003 Mr. E. Jamie Schloss was engaged as Special Consultant to the Board of Directors and at that time, through a company he owns solely, he received 400,000 options to purchase shares of our common stock at $0.25 per share which he exercised in August 2006, subject to registration rights. Mr. Schloss was appointed and elected to the Board in October 2004 and as Chief Financial Officer in November 2004 and received an additional 400,000 options to purchase our common stock at $0.65 per share in 2004. On June 28, 2006, E. Jamie Schloss was terminated as Chief Financial Officer and William Greene appointed as CFO. Mr. Schloss was replaced as a director as a result of the July 2006 annual shareholder meeting. Following Mr. Schloss’ departure, all 400,000 options with the $0.65 exercise price expired. Mr Schloss received no compensation as a director. All compensation for Mr. Schloss is disclosed in the Executive Compensation table.

RELATED PARTY TRANSACTIONS

Dynamo’s claimed agreement with the Company to obtain a right of first refusal on Dynamo's prospects, was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors. On November 15, 2006, plaintiff Dynamo filed a complaint against us as well as our previous officers. See “Legal Proceedings” above.

We paid $135,000 and $171,000 in commissions to a broker-dealer, Granite, owned by Daniel Schreiber, who was a member of our Board of Directors for the period of March 2006 through March 2007.  Mr. Schreiber resigned on March 23, 2007. We paid Granite an additional $25,000 in connection with the additional $250,000 invested by Gemini in April 2007. See “Legal Proceedings” above.

As a result of the Signet November 2005 financing, Fred Kelly entered into a new compensation agreement with Signet which replaced the previous agreement with us. In January 2006, he resigned as our Chief Executive Officer to become Signet’s Chief Operating Officer. Mr. Kelly’s new Agreement provided a salary of CDN$220,000 per annum to be paid by Signet. In November 2005, Mr. Kelly and Mr. Perez received 1,700,000 shares and 855,000 shares respectively in Signet. Mr. Kelly passed away on April 22, 2006.

On October 6, 2006, we entered into an agreement with Richard Collato, who is a member of our Board of Directors, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, Mr. Collato’s 10-day written notice or our 30-day written notice. In addition to the monthly retainer, Mr. Collato also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointees and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, Mr. Collato was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over twelve months.

In connection with the proposed Combination of Signet and Andora, we are party to a New Voting Agreement with David Perez, our Chief Executive Officer and member of our Board of Directors. Mr. Perez is also a member of the board of directors of Signet.

INDEMNIFICATION

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our certificate of incorporation provides, however, that our officers and directors shall have no liability to our stockholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our bylaws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners / Management

The following table sets forth certain information regarding the beneficial ownership of our common stock held as of August 24, 2007, by:

•	each of the named executive officers;

•	each director;

•	all of our current directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of August 24, 2007, through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Percentage ownership is based on an aggregate of 28,970,430 shares of our common stock outstanding on August 24, 2007. The table is based upon information provided by officers, directors and principal stockholders in documents filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% or Greater Stockholders:
Mark C. Fritz (1)	5,487,500	17.25%
Gemini Master Fund Ltd. (2)	2,894,145	9.99%
Frederick C. Berndt (3)	2,416,174	8.34%
E. Jamie Schloss (4)	2,300,000	7.94%
Chet Idziszek (5)	1,449,100	5.00%
Ma Family Trust (6)	1,987,732	6.84%
Stouthearted Trust (7)	4,022,791	13.78%
1216848 Alberta Ltd. (8)	4,022,790	13.78%
Fisher Family Trust (9)	4,022,791	13.78%
Cairns Family Trust (10)	4,022,791	13.78%

Directors and Executive Officers:
David Perez (11)	5,329,869	15.55%
Robert Fields (12)	266,667	*
Richard Collato (13)	700,000	2.39%
Thomas A. Page (14)	400,000	1.36%
John Stiska (15)	400,000	1.36%
William Greene (16)	388,889	1.32%
All directors and officers as a group (17)	7,485,425	20.76%
______________________
* Less than 1%

(1)
Includes 2,837,500 shares issuable upon exercise of warrants. 1,000,000 shares and 2,000,000 warrants are subject to a repurchase agreement with Granite Financial Group dated April 24, 2007. Mr. Fritz’s address is 1632 Ben Fulton Road, North Lawrence, OH 44666.

(2)
Includes 3,108,108 shares issuable upon conversion of the Convertible Note, which has a principal balance of $1,150,000 and a conversion price of $0.37 per share (subject to adjustment) and 4,000,000 shares issuable upon exercise of warrants. Gemini has entered into agreements regarding the conversion and exercise of its Convertible Note and warrants such that the number of shares beneficially owned by Gemini, upon conversion of the Convertible Note and giving effect to the exercise of the warrants, would not cause the aggregate number of shares beneficially owned by Gemini and its affiliates to exceed 9.99% of our total outstanding shares. As a result, the number shown is limited to 9.99% of our total outstanding amount based on 28,970,430 shares of our common stock outstanding as of August 24, 2007, rather than the 7,108,108 shares of our common stock issuable upon conversion of the Convertible Note and exercise of Gemini’s warrants, which represents 19.70% of our outstanding common stock. Gemini’s address is 12220 El Camino Real, Suite 400, San Diego, CA 92130.

(3)	Mr. Berndt’s address is 5459 East Blvd. NW, Canton, Ohio 44718.

(4)	Mr. Schloss’ address is 73173 Amber Street, Palm Desert, CA 92660.

(5)	Includes 894,500 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek. Mr. Idziszek’s address is Suite 2000, 1055 West Hastings Street, Vancouver B.C. V6E 2E9.

(6)	Ma Family Trust’s address is 6288 Eagles Drive, Vancouver, British Columbia, Canada V6T 0A3.

(7)	Stouthearted Trust’s address is Suite 2600, 144 4 Ave SW, Calgary, Alberta, Canada T2P 3N4.

(8)	1216848 Alberta Ltd’s address is 9702 71st Avenue, Grande Prairie, Alberta, Canada T8V 5E1. 1216848 Alberta Ltd. is controlled by George Brown.

(9)	Fisher Family Trust's address is 1129 Lansdowne Avenue SW, Calgary, Alberta, Canada T2S 1A4.

(10)	Cairns Family Trust's address is 1936 11 ST SW, Calgary, Alberta, Canada T2T 3L8.

(11)	Represents 5,311,869 shares issuable upon exercise of options.

(12)	Represents 266,667 shares issuable upon exercise of options.

(13)	Represents 366,667 shares issuable upon exercise of options

(14)	Includes 400,000 shares issuable upon exercise of options

(15)	Includes 350,000 shares issuable upon exercise of options

(16)	Includes 388,889 shares issuable upon exercise of options.

(17)
Includes 7,084,092 shares issuable upon exercise of options by the officers, directors and their affiliates, 18,000 shares owned by Mr. Perez, 333,333 shares owned by Mr. Collato and 50,000 shares owned by Mr. Stiska.

Signet Energy, Inc.

The following table sets forth certain information regarding the beneficial ownership of Signet as of August 24, 2007, by each of the named executive officers, each director and each nominee for director and all of our current directors and executive officers as a group.

Percentage ownership is based on an aggregate of 42,313,000 shares of Signet common stock outstanding on August 24, 2007. The table is based upon information provided by our officers and directors. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
Director and, Executive Officers:
David Perez	850,000	2.01%
Richard Collato	—	—
Thomas A. Page	—	—
John Stiska	—	—
Robert Fields	—	—
William Greene	—	—
All current directors and officers as a group	850,000	2.01%

In connection with the proposed Combination of Signet and Andorra, Mr. Perez’s shares in Signet are subject to the New Voting Agreement.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 210,000,000 shares of capital stock, of which 200,000,000 are designated as common stock, $0.001 par value per share, and 10,000,000 shares are designated as preferred stock, $0.001 par value per share. The following summary description of our securities is not complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are publicly available as further described in the section entitled “Where You Can Find More Information.”

The market represented by the OTC Bulletin Board® is extremely limited and the price for our common stock traded on the OTC Bulletin Board® is not necessarily a reliable indication of the value of our common stock. There can be no assurance that an active trading market will develop for our common stock after this offering, or that our common stock will trade in the public market subsequent to this offering. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Trading prices are based on information received from the OTC Bulletin Board® based on all transactions reported on the OTC Bulletin Board®.

Common Stock

As of August 24, 2007, there were 28,970,430 shares of our common stock outstanding and approximately 1,200 stockholders of record. Additionally, there were 8,965,380 exchangeable shares of Cold Flow stock outstanding, each of which is exchangeable into two shares of our common stock. These exchangeable shares are described below under the section entitled “Exchangeable Shares of Cold Flow.”

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Cumulative voting in the election of directors is not authorized by our certificate of incorporation. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, as may be declared from time to time by the Board of Directors. Our certificate of incorporation prohibits the payment of cash dividends on our common stock in excess of $0.05 per share per year so long as any series of preferred stock remains outstanding unless all accrued and unpaid dividends on the preferred stock have been set apart and there are no arrearages with respect to the redemption of any preferred stock. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to shares ratably in all assets remaining after payment of liabilities, subject to prior rights of the holders of the preferred stock, if any, then outstanding. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

Our Board of Directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, our outstanding shares of common stock and make removal of the Board of Directors more difficult.

As of August 24, 2007, we have one share of special voting preferred stock outstanding, par value $0.001 per share. No other shares of preferred stock of any class or series were outstanding as of August 24, 2007.

Series A and B Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

Series A Preferred Stock

Our Series A Preferred Stock (“Series A Preferred Stock”) is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $0.001 per share. The holders of Series A Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have no shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

Our Series B Preferred Stock (“Series B Preferred Stock”) has the same voting privileges as our common stock. Each share of Series B Preferred Stock is convertible into one share of our common stock at the option of either the holder or us upon our net pre-tax profit reaching $500,000 in any given calendar year. The Series B Preferred Stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series B Preferred Stock has a liquidation preference of $0.001 plus dividends in arrears, which is subordinated to the liquidation preference of our Series A Preferred Stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by our Board of Directors, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $0.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the common stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of common stock as and when our Board of Directors determines. We have no shares of Series B Preferred Stock outstanding.

Special Voting Preferred Stock

A series of preferred shares, consisting of one share, has been designated as “special voting preferred stock,” having a par value of $0.001 per share and a liquidation preference of $0.01 per share. The special voting preferred stock has been issued to Olympia Trust Company, as trustee under a voting and exchange trust agreement among us, Peace Oil and such trustee. Except as otherwise required by law, our certificate of incorporation or our bylaws, the one special voting preferred stock possesses a number of votes, for the election of directors and on all other matters submitted to a vote of our stockholders, equal to two times the number of outstanding Cold Flow exchangeable shares from time to time (excluding such shares that are owned by us or any entity controlled by us). The holders of our common stock and the holder of the special voting preferred stock will vote together as a single class on all matters on which holders of our common stock are eligible to vote. The special voting preferred stock ranks senior, as to distribution of assets upon liquidation, to our common stock, our Series A Preferred Stock, and our Series B Preferred Stock. In the event of our liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of our common stock, and the holder of the special voting preferred stock will not be entitled to receive any assets available for distribution to our stockholders (other than the $0.01 liquidation preference). The holder of the special voting preferred stock will not be entitled to receive dividends. At such time as the one special voting preferred stock has no votes attached to it because there are no exchangeable shares outstanding not owned by us or an entity controlled by us, the special voting preferred stock will be canceled.

Exchangeable Shares of Cold Flow

As of August 24, 2007, there were 8,965,390 exchangeable shares issued and outstanding of Cold Flow. The exchangeable shares were issued to the former stockholders of Peace Oil in exchange for their shares of Peace Oil in connection with the acquisition by Cold Flow of all of the outstanding shares of Peace Oil. The exchangeable shares: (i) have the same voting rights, dividend entitlements and other attributes as two shares of our common stock, (ii) are exchangeable, at each holder's option, on a one-for-two basis, into shares of our common stock, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. The exchangeable shares were issued to Canadian stockholders in lieu of shares of our common stock because of certain tax considerations.

We have entered into a voting and exchange trust agreement with respect to the exchangeable shares with Cold Flow and Olympia Trust Company, as trustee for the exchangeable stockholders. By furnishing instructions to the trustee under the voting and exchange trust agreement, holders of the exchangeable shares are able to exercise essentially the same voting rights as they would have if they had exchanged their exchangeable shares for shares of our common stock. Holders of exchangeable shares are also entitled to receive from Cold Flow dividends payable in Canadian dollars that are economically equivalent to any cash dividends paid by us on the common stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to our capital structure so as to maintain the initial 1-to-2 relationship between the exchangeable shares and the common stock.

As a result of Cold Flow’s rendering full payment of all of the CDN$4,000,000 in secured promissory notes on June 28, 2007, 1304146 Alberta Ltd., a company formed by the former shareholders of Peace Oil, was granted a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 per share. The warrant expires upon the earlier of March 2, 2010 or on any change in our control.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

The following discussion describes the provisions of Delaware law, our certificate of incorporation and our bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of our Company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Under certain circumstances, Section 203 limits the ability of an “interested stockholder” to effect various business combinations with us for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of more than 15% of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our Board of Directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•
the interested stockholder acquired at least 85% of the voting stock (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it became an interested stockholder; or

•
our Board of Directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

For this purpose, business combinations include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of our consolidated assets, and certain transactions that would increase the interested stockholder’s proportionate share ownership in our company.

Blank Check Preferred Stock

Our certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our Board of Directors. We will not solicit approval of our stockholders unless our Board of Directors believes that approval is advisable or is required by Delaware law. This could enable our Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and protect the continuity of our management. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Luce, Forward, Hamilton & Scripps LLP of San Diego, California.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, has audited our financial statements for the years ended December 31, 2006, 2005 and 2004, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. We are not required to deliver an annual report to our stockholders but voluntarily send to our stockholders our annual report on Form 10-KSB in connection with our annual meeting, which includes audited financial statements. Here are ways you can reach and obtain copies of this information:

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

This prospectus is part of a Registration Statement on Form SB-2 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed above.

SURGE GLOBAL ENERGY, INC.
INDEX TO FINANCIAL INFORMATION

Page No.
10-KSB for the year ended December 31, 2006
Report of Independent Registered Certified Public Accountants	F-2
Consolidated Balance Sheet at December 31, 2006	F-3
Consolidated Statements of Losses for the Years Ended December 31, 2006 and 2005	F-4
Condensed Consolidated Statements of Stockholders’ Equity for the Years ended December 31, 2006 and 2005	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	F-7
Notes to Consolidated Financial Statements at December 31, 2006	F-9

10-QSB for the quarter ended June 30, 2007
Condensed Consolidated Balance Sheets at June 30, 2007	F-32
Condensed Consolidated Statements of Losses at Three Months Ended June 30, 2007 and 2006, and for the period from January 1, 2005 (date of inception of development stage) through June 30, 2007	F-33
Condensed Consolidated Statements of Stockholders’ Equity For the period from January 1, 2005 (date of inception of development stage) through June 30, 2007	F-34
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006, and for the period from January 1, 2005 (date of inception of development stage) through June 30, 2007	F-37
Notes to Unaudited Condensed Consolidated Financial Information at June 30, 2007	F-39

Peace Oil Pro Forma
Pro Forma Unaudited Condensed Consolidated Financial Information at March 31, 2007	F-63

Peace Oil Audit
Report of Independent Registered Certified Public Accounting Firm	F-69
Consolidated Balance Sheets at December 31, 2006 (Unaudited ) and September 30, 2006	F-70
Consolidated Statements of Losses for the three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-71
Consolidated Statements of Stockholders' Equity for the period from September 15, 2005 (date of inception of development stage) through September 30, 2006 (audited) and three months period ended December 31, 2006 (Unaudited)
F-72
Consolidated Statements of Cash Flows for three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-73
Notes to Consolidated Financial statements	F-74

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Surge Global Energy, Inc.
San Diego, California

We have audited the accompanying consolidated balance sheet of Surge Global Energy, Inc. (the “Company”), as of December 31, 2006 and the related consolidated statements of losses, stockholders’ equity, and cash flows for the two years then ended, and for the period January 1, 2005 (date of inception of development stage) through December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the two years then ended, and for the period January 1, 2005 (date of inception of development stage) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (R), “Shared-Based Payment,” effective January 1, 2006.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note M to the consolidated financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
March 21, 2007

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2006
ASSETS
Current assets:
Cash and cash equivalents (Note A)	$1,527,073
Other receivable	129
Prepaid expense	25,914
Total current assets	1,553,116

Property and equipment, net (Note A)	16,918

Investment in Signet (Note C)	4,597,217
Investment in Peace Oil (Note D)	133,449

Total Assets	$6,300,700

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note E)	$603,540
Total current liabilities	603,540

Warrant liability (Note F)	2,309,400
Total long-term liabilities	2,309,400

Commitment and contingencies (Note L )	-

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized:
Series A - none issued and outstanding (Note G)	-
Series B - none issued and outstanding (Note G)	-
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 30,587,097 shares issued and outstanding (Note G)	30,587
Additional paid-in capital	40,198,386
Accumulated other comprehensive income: Foreign currency translation adjustment	153,600
Accumulated deficit	(12,337,511)
Deficit from inception of development stage	(24,657,302)
Total stockholders' equity	3,387,760

Total liabilities and stockholders' equity	$6,300,700

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF LOSSES

			For the period from
			January 1, 2005 (date
			of inception of
			development stage)
	2006	2005	through December 31, 2006

Operating expenses:
Selling, general and administrative expenses	$3,003,780	$2,044,315	$5,048,095
Amortization of deferred compensation (Note H)	-	3,039,038	3,039,038
Non cash compensation to employees (Note H)	4,779,130	4,224,583	9,003,713
Depreciation and amortization	372,762	74,896	447,658
Oil and Gas impairment (Note B and C)	6,296,016	25,000	6,321,016
Total operating expenses	14,451,688	9,407,832	23,859,520

Loss from operations	(14,451,688)	(9,407,832)	(23,859,520)

Equity in losses from affiliates (Note C)	(1,043,085)	-	(1,043,085)
Net gain (loss) on revaluation of warrant liability (Note F)	(502,161)	70,900	(431,261)
Interest income (expense), net	(1,048,186)	(1,954,346)	(3,002,532)
Loss from operations, before income taxes, and minority interest	(17,045,120)	(11,291,278)	(28,336,398)

Provision for income taxes (Note K)	-	-	-
Loss before minority interest	(17,045,120)	(11,291,278)	(28,336,398)

Loss applicable to minority interest (Note C)	1,119,027	2,560,069	3,679,096

Loss available to common stockholders	$(15,926,093)	$(8,731,209)	$(24,657,302)

Other comprehensive income (loss): foreign currency translation loss	339,014	(185,414)	153,600

Comprehensive loss	$(15,587,079)	$(8,916,623)	$(24,503,702)

Loss per common share (basic and diluted) (Note J)	$(0.58)	$(0.36)	$(0.97)

Weighted average shares outstanding	27,360,878	24,262,535	25,437,728

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH DECEMBER 31, 2006

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at January 1, 2005	-	$-	23,367,097	$23,367	$18,996,881	$(7,020,985)	$-	$-	$-	$(12,337,511)	$(338,248)
Issuance of common stock in February 2005 in exchange for stock options exercised at $0.25 per share	-	-	100,000	100	24,900	-	-	-	-	-	25,000
Issuance of common stock in August 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	300,000	300	299,700	-	-	-	-	-	300,000
Issuance of common stock in August 2005 in exchange for conversion of convertible notes payable at $1.00 per share	-	-	1,675,000	1,675	1,673,325	-	35,000	-	-	-	1,710,000
Issuance of common stock in October 2005 in exchange for convertible notes converted in August 2005	-	-	35,000	35	34,965	-	(35,000)	-	-	-	-
Issuance of common stock in November 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	800,000	800	799,200	-	-	-	-	-	800,000
Beneficial conversion feature in connection with issuance of convertible notes payable (Note G)	-	-	-	-	1,022,492	-	-	-	-	-	1,022,492
Value of warrants attached to convertible notes payable (Note G)	-	-	-	-	629,192	-	-	-	-	-	629,192
Foreign currency translation adjustment	-	-	-	-	-	-		(185,414)	-	-	(185,414)
Amortization of deferred compensation (Note H)	-	-	-	-	-	3,039,038	-	-	-	-	3,039,038
Valuation of warrant liabilities in connection with private placement (Note F)					(2,245,100)						(2,245,100)
Other stock options awards granted pursuant to employment agreement (Note H)	-	-	-	-	202,418	-	-	-	-	-	202,418
Increase in value of investment in Signet Energy, Inc. (Note C)					6,890,785						6,890,785
Net loss	-	-	-	-	-	-	-	-	(8,731,209)	-	(8,731,209)
Balance at December 31, 2005	-	$-	26,277,097	$26,277	$28,328,758	$(3,981,947)	$-	$(185,414)	$(8,731,209)	$(12,337,511)	$3,118,954

See accompanying notes to consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH DECEMBER 31, 2006

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at December 31, 2005	-	$-	26,277,097	$26,277	$28,328,758	$(3,981,947)	$-	$(185,414)	$(8,731,209)	$(12,337,511)	$3,118,954

Reversal of unamortized deferred compensation upon adoption of SFAS 123R (Note H)	-	-	-	-	(3,981,947)	3,981,947	-	-	-	-	-
Issuance of common stock in April 2006 in exchange for cash, net of costs and fees at $1.50 per share	-	-	1,200,000	1,200	1,798,800	-	-	-	-	-	1,800,000
Shares returned and cancelled in June 2006 related to the acquisition of Phillips & King International Inc. during August 2000	-	-	(450,000)	(450)	450	-	-	-	-	-	-
Issuance of common stock in June 2006 in exchange for convertible notes in subsidiary	-	-	160,000	160	178,456	-	-	-	-	-	178,616
Issuance of common stock in July 2006 in exchange for stock options exercised at $0.25 per share	-	-	400,000	400	99,600	-	-	-	-	-	100,000
Issuance of common stock in November 2006 in exchange for cash, net of costs and fees at $0.45 per share	-	-	3,000,000	3,000	1,347,000	-	-	-	-	-	1,350,000
Conversion of warrant liability upon registration of warrants in May 2006	-	-	-	-	3,787,861	-	-	-	-	-	3,787,861
Valuation of warrant liabilities in connection with private placement (Note F)	-	-	-	-	(3,420,900)	-	-	-	-	-	(3,420,900)
Gain on investment	-	-	-	-	4,147,556	-	-	-	-	-	4,147,556
Conversion to equity method	-	-	-	-	3,133,622	-	-	-	-	-	3,133,622
Employee stock option expense (Note H)					4,138,639						4,138,639
Other stock options awards granted pursuant to employment agreement (Note H)					640,491						640,491
Foreign currency translation adjustment	-	-	-	-		-	-	339,014	-	-	339,014
Net loss									(15,926,093)		(15,926,093)
Balance at December 31, 2006	-	$-	30,587,097	$30,587	$40,198,386	$-	$-	$153,600	$(24,657,302)	$(12,337,511)	$3,387,760

See accompanying notes to consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the period from
			January 1, 2005 (date
			of inception of
			development stage)
	2006	2005	through December 31, 2006
Cash flows from operating activities:
Net loss	$(15,926,093)	$(8,731,209)	$(24,657,302)
Minority interest	(1,119,027)	(2,560,069)	(3,679,096)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Share of affiliate loss	1,043,085	-	1,043,085
Depreciation and amortization	372,762	74,896	447,658
Impairment (Note B and C)	6,296,016	25,000	6,321,016
Amortization and write-off of debt discount - beneficial conversion feature of convertible debenture (Note G)	-	1,022,492	1,022,492
Amortization and write-off of discount attributable to warrants (Note G)	-	629,192	629,192
Stock options granted pursuant to employment agreement (Note H)	4,779,130	202,417	4,981,547
Amortization of deferred compensation costs (Note H)	-	3,039,038	3,039,038
Gain/loss on revaluation of warrant liability (Note F)	502,161	(70,900)	431,261
Debt discount	817,944	192,735	1,010,679
Founders stock	-	4,265,640	4,265,640
Increase/decrease in:
Other receivable	290,738	(418,834)	(128,096)
Prepaid expenses	(34,173)	(16,297)	(50,470)
Other assets	80,958	-	80,958
Accounts payable and accrued liabilities	(126,568)	587,171	460,603
Net cash used in operating activities	(3,023,067)	(1,758,728)	(4,781,795)

Cash flows from investing activities:
Purchase of property and equipment	(73,384)	(24,303)	(97,687)
Deposits	(9,913)	-	(9,913)
Capital expenditures in oil and gas properties	(1,444,708)	(10,324,225)	(11,768,933)
Asset retirement obligation	-	51,273	51,273
Oil leases	-	6,314,820	6,314,820
Deduct Signet June 2006 cash balance	(5,626,405)	-	(5,626,405)
Net cash used in investing activities	(7,154,410)	(3,982,435)	(11,136,845)

Cash flows from financing activities:
Proceeds from sale of common stock and stock subscription, net of costs and fees (Note I)	3,150,000	1,100,000	4,250,000
Proceeds from the exercise of options (Note G)	100,000	25,000	125,000
Proceeds from convertible debenture (Note G and H)	-	1,710,000	1,710,000
Proceeds from notes payable, gross	-	10,421,933	10,421,933
Proceeds from Signet stock, net of costs and fees	-	1,769,602	1,769,602
Share Issuance costs	-	(124,987)	(124,987)
Deferred financing costs	-	(1,208,375)	(1,208,375)
Net cash provided by financing activities	3,250,000	13,693,173	16,943,173

Effect of exchange rates on cash and cash equivalents	342,605	-	342,605

Net (decrease) increase in cash and cash equivalents	(6,584,872)	7,952,010	1,367,138

Cash and cash equivalents at the beginning of the year	8,111,945	159,935	159,935

Cash and cash equivalents at the end the year	$1,527,073	$8,111,945	$1,527,073

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(A DEVELOPMENT STAGE COMPANY)

			For the period from
			January 1, 2005 (date
			of inception of
			development stage)
	2006	2005	through December 31, 2006

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$-	$-	$-
Cash paid during the year for taxes	-	-	-

Supplemental Disclosures of Non-Cash Transactions:
Amortization of debt discount - beneficial conversion feature of convertible debenture (Note G)		1,022,492	1,022,492
Amortization of discount attributable to warrants (Note G)		629,192	629,192
Stock options granted to Company officer pursuant to employment agreement (Note H)	4,779,130	202,417	4,981,547
Amortization of deferred compensation costs (Note H)		3,039,038	3,039,038
Gain on revaluation of warrant liability (Note F)	502,161	(70,900)	431,261
Common stock issued in exchange for convertible notes payable (Note G)		1,710,000	1,710,000

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The consolidated financial statements include the accounts of Surge Global Energy, Inc., Signet Energy, Inc., (formerly Surge Global Energy (Canada), Ltd.) and Cold Flow Energy ULC, collectively the “Company”.

As previously reported and as of July 7, 2006, we deconsolidated Signet Energy, Inc. (formerly Surge Surge Global Energy (Canada) Ltd.) from our consolidated financial statements (See Note C - Investment in Signet for further discussion).

In January 2005, as a result of the Company disposing of its tobacco wholesale business in December 2004, and restructuring its management and ownership, the Company began implementing plans to establish an oil and gas development business. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in the United States, Canada and Argentina. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through December 31, 2006, the Company has accumulated losses of $24,657,302.

Oil and Gas Properties

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. The Company anticipates its unevaluated property costs to remain as unevaluated for no longer than two years.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Investment in unconsolidated subsidiary

Investee entities that the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, among others, representation of the company’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the company including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the company. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets. Depreciation expenses from operations amounted to $372,762 and $74,896 for the years ended December 31, 2006 and 2005, respectively. As previously reported and as of July 7, 2006, we deconsolidated Signet Energy, Inc. (formerly Surge Global Energy (Canada) Ltd.) from our consolidated financial statements (See Note C - Investment in Signet for further discussion). For the year ended December 31, 2006 and net of the deconsolidation entries, assets and accumulated depreciation values were reduced to correspond to the table listed below. Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

December 31, 2006
Furniture	$23,506
Accumulated depreciation	(6,588)
Property and equipment, net	$16,918

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. For the year ended December 31, 2006, the Company recorded an impairment charge of $6,296,016 (Note C).

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings (Loss) Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. During the years ended December 31, 2006 and 2005, convertible debt and security, stock options and warrants were excluded as common stock equivalents in the diluted earnings per share because they are anti dilutive. The weighted average number of common shares outstanding used in the computation of earnings (loss) per share was 27,360,878 and 24,262,535 for the year ended December 31, 2006 and 2005 respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101").

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the years ended December 31, 2006 and 2005, the Company incurred $112,770 and $101,827 advertising costs, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2006 and 2005.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company had no allowance for doubtful accounts at December 31, 2006.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company’s fiscal year 2006. The Company’s Consolidated Financial Statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company’s Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Stock-based compensation expense recognized under SFAS 123(R) for the year ended December 31, 2006 was $4,138,639, net of tax effect.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Losses. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s Consolidated Statement of Losses because the exercise price of the Company’s stock options granted to employees and directors approximated or exceeded the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company’s Consolidated Statement of Losses for the year ended December 31, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006, which was also previously used for the Company’s pro forma information required under SFAS 123. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

The following table shows the effect on net earnings and earnings per share had compensation cost been recognized based upon the estimated fair value on the grant date of stock options for the years ended December 31, 2005, in accordance with SFAS 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure."

2005
Net loss - as reported	$(8,731,209)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	-
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	-
Net loss - Pro Forma	$(8,731,209)
Net loss attributable to common stockholders - Pro forma	$(8,731,209)
Basic (and assuming dilution) loss per share - as reported	$(0.36)
Basic (and assuming dilution) loss per share - Pro forma	$(0.36)

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from operations of $14,451,688 and $9,407,832 for the year ended December 31, 2006 and 2005, respectively. The Company's current assets, on a consolidated basis, exceeded its current liabilities by $949,576 as of December 31, 2006.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Sales of Subsidiary Stock

Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock by a Subsisary" (SAB 51), provides guidance on accounting for the effect of issuances of a subsidiary's stock on the parent's investment in that subsidiary. SAB 51 allows registrants to elect an accounting policy of recording such increases or decreases in a parent's investment (SAB 51 credits or charges, respectively) either in income or in stockholders' equity. In accordance with the election provided in SAB 51, we adopted a policy of recording such SAB 51 credits or charges directly to "additional paid-in capital" in stockholders' equity.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - INVESTMENT IN MIRASOL GAS WELL

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by the Company’s Chief Financial Officer and Director. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to the Company all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the Mirasol oil and gas leases, in exchange for cash consideration paid by the Company in the amount of $25,000. Assignor has the right to recoup the first $400,000 from income derived from the gas well. As of December 31, 2006, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. In view of the delays in drilling this well, the Company wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005 as an impairment.

NOTE C - INVESTMENT IN SIGNET

History

On February 25, 2005, the Company formed a Canadian subsidiary initially named Surge Global Energy (Canada) Ltd., which entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. (hereafter ”Deep Well”) and Northern Alberta Oil, Ltd., (hereafter “NAOL”) . The Farmount Agreement provided that the Company was initially obligated to drill two Test Wells on the Sawn Lake Property located in Northern Alberta, Canada and to drill a total of ten wells to perfect all rights. At the time, the Company was also obligated to issue one third of its outstanding common stock on a fully diluted basis after the two Test Wells were producing. Surge Global Energy (Canada) Ltd., was a wholly -owned subsidiary of the Company until November 15, 2005.
On November 15, 2005, the Company distributed 5,100,000 shares of the subsidiary’s common stock to its founders, and 7,550,000 shares of Signet common stock to Deep Well and NAOL in exchange for leases of oil and gas properties The subsidiary was renamed Signet Energy, Inc. (“Signet”) in November 2005 in conjunction with the subsidiary’s financing activity. Signet became a minority owned subsidiary with the Company retaining a 77.3% voting control of Signet at December 31, 2005 pursuant to a voting trust agreement. In July 2006, Signet completed a private placement transaction, and as a result of the financing and our election to not participate, our voting interest in Signet was reduced to 47.15% (fully diluted voting interest of 35.14% which assumes the exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Per the terms of the November 15, 2005 Voting Trust Agreement, voting control of 7.550 million Deep Well Oil & Gas (Alberta), Ltd. terminated which reduced Surge voting control to 29.31% as of February 25, 2007 (fully diluted voting interest of 21.84%).

The Company originally paid a total of $2,000,000 in 2005 to Deep Well and NAOL for the Sawn Lake lease rights and in addition issued 7,550,000 shares of Signet common stock in place of one third of the Company’s shares to perfect the rights under the Farmout Agreement and to settle all claims with Deep Well and NAOL. The Signet shares were valued at $6,314,820 for financial statement purposes pursuant to SAB No. 51.

2006 Deconsolidation

In July 2006, Signet increased its outstanding shares following the completion of a C$ 18.990 million financing. As of July 6, 2006, Signet and various other investors owned 52.85% of Signet’s common stock to reduce Surge’s outstanding voting security interest to less than 50%. Based upon this reduction in ownership, Surge has determined that it no longer has the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from its consolidated financial statements during the fiscal quarter ending September 30, 2006. Due to the change in influence on Signet’s operations, Surge will reflect its Signet operations as an equity investment using the 27.30% equity interest effective for the year ended December 31, 2006.
Considering the less than 50% interest in Signet as of July 6, 2006 and December 31, 2006, effective July 6, 2006, the Company has recorded the investment in Signet using the equity method of accounting.  Upon deconsolidation, the Company valued the Signet investment at $11.936 million which resulted in a gain of $4.148 million which was recorded to the investment account with a corresponding credit to additional paid in capital.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - INVESTMENT IN SIGNET (Continued)

Pro Forma Information

The following pro forma unaudited financial information has been prepared by management of Surge Global Energy, Inc., (the “Company”) in order to present consolidated financial results of operations of the Company as to give effect to the loss of control of Signet using the lower 27.3% equity interest The pro forma condensed consolidated statement of losses for the year ended December 31, 2006 and 2005 present pro forma results had the transaction taken place at January 1, 2005.

The pro forma information is based on historical financial statements giving effect to the loss of control using the equity method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future.

	2006	2005	For the period from January 1, 2005 through December 31, 2006
Net Loss - (as reported)	$(15,926,093)	$(8,731,209)	$(24,657,302)
Adjustments:
Loss from Signet (prior to deconsolidation)	2,026,122	4,988,816	7,014,937
Loss applicable to minority interest	(1,119,027)	(2,560,069)	(3,679,096)
Equity losses from affiliate (27.3%)	(553,131)	(1,361,947)	(1,915,078)
Net Loss - proforma	$(15,572,129)	$(7,664,409)	$(23,236,539)
Loss per common share - Pro forma
(basic and diluted)	$(0.57)	$(0.32)	$(0.91)

2006 Impairment

Signet is a pre-production stage development enterprise whose sole activity is the delineation and development of an oil sand resource at its Sawn Lake property. Signet has drilled, completed and production tested three horizontal wells on Sawn Lake property. The objective of these wells was to determine the feasibility of conventional oil production from the property oil sands resource, which feasibility was not established by the production test. As a result of these factors, management recorded an impairment charge of $6,296,016 for the year ended December 31, 2006.

For the year ended December 31, 2006, Surge charged operations for $1,043,085 representing Surge's 27.30% share of Signet's loss. Both the impairment charge and share of Signet’s loss were reflected as a reduction to the Signet investment.  The net investment in Signet at December 31, 2006 was $4,597,217 representing the Company’s 27.3% share of Signet’s December 31, 2006 net equity.

In December 2006, beyond working interests earned to date, the right to earn additional working interests in the Sawn Lake property acreage effectively ended. These rights expired as the drilling results and lack of cold flow to date on the property did not justify further horizontal development wells as required by the farmout agreement. Accordingly, an amendment to the farmout agreement to drill vertical delineation wells to earn additional working interests in the property was sought but not granted by Deep Well. In addition, in December 2006 Deep Well notified Signet that it was questioning Signet’s earnings on 12 of the total 18 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.

As Signet obtains financing in the future, the Company may sustain additional dilution to its equity interest in Signet which may also result in further impairment.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - INVESTMENT IN SIGNET (Continued)

Equity Method

As described above, the Company uses the equity method to account for its investment in Signet effective July 6, 2006. Under the equity method of accounting, the Company's share of net income (loss) from Signet is reflected as an increase (decrease) in its investment accounts and is also recorded as equity loss from affiliates.

Summarized financial position and results of operations of Signet as of December 31, 2006 and for the year then ended are as follows:

2006

Current assets	$15,504,467
Non current assets	$12,476,338
Current liabilities	$9,844,637
Non current liabilities	$1,296,544

NOTE D - INVESTMENT IN PEACE OIL

On November 30, 2006, the Company entered into a Stock Purchase Agreement with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”), Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Cold Flow is a wholly owned subsidiary of the Company. Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of CDN$16,350,000, which consist of CDN$6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the Exchangeable Shares”). On December 4, 2006, Cold Flow delivered an initial deposit of CDN$150,000, which deposit and any interest earned thereon will be deducted from the cash portion of the purchase price.

Since completion of the Acquisition was extended beyond January 18, 2007, Cold Flow made an additional deposit of CDN$450,000 into escrow prior to January 18, 2007, which additional deposit and any interest earned thereon will be deducted from the cash portion of the purchase price. On March 2, 2007, the Company completed its acquisition of Peace Oil Corp. In connection with the closing of the acquisition, the parties amended the Stock Purchase Agreement on March 2, 2007 to modify the payment of the purchase price such that CDN$5,600,000 of the cash portion of the purchase price is now payable in promissory notes issued by Cold Flow in favor of 1304146 Alberta Ltd., which is an entity formed by the shareholders of Peace Oil, and the remaining CDN$750,000 of the cash portion was paid in cash. In addition, through our indirectly-owned Canadian subsidiary, Cold Flow, we loaned CDN$250,000 to Peace Oil for retirement of its shareholder loans and paid CDN$20,000 of its legal fees incurred with this transaction. As a result of the acquisition, Peace Oil has become a wholly owned subsidiary of Cold Flow.

The Stock Purchase Agreements provide that the Company, Cold Flow, and Computershare Trust Company of Canada will enter into a Voting and Exchange Trust Agreement on the closing date and that the Company and Cold Flow will enter into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each Exchangeable Share is exchangeable into two shares of the Company’s common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of the Company’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares. Should Surge be unable to fulfill its remaining secured note payable obligations of approximately CDN$4 million due by August 30, 2007, all cash monies advanced through that date will be forfeited and all shares and warrants shall be returned to Surge.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE D - INVESTMENT IN PEACE OIL (Continued)

The Stock Purchase Agreement provides a covenant by the Company to file with the SEC a registration statement registering the shares of the Company’s common stock issuable upon exchange of the Exchangeable Shares for resale by the Peace Oil shareholders. In addition, the Stock Purchase Agreement provides for representations and warranties, covenants regarding conduct of the parties prior to closing, and indemnification provisions typical of transactions involving the acquisition of a privately held company.

The Company recorded the initial December 2006 CDN$150,000 deposit ($133,449 in US$) to Peace Oil as an Investment in Peace Oil as of December 31, 2006.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 are as follows:

Accounts payable	$269,711
Accrued payroll, payroll expenses and taxes	43,105
Accrued expenses	290,724
Total	$603,540

NOTE F - WARRANT LIABILITY

In November 2005, the Company completed a private placement which resulted in gross proceeds of $800,000 (Note G). In connection with this private placement the Company sold 800,000 shares of common stock at a price of $1.00 per share and issued warrants to purchase up to 1,600,000 shares of common stock. The warrants have a 3 to 5 year term and an exercise price ranging from equal to $1.00 to $1.45.

Since the warrants are subject to certain registration rights, the Company valued the warrants using the Black-Scholes option pricing model, applying a life of 3 to year 5 years, a risk free interest rate of 4.42% to 4.54%, an expected dividend yield of 0%, a volatility of 205% and a deemed fair value of common stock of $1.22 to $1.55 which was the closing price of the Company’s common stock on November 14 and November 30, 2005, respectively, and recorded a warrant liability at grant date, totaling $2,245,100, in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The warrant liability has subsequently been recalculated using the closing price of the Company’s common stock as of December 31, 2005 of $1.45. Assumptions regarding the life, the expected dividend yield and volatility were left unchanged but the Company did apply a risk free interest rate of 4.35%, a volatility of 200% and a deemed fair value of common stock of $1.45, which was the closing price of the Company’s common stock on December 31, 2005. The difference of $70,900 between the fair value of the warrants as of December 31, 2005 and the previous valuation as of November 2005 has been recorded as a gain on revaluation of warrant liability, and included in the accompanying consolidated financial statements for the year ended December 31, 2005. Warrant liability at December 31, 2005 amounted $2,174,200.

The registration rights provide for the Company to file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the securities issued in connection with the private placement. The registration statement was filed with the Securities and Exchange Commission on December 30, 2005. The Company was required to have received an effective registration no later than May 15, 2006 closing date or six months following each investor’s private placement date. Per the terms of the registration rights agreement and since the registration was not effective until May 30, 2006, the Company was obligated to reprice 1 million of the $1.00 warrant exercise price by $0.005 for each day the registration was not effective from May 15, 2006. As a result, the 1 million $1.00 warrants were repriced to $0.93. Upon the registration becoming effective on May 30, 2006, the fair value of the warrant liability on that date, totaling $3,787,861, was reclassified to permanent equity. The difference of $1,613,661 between the fair value of the warrants as of December 31, 2005 and May 30, 2006 has been recorded as a loss on revaluation of warrant liability, and included in the accompanying consolidated financial statements for the year ended December 31, 2006.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE F - WARRANT LIABILITY (Continued)

In November 2006, the Company completed a private placement which resulted in gross proceeds of $1,350,000 (Note G). In connection with this private placement, the Company also issued warrants to purchase an aggregate of 3 million shares of the Company’s common stock at an exercise price of $0.60 per share and a 5 year term as well as warrants to purchase an aggregate of 3 million shares of the Company’s common stock at an exercise price of $0.50 per share with a six month term.. The warrant exercise price is subject to a weighted average anti-dilution adjustment if the Company issues any shares of common stock for a consideration per share below the exercise price then in effect.

Concurrently, the Company entered into a Registration Rights Agreement with each of the purchasers. Pursuant to its terms, the Company agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants within 30 days of the agreement and to cause such registration statement to be declared effective by the SEC within 120 days of the agreement. The Company filed the registration statement on December 20, 2006. In the event that the Company fails to cause the registration statement to be declared effective by the SEC within the effective deadline pursuant to the agreement, the Company agreed to pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement for any registrable securities then held by such holder.

Since the warrants are subject to certain registration rights, the Company recorded an initial warrant liability at grant date in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The warrant liability has subsequently been recalculated using the closing price of the Company’s common stock as of December 31, 2006 of $0.57. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of six months to 5 years, a risk free interest rate of 4.34% to 4.42%, an expected dividend yield of 0%, a volatility of 155% and a deemed fair value of common stock of $0.77 which was the closing price of the Company’s common stock on November 30, 2006. Initial warrant liability was valued at $3,420,900 on November 30, 2006.

At December 31, 2006, the Company revalued the warrants using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield was left unchanged but the Company did apply a risk free interest rate range of 4.35% to 4.38%, a volatility of 155% and a deemed fair value of common stock of $0.57, which was the weighted average closing price based on trading volume of the Company’s common stock during the month of December 31, 2006. The decrease of $1,111,500 in the fair value of the warrants at December 31, 2006 from the previous valuation at November 30, 2006 has been recorded as a gain on revaluation of warrant liability for the year ended December 31, 2006. Warrant liability at December 31, 2006 amounted $2,309,400.

NOTE G - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

The Company has issued 1,100,000 shares of its Series B Convertible Preferred Stock (Series B) $.001 par value to Duncan Hill, Inc in 1997. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of the Company's Common stock at the option of either the holder or the Company upon the Company's net pre-tax profit reaching $500,000 in any given calendar year. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines. There were no dividends declared or paid during the time the Series B Preferred Stock was outstanding.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G - CAPITAL STOCK (Continued)

In connection with the Asset Purchase Agreement in December 2004 (Note A), Duncan Hill, Inc., an entity controlled by the Company’s former Chief Executive Officer agreed to convey to the Company for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release the Company from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of the Company's Common Stock. The Company has no preferred stock issued and outstanding at December 31, 2006 and 2005.

Common Stock

Effective on February 22, 2007, we increased our authorized shares of capital stock to an aggregate of 210,000,000 shares, consisting of 200,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock pursuant to an amendment to our Certificate of Incorporation. As of December 31, 2006 and 2005, the Company has 30,587,097 and 26,277,097 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

In February 2005, the Company issued 100,000 shares of common stock to one of the Company’s former Directors in connection with stock options exercised at $0.25 per share for net proceeds of $25,000.

In August 2005, the Company issued an aggregate of 200,000 shares of common stock to third party investors and 100,000 shares of common stock to two Directors of the Company in exchange for net proceeds of $300,000. In connection with this private placement, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights.

In August and October 2005, the Company issued an aggregate of 1,710,000 shares of common stock in exchange for $1,710,000 of convertible notes. The Company entered into a Note and Warrant Purchase Agreement with investors on March 17, 2005 for the issuance of an aggregate of $1,710,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 855,000 shares of the Company’s common stock. The Noteholders had the option to convert any unpaid note principal to the Company’s common stock at $2.25 per share anytime during the term of the note. In August 2005, the Company entered an agreement with the noteholders to reduce the conversion rate to $1.00 per share, and the noteholders advised the company of their intent to convert the Notes into common stock. In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the convertible note in the amount of $1,022,492 (after adjustment for note amendment in August 2005) to additional paid-in capital and a discount against the convertible note.  In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the value attributable to the warrants in the amount of $629,192 (after adjustment for the note amendment in August 2005) to additional paid-in capital and a discount against the Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 174%. The debt discount attributed to the beneficial conversion feature and value of the warrants issued is amortized over the convertible note’s maturity period (one year) as interest expense. Upon the conversion of the $1,710,000 promissory notes to the Company’s common stock, all unamortized debt discount was charged to operations. The Company recorded non-cash interest expense in the amount of $1,651,684 during the year ended December 31, 2005 in connection with the $1,710,000 convertible notes.

In November 2005, the Company issued an aggregate of 800,000 shares of common stock to third party investors in exchange for net proceeds of $800,000. In connection with this private placement, the Company issued to the investors an aggregate of 1,600,000 warrants that are subject to registration rights and penalties if the registration is not effective by May 15, 2006. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note F).

In March 2006, the Company received $1,800,000 of net proceeds from third party investors for 1,200,000 shares of common stock subscribed. In connection with this private placement, the Company issued to the investors an aggregate of 1,200,000 warrants that are subject to Piggy-back registration rights. The common shares subscribed were issued in April 2006.

In June 2006, the Company issued 160,000 shares in exchange for C$200,000 in convertible debt related to the Signet subsidiary and charged the Signet investment for US$ 178,618.

In June 2006, 450,000 shares were returned for services not completed related to the acquisition of Phillips & King International Inc. during August 2000.

In July 2006, the Company issued 400,000 shares of common stock to a former Company officer and director in connection with stock options exercised at $0.25 per share for net proceeds of $100,000.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G - CAPITAL STOCK (Continued)

Common Stock (Continued)

While the Company no longer presents consolidated results for its equity interest in Signet, CDN$8.550 million of Signet debenture holders have an option to convert their debentures into Surge common stock. In November 2005, the Company’s equity affiliate Signet Energy, Inc., issued convertible promissory notes in exchange for aggregate gross proceeds of  CDN$8.550 million. During the quarter ended June 30, 2006, CDN$200,000 of promissory notes were converted to stock reducing total notes payable to CDN$8.350 million. Per the terms of the Debenture Subscription Agreement, and at the option of the holder, the debentures are exchangeable into either Signet or Surge common shares or are subject to automatic conversion should Signet complete a going public transaction on the Toronto Stock Exchange. Converting to Surge shares also increased Surge’s ownership percentage in Signet.

Other than the C$200,000 conversion that occurred during the quarter ended June 30, 2006, there have been no other conversions or a going public transaction during the year ended December 31,, 2006. Should the holder opt to convert to Surge common shares, the holder can only convert on either June 30 or December 31 in each year prior to the 2007 maturity date, at an exchange price of US$1.25.  The Surge U.S. Share Exchange Price shall be adjusted in accordance with specified anti-dilution clauses relating to changes in Surge U.S.’s share capital (including share splits, dividends, share consolidations, share dividends and similar recapitalizations) and other distributions of Surge U.S. Shares.

At December 31, 2006, had the Signet debenture holders elected to convert into Surge shares, the Company would have issued 6,680,000 of common shares in exchange for 8,350,000 shares of Signet. Accordingly, Surge’s equity interest in Signet would have increased from 27.30% to 39.28% while the Company’s aggregate voting interest, including indirect voting interests, in Signet would have increased from 47.15% to 55.57%.

There was no economic incentive for the Signet debenture holders to convert since the closing price of the Company’s common stock was $0.46 on December 31, 2006 and the conversion price was $1.25.

In November 2006, the Company issued an aggregate of 3 million shares of common stock to third party investors in exchange for net proceeds of $1,350,000. In connection with this private placement, the Company issued to the investors an aggregate of six million warrants that are subject to registration rights and penalties amounting to 2% of the proceeds on a monthly basis if the registration is not effective by March 28, 2007. To address pending SEC comments, the Company is obligated to provide and disclose Peace Oil financials as well as a pro forma of the combined companies. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note F).

We were unable to obtain an effectiveness of the Form SB-2 Registration Statement as of March 28, 2007. Subsequently, the investors have orally agreed to extend the time for the effectiveness of the Form SB-2 Registration Statement from March 28, 2007 to 120 days from the Amendment Agreement date. The investor's counsel has provided us with copies of the foregoing waiver and extension agreement, and has orally agreed to the terms, but the documents have not yet been signed by the investors.

NOTE H - WARRANTS AND STOCK OPTIONS

Class A Warrants

The Company granted an aggregate of 855,000 warrants in March 2005 in connection with issuance of convertible notes payable (Note G). Additionally, the Company issued an aggregate of 150,000 warrants in connection with the equity financing in August 2005 and 1,600,000 warrants related to the November 2005 financing (Note G). During 2006, the Company granted an aggregate of 1,200,000 warrants in connection with an equity financing in March 2006 and 6,000,000 warrants in connection with an equity financing in November 2006. The following table summarizes the changes at December 31, 2006.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - WARRANTS AND STOCK OPTIONS (Continued)

Class A Warrants (Continued)

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.50	3,000,000	$0.41	$0.50	3,000,000	$0.50
0.60	3,000,000	4.91	0.60	3,000,000	0.60
0.93	1,000,000	1.88	0.93	1,000,000	0.93
1.45	600,000	2.55	1.45	600,000	1.45
1.60	1,005,000	2.98	1.60	1,005,000	1.60
2.00	1,200,000	4.22	2.00	1,200,000	2.00
	9,805,000	$2.80	$0.93	9,805,000	$0.93

Transactions involving the Company's warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	-	$-
Granted	2,605,000	1.32
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	2,605,000	$1.32
Granted	7,200,000	0.79
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	9,805,000	$0.93

In connection with the placement of the convertible notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s common stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The Company recognized the value attributable to the warrants in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”) using the Black-Scholes pricing model.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - WARRANTS AND STOCK OPTIONS (Continued)

Class A Warrants (Continued)

In connection with a private placement in August 2005, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights. The exercise price of these warrants was above the fair value of the Company’s common stock at grant date, and accordingly no intrinsic value was measured.

In connection with a private placement in November 2005, the Company issued to the investors an aggregate of 1,600,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note F).

In connection with a private placement in March 2006, the Company issued to the investors an aggregate of 1,200,000 warrants with Piggy-back registration rights.

In connection with a private placement in November 2006, the Company issued to the investors an aggregate of 6,000,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s
Own Stock” (Note F).

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to shareholders at December 31, 2006.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.001	300,000	9.79	$0.001	187,500	$0.001
0.25	700,000	0.64	0.25	700,000	0.25
0.45	429,000	9.92	0.45	429,000	0.45
0.50	1,200,000	9.79	0.50	300,000	0.50
0.65	4,605,555	7.46	0.65	4,422,222	0.65
1.00	387,530	8.71	1.00	387,530	1.00
1.11	1,200,000	9.55	1.11	377,778	1.11
1.35	19,279	7.93	1.35	19,279	1.35
1.50	178,727	9.20	1.50	178,727	1.50
1.55	511,112	9.21	1.55	222,222	1.55
3.50	80,000	1.94	3.50	80,000	3.50
	9,611,203	7.83	$0.73	7,304,258	$0.70

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - WARRANTS AND STOCK OPTIONS (Continued)

Stock Options (Continued)

Transactions involving the Company's options issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	6,866,406	$0.61
Granted	387,530	1.00
Exercised	(100,000)	0.25
Canceled or expired	(337,778)	0.61
Outstanding at December 31, 2005	6,816,158	$0.64
Granted	4,500,600	0.94
Exercised (Note G)	(400,000)	0.25
Canceled or expired	(1,305,555)	1.12
Outstanding at December 31, 2006	9,611,203	$0.73

During the year ended December 31, 2004, the Company granted an aggregate of 5,500,000 stock options to employees. The exercise prices of the stock options granted were below the fair value of the Company’s common stock at the grant date. The Company has originally accounted the intrinsic value of the stock options as deferred compensation costs in the amount of $9,189,705 and as a reduction of stockholders’ equity in the year ended December 31, 2004. The deferred compensation costs are amortized over the vesting period of the options. Compensation expense of $3,039,038 was charged to operations during the year ended December 31, 2005.

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No 123, the Company's pro forma net loss attributable to common shareholders and net loss per share would have been $(8,731,209) and $(0.36) for the year ended December 31, 2005.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Unamortized deferred compensation of $3,981,947 resulted from the intrinsic value of the stock options at grant date was reversed and the employee stock options granted prior to, but not vested as of January 1, 2006, were valued based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. During the year ended December 31, 2006, total stock-based compensation expense charged to operations in connection with new grant and vested employee stock options was $4,138,639, net of tax effect.

In addition, the Company issued an aggregate of 600,600 and 387,530 stock options to its Chief Executive Officer as compensation for certain equity the Company issued during the year ended December 31, 2006 and 2005, respectively. The estimated value of the options granted during the year ended December 31, 2006 and 2005 was determined using the Black-Scholes option pricing model and the Company has charged to operations compensation expense of $640,491 and $202,418, respectively.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - WARRANTS AND STOCK OPTIONS (Continued)

Stock Options (Continued)

During the year ended December 31, 2006, the Company granted additional 3,900,000 stock options to employees and directors. Terminations resulted in the cancellation of 1,305,555 and 337,778 employee stock options during the year ended December 31, 2006 and 2005, respectively

The weighted-average fair value of stock options granted to employees and directors during the years ended December 31, 2006 and 2005 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2006	2005
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.42 - 5.13%	2.80 - 4.52%
Expected stock price volatility	143 - 155%	169 - 178%
Expected dividend payout	-	-
Expected option life (in years)	5.0 to 10.0	3.0 to 10.0

Total compensation expense of $4,779,130 and $4,224,583 was charged to operations during the year ended December 31, 2006 and 2005, respectively.

NOTE I - RELATED PARTY TRANSACTIONS

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by E. Jamie Schloss, a previous Director and Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. The rights the Company had pursuant to these leases expired in the third quarter of 2005. During the year ended December 31, 2005, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. The Company wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005 (Note B). In November, 2004, Mr. Schloss gave the Company a free option until July, 2006 to acquire two producing oil & gas properties owned or controlled by him for a price equal to 36 months net production for the past twelve months prior to exercising the option. The option expired in July 2006. On June 28, 2006, Mr. Schloss was terminated as CFO and replaced as a director by shareholder vote at the annual meeting on July 27, 2006.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE I - RELATED PARTY TRANSACTIONS (Continued)

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo's prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors. On November 15, 2006, plaintiff Dynamo Energy Corporation filed a complaint against the Company as well as previous officers (Note L).

The Company paid $135,000 and $171,000 in commissions to a Broker-dealer owned by Daniel Schreiber who was a named a Director of the Company in March, 2006, for the years ended December 31, 2006 and 2005, respectively.

On August 19, 2005 the Company completed a private placement offering which resulted in proceeds to the Company in the amount of $50,000 from Chet Idziszek and $50,000 from Gary Vandergrift, both members of the Company’s Board of Directors at the time of the transaction.

As a result of the Signet November 2005 financing, Mr. Kelly entered into a new compensation agreement with Signet which replaced the previous agreement with the Company. In January 2006, he resigned as Chief Executive Officer of the Company to become Signet’s Chief Operating Officer. Mr. Kelly’s new Agreement provided a salary of C$220,000 per annum to be paid by Signet Energy, Inc. In November 2005, Mr. Kelly and Mr. Perez received 1,700,000 shares and 855,000 shares respectively in Signet.

On October 6, 2006, we entered into an agreement with Richard Collato, who is a member of our Board of Directors, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, the consultant’s 10-day written notice or the Company’s 30-day written notice. In addition to the monthly retainer, the consultant also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointee and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, the consultant was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over the next twelve months.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE J - EARNINGS (LOSS) PER SHARE

The following table presents the computation of basic and diluted losses per share:

	2006	2005
Net loss available for common shareholders	$(15,926,093)	$(8,731,209)
Basic and fully diluted loss per share	$(0.58)	$(0.36)
Weighted average common shares outstanding (basic and assuming dilution)	27,360,878	24,262,535

For the year ended December 31, 2006 and 2005, 7,390,245 and 3,121,598 potential shares, respectively, were excluded from the shares used to calculate diluted losses per share as their inclusion would reduce net losses per share.

NOTE K - INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $8,336,000, which expire through 2025 subject to limitations of Section 382 of the Internal Revenue Code, as amended. . The deferred tax asset related to the carry forward is approximately $2,834,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2006 are as follows:

Non Current:
Net operating loss carry forward	$2,834,000
Less: valuation allowance	(2,834,000)
Net deferred tax asset	$-

NOTE L- COMMITMENTS AND CONTINGENCIES

Operating Leases

Commencing in November 2004 and in continuing in 2006, the Company subleased office space in San Diego, California from a company owned by a director of the Company at a monthly rental of $4,094.00 per month. In April 2006, the Company established Cold Flow Energy ULC as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities with monthly base rent of $293 per month. Total rent and related expenses of $46,024 and $25,172 were charged to operating expenses for the years ended December 31, 2006 and 2005 respectively.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE L- COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreement

The Company has employment agreements with its Executives. In addition to salary and benefit provisions, the agreements include defined commitments should the Executives terminate employment with or without cause.

Chief Executive Officer: On November 30, 2004, the Company entered into a five year employment agreement with its Chief Operating Officer (“COO”), David Perez. Upon the resignation of Fred Kelly in January 2006, Mr. Perez became Chief Executive Officer and retained his title as Chairman of the Board of the Company. The term extends to ten years if net income before income taxes, as adjusted, exceeds $1,500,000 during any of the first three fiscal years ending on or after January 1, 2005. Base compensation will be $250,000 per year, with increases subject to the board or the compensation committee’s discretion. The performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. Mr. Perez’s stock options include 3,000,000 shares of common stock at an exercise price of $.65 per share. The option has a life of ten years. 1,000,000 of these shares vested immediately with the balance vesting monthly over two years.

Other stock options include 600,000 shares of common stock at an exercise price of $0.65 per share with a ten year life and vesting monthly over three years. In connection with his appointment to the Company's board on November 4, 2004, Mr. Perez was granted a five-year option to purchase 400,000 shares of common stock at an exercise price of $0.65 per share with 275,000 shares vesting immediately and the remaining 125,000 shares vesting on November 4, 2005 (Note G). For any additional equity the Company issues, Mr. Perez receives additional options for a number of shares equal to 14.3% of, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life (Note H). All options are subject to continuing service with the Company.  In November, 2005, Mr. Perez received 850,000 shares in Signet Energy, Inc.

Chief Financial Officer: In July 2003, the Company entered into an agreement with Jamie Schloss as its acting Chief Financial Officer and his affiliated company Castle Rock Resources to provide consulting and related services to assist the Company in locating oil and gas properties on a non-exclusive contract basis. The agreement provided the Company with a 30 day right of first refusal on each prospect property. The affiliated company received options to purchase 400,000 shares at $25 per share. Mr. Schloss exercised these options in August 2006. For wells proposed by the affiliated company and drilled by the Company, the affiliated company received a management fee of $5,000 per month. In addition, the affiliated company will oversee operations and finances for such wells. For all cash raised by the affiliated company on behalf of the Company, the affiliated company was to receive a 10% finder's fee and reimbursement of certain expenses. The finder's fee is payable in cash or stock at the affiliated company's option. The affiliated company had a right in certain circumstances to require registration under the Securities Act for the resale of the shares could have been purchased upon exercise of its stock option. The agreement expired on July 21, 2006. On December 9, 2004 the Company granted Mr. Schloss a 10-year option to purchase 400,000 shares at $0.65 per share and vesting in 36 equal monthly installments (Note H). In December 2005, the Company agreed to compensate Mr. Schloss at the salary of $80,000 per annum. On June 28, 2006, Mr. Schloss was terminated with William Greene appointed as CFO.

William Greene was appointed as Chief Financial Officer in June 2006. Mr. Greene is entitled to an annual salary of $180,000, plus medical benefits. He is entitled to 400,000 options with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately. Upon termination without cause, the Company will pay Mr. Greene the balance of his contract and pro rate his options based on the date of departure.  Stock option awards include 400,000 options received in July 2006 and fully valued at $676,000 per FAS123R and a vested 2006 cost of $131,444 per FAS 123R. For the period ended December 31, 2006, no options have been exercised.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE L - COMMITMENTS AND CONTINGENCIES (Continued)

Pension Plans

The Company currently sponsors a voluntary qualified 401(k) savings plan and a pension plan, available to full-time employees. The pension plan is a non-contributory defined contribution plan. The 401(k) plan provides for discretionary employee contribution of up to 100% of annual pre-tax earnings, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code or $15,000 for the year ended December 31, 2006. In the year ended December 31, 2006, discretionary Company contributions totaling $73,000 were made to the 401(k) saving plan and pension plan and resulted in an equal and corresponding reduction to base salaries to leave total gross compensation unchanged. The Company had no 401(k) savings plan and pension plan in effect for the year ended December 31, 2005.

Total expense relative to these plans for the years ended December 31, 2006 and 2005 was $1,585 and $0, respectively.

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company shareholders and directors. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors.

On November 15, 2006, plaintiff Dynamo Energy Corporation filed a First Amended Complaint against Surge Global Energy Inc., Signet Energy Inc., Frederick C. Berndt and E. Jamie Schloss in the Superior Court of the State of California, County of San Diego, Case No. GIC 874973.  Dynamo has alleged causes of action for Breach of Contract, Restitution, Declaratory Relief and Fraud.  Dynamo's claims arise from an alleged agreement/contract in which Dynamo claims to be entitled to a finder's fee for certain acquisitions of oil and gas development opportunities in Canada that Surge was evaluating.  In addition, Dynamo claims a 5% gross overriding royalty on all the petroleum and natural gas rights acquired in certain oil and gas transactions by Surge.  Dynamo's complaint does not specify the amount of money they are seeking in this case.  Surge is challenging the Complaint on jurisdictional grounds.  The Superior Court has not yet made any ruling on the jurisdictional challenges to the Complaint.

As previously disclosed, our Board had determined that the proposed agreement with Dynamo had not been authorized by the Board. We intend to vigorously defend this lawsuit. Although it is impossible to predict with certainty the outcome of this proceeding, or the outcome of any litigation, we are confident in the merits of our defense and do not anticipate an unfavorable outcome.

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

NOTE M - GOING CONCERN MATTERS
The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2006 and 2005, the Company incurred losses from operations of $14,451,688 and $9,407,832, respectively. Subsequent to December 31, 2006, the Company made payments that totaled approximately $747,000 towards its Peace Oil acquisition commitments (see Note D). These factors among others may indicate that the Company will be unable to continue as a going concern .

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE M - GOING CONCERN MATTERS (Continued)

The Company has historically used debt and equity financing to fund its operations. Until such time as we are able to generate significant cash flows from operations, we will be required to continue our reliance on investor financing and debt to fund our operations. In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that we can meet our obligations and sustain operations. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET

Unaudited
June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$8,550,567
Other receivable	3,430
Prepaid expense	69,510
Total current assets	8,623,507

Property and equipment, net	26,095

Investment in Signet (Note B)	4,149,240
Investment in North Peace Energy (Note C)	4,716,728

Total Assets	$17,515,570

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,265,788
Convertible Notes Payable, net of discount (Note E)	698,902
Income Tax Payable (Note F)	991,538
Total current liabilities	2,956,228

Total long-term liabilities

Redeemable Preferred Shares (Note G)	9,443,000

Commitment and contingencies (Note K)

Stockholders' equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized:
Series A - none issued and outstanding (Note H)	-
Special Voting Preferred (Note G) 1 share outstanding	-
Series B - none issued and outstanding (Note H)	-
Common stock, par value $.001 per share; 200,000,000 shares authorized; 28,970,430 shares issued and outstanding (Note H)	28,970
Additional paid-in capital	44,014,906
Accumulated deficit	(12,337,512)
Deficit from inception of development stage	(26,703,028)
Accumulated other comprehensive income:
Foreign currency translation adjustment	113,006
Total stockholders' equity	5,116,342

Total liabilities and stockholders' equity	$17,515,570

See accompanying footnotes to unaudited condensed consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
(UNAUDITED)

					For the period
					from January 1,
					2005 (date of
					inception of
	For the Three Months Ending		For the Six Months Ending		development
	June 30		June 30		stage) through
	2007	2006	2007	2006	June 30, 2007
Operating expenses:
Selling, general and administrative expenses	$908,593	$480,322	$1,701,735	$899,909	$6,749,829
Amortization of deferred compensation	-		-	-	3,039,038
Non cash compensation to employees	398,141	1,071,755	869,062	2,513,122	9,872,775
Depreciation and amortization	2,242	879	3,912	1,758	451,570
Oil and Gas impairment	-	-	-	-	6,321,016

Total operating expense	1,308,976	1,552,956	2,574,709	3,414,789	26,434,228

Loss from operations	(1,308,976)	(1,552,956)	(2,574,709)	(3,414,789)	(26,434,228)

Equity in losses from affiliates	(180,236)	-	(447,977)	-	(1,491,062)
Warrants issued in connection with Peace Oil acquisition (Note I)	(368,000)	-	(368,000)	-	(368,000)
Net gain/(loss) on revaluation of warrant liability (Note I)	-	3,015,820	-	(650,040)	(431,261)
Financing (expense) income, net	(743,392)	18,133	(762,057)	24,550	(3,764,589)
Gain on sale of Peace Oil (Note C)	3,098,554	-	3,098,554	-	3,098,554

Loss from continuing operations, before income taxes and minority interest	497,950	1,480,997	(1,054,189)	(4,040,279)	(29,390,586)

Provision for income taxes	(991,538)	-	(991,538)	-	(991,538)

Loss before minority interest	(493,588)	1,480,997	(2,045,727)	(4,040,279)	(30,382,124)

(Loss) from discontinued operations	-	(1,057,609)	-	(2,026,122)	-
Loss applicable to minority interest	-	579,952	-	1,119,027	3,679,096

Loss available to common shareholders	$(493,588)	$1,003,340	$(2,045,727)	$(4,947,374)	$(26,703,028)

Other comprehensive (loss): foreign currency translation (loss)	(27,177)	322,919	(40,594)	337,556	113,006

Comprehensive income (loss)	$(520,765)	$1,326,259	$(2,086,321)	$(4,609,818)	$(26,590,022)

Income (loss) per common share
- basic	$(0.02)	$0.04	$(0.07)	$(0.19)	$(1.02)
- diluted	$(0.02)	$0.03	$(0.07)	$(0.19)	$(1.02)
Continuing operations
- basic	$(0.02)	$0.05	$(0.07)	$(0.15)	$(1.02)
- diluted	$(0.02)	$0.05	$(0.07)	$(0.15)	$(1.02)
Discontinued operations - basic and dilutive	$-	$(0.04)	$-	$(0.08)	$-

Weighted average shares outstanding for computation
- basic	29,366,034	27,046,866	30,098,146	26,664,611	26,142,525
- diluted	29,366,034	31,788,777	30,098,146	26,664,611	26,142,525

See accompanying footnotes to unaudited condensed consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE)
THROUGH JUNE 30, 2007
(UNAUDITED)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment (Restated)	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at January 1, 2005	-	$-	23,367,097	$23,367	$18,996,881	$(7,020,985)	$-	$-	$-	$(12,337,512)	$(338,248)
Issuance of common stock in February 2005 in exchange for stock options exercised at $0.25 per share	-	-	100,000	100	24,900	-	-	-	-	-	25,000
Issuance of common stock in August 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	300,000	300	299,700	-	-	-	-	-	300,000
Issuance of common stock in August 2005 in exchange for conversion of convertible notes payable at $1.00 per share	-	-	1,675,000	1,675	1,673,325	-	35,000	-	-	-	1,710,000
Issuance of common stock in October 2005 in exchange for convertible notes converted in August 2005	-	-	35,000	35	34,965	-	(35,000)	-	-	-	-
Issuance of common stock in November 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	800,000	800	799,200	-	-	-	-	-	800,000
Beneficial conversion feature in connection with issuance of convertible notes payable	-	-	-	-	1,022,492	-	-	-	-	-	1,022,492
Value of warrants attached to convertible notes payable	-	-	-	-	629,192	-	-	-	-	-	629,192
Foreign currency translation adjustment	-	-	-	-	-	-	-	(185,414)	-	-	(185,414)
Amortization of deferred compensation	-	-	-	-	-	3,039,038	-	-	-	-	3,039,038
Valuation of warrant liabilities in connection with private placement					(2,245,100)

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF IN STOCKHOLDERS' EQUITY (Continued)
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH JUNE 30, 2007
(UNAUDITED)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment (Restated)	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Other stock options awards granted pursuant to employment agreement	-	-	-	-	202,418	-	-	-	-	-	202,418
Increase in value of investment in Signet Energy, Inc.	-	-	-	-	6,890,785	-	-	-	-	-	6,890,785
Net loss	-	-	-	-	-	-	-	-	(8,731,209)	-	(8,731,209)
Balance at December 31, 2005	-	-	$26,277,097	$26,277	$28,328,758	$(3,981,947)	$-	$(185,414)	$(8,731,209)	$(12,337,512)	$3,118,954
Reverse of unamortized deferred compensation upon adoption of SFAS 123R	-	-	-	-	(3,981,947)	3,981,947	-	-	-	-	-
Issuance of common stock in April 2006 in exchange for cash, net of costs and fees at $1.50 per share	-	-	1,200,000	1,200	1,798,800	-	-	-	-	-	1,800,000
Shares returned and cancelled in June 2006 related to the acquisition of Phillips & King International Inc. during August 2000	-	-	(450,000)	(450)	450	-	-	-	-	-	-
Issuance of common stock in June 2006 in exchange for convertible notes in subsidiary	-	-	160,000	160	178,456	-	-	-	-	-	178,616
Issuance of common stock in July 2006 in exchange for stock options exercised at $0.25 per share	-	-	400,000	400	99,600	-	-	-	-	-	100,000
Issuance of common stock in November 2006 in exchange for cash, net of costs and fees at $0.45 per share	-	-	3,000,000	3,000	1,347,000	-	-	-	-	-	1,350,000
Conversion of warrant liability upon registration of warrants in May 2006	-	-	-	-	3,787,861	-	-	-	-	-	3,787,861
Valuation of warrant liabilities in connection with private placement	-	-	-	-	(3,420,900)	-	-	-	-	-	(3,420,900)
Gain on Investment	-	-	-	-	4,147,556	-	-	-	-	-	4,147,556

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF IN STOCKHOLDERS' EQUITY (Continued)
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH JUNE 30, 2007
(UNAUDITED)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment (Restated)	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Conversion to Equity Method	-	-	-	-	3,133,622	-	-	-	-	-	3,133,622
Employee stock option expense	-	-	-	-	4,138,639	-	-	-	-	-	4,138,639
Other stock option awards granted pursuant to employement agreement	-	-	-	-	640,491	-	-	-	-	-	640,491
Foreign currency translation adjustment	-	-	-	-	-	-	-	339,014	-	-	339,014
Net loss	-	-	-	-	-	-	-	-	(15,926,093)	-	(15,926,093)
Balance at December 31, 2006	-	$-	30,587,097	$30,587	$40,198,386	$-	$-	$153,600	$(24,657,302)	$(12,337,512)	$3,387,760
Issuance of common stock in January 2007 in exchange for stock options exercised at $0.24 per share	-	-	383,333	383	91,483	-	-	-	-	-	91,867
Employee stock option expense	-	-	-	-	470,921	-	-	-	-	-	470,921
Reclass warrant liability to APIC per EITF 00-19-2	-	-	-	-	2,309,400	-	-	-	-	-	2,309,400
Gemini note conversion			(2,000,000)	(2,000)	(898,000)						(900,000)
Peace Oil acquisition warrants					368,000						368,000
Employee stock expense					398,141						398,141
Beneficial conversion feature and value of attached warrants in connection with issuance of convertible notes payable					1,076,575						1,076,575
Foreign currency translation								(40,594)			(40,594)
Net loss									(2,045,727)		(2,045,727)
Balance at June 30, 2007	-	$-	28,970,430	$28,970	$44,014,906	$-	$-	$113,006	$(26,703,028)	$(12,337,512)	$(5,116,342)

See accompanying notes to unaudited condensed consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2005
(DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH JUNE 30, 2007
(UNAUDITED)

			For the period
			from January 1,
			2005 (date of
			inception of
	For the Six Months Ending		development
	June 30		stage) through
	2007	2006	June 30, 2007
Cash flows from operating activities	(1,618,581)	(1,615,686)	(6,400,376)

Cash flows from investing activities	13,057,531	(1,381,597)	1,920,686

Cash flows from financing activities	(4,374,860)	1,800,000	12,568,313

Effect of exchange rate changes on cash and cash equivalents	(40,596)	266,613	302,009

Net increase (decrease) in cash and cash equivalents	7,023,494	(930,670)	8,390,632

Cash and cash equivalents at beginning of period	1,527,073	8,111,945	159,935

Cash and cash equivalents at end of period:	8,550,567	7,181,275	8,550,567

See accompanying notes to unaudited condensed consolidated financial information

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2005
(DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH JUNE 30, 2007
(UNAUDITED)

	2007	2006	For the period from January 1, 2005 (date of inception of development stage) through June 30, 2007
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$-	$-	$-
Cash paid during the year for taxes	-	-	-

Supplemental Disclosures of Non-Cash Transactions:
Amortization of debt discount - beneficial conversion feature of convertible debenture	203,447	-	1,225,939
Amortization of discount attributable to warrants	192,030	-	821,222

Non cash compensation to employees (Note I)	869,062	2,513,122	9,872,775
Amortization of deferred compensation costs		-	3,039,038
Loss/(Gain) on revaluation of warrant liability (Note D)	-	650,040	(431,261)
Common stock issued in exchange for convertible notes payable (Note H)	-	-	1,710,000

See accompanying footnotes to unaudited condensed consolidated financial statements

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and six-month period ended June 30, 2007, are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2006 financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB.

Business and Basis of Presentation

The consolidated financial statements include the accounts of Surge Global Energy, Inc. (“Surge”), Signet Energy, Inc., (formerly Surge Global Energy (Canada), Ltd.), Cold Flow Energy ULC, Peace Oil Corp. (see Note C) and 1294697 Alberta Ltd. (collectively the “Company”).

As previously reported and as of July 7, 2006, Surge deconsolidated Signet Energy, Inc. (formerly Surge Global Energy (Canada) Ltd.) from its consolidated financial statements (See Note B - Investment in Signet for further discussion).

In January 2005, as a result of the Company disposing of its tobacco wholesale business in December 2004, and restructuring its management and ownership, the Company began implementing plans to establish an oil and gas development business. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in the United States, Canada and Argentina. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through June 30, 2007, the Company has accumulated losses of $26,703,028.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101").

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangments. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Adoption of New Accounting Pronouncements

Warrants issued in conjunction with equity financing were accounted for under the Emerging Issues Task Force FSP (“EITF”) Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock”. In December 2006, the FASB approved FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements”, which establishes the standard that contingent obligations to make future payments under a registration rights arrangement shall be recognized and measured separately in accordance with Statement 5 and FASB Interpretation No. 14, "Reasonable Estimation of the Amount of a Loss". The Company has evaluated the effect of how FSP EITF 00-19-2 and FSP EITF Topic D-98 affected these accompanying financial statements. In adopting FSP EITF 00-19-2 accounting pronouncement on January 1, 2007, the Company reclassified $2,309,400 of the warrant liability to stockholders' equity (additional paid in capital).

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

Oil and Gas Properties

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. The Company anticipates its unevaluated property costs to remain as unevaluated for no longer than two years.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Investment in unconsolidated subsidiary

Investee entities that the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, among others, representation of the investee’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the investee including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the investee. Under the equity method of accounting, the Company’s share of the earnings or losses of these investees is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss is value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

Financial Instruments

The Company carries its financial instruments including cash and equity securities at their estimated fair values.  The fair values of its securities are based on prices quoted in active markets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from operations of $2,574,709 and $3,414,789 for the six months ended June 30, 2007 and for the six months ended June 30, 2006, respectively. The Company's current assets, on a consolidated basis, exceeded its current liabilities by $5,667,279 as of June 30, 2007.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Sales of Subsidiary Stock

Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock by a Subsidiary" (“SAB 51”), provides guidance on accounting for the effect of issuances of a subsidiary's stock on the parent's investment in that subsidiary. SAB 51 allows registrants to elect an accounting policy of recording such increases or decreases in a parent's investment (SAB 51 credits or charges, respectively) either in income or in stockholders' equity. In accordance with the election provided in SAB 51, we adopted a policy of recording such SAB 51 credits or charges directly to "additional paid-in capital" in stockholders' equity.

NOTE B - INVESTMENT IN SIGNET

History

On February 25, 2005, the Company formed a Canadian subsidiary initially named Surge Global Energy (Canada) Ltd., which entered into a Farmout Agreement (the “Farmout Agreement”) with Deep Well Oil & Gas, Inc. (“Deep Well”) and Northern Alberta Oil, Ltd. (“NAOL”) . The Farmount Agreement provided that the Company was initially obligated to drill two test wells on the Sawn Lake Property located in Northern Alberta, Canada and to drill a total of ten wells to perfect all rights. At the time, the Company was also obligated to issue one third of its outstanding common stock on a fully diluted basis after the two test wells were producing. Surge Global Energy (Canada) Ltd., was a wholly-owned subsidiary of the Company until November 15, 2005.

On November 15, 2005, the Company distributed 5,100,000 shares of the subsidiary’s common stock to its founders, and 7,550,000 shares of Signet common stock to Deep Well and NAOL in exchange for leases of oil and gas properties. The subsidiary was renamed Signet Energy, Inc. (“Signet”) in November 2005 in conjunction with the subsidiary’s financing activity. Signet became a minority owned subsidiary of the Company retaining a 77.3% voting control of Signet at December 31, 2005 pursuant to a voting trust agreement. In July 2006, Signet completed a private placement transaction and, as a result of the financing and the Company's election to not participate, the Company's voting interest in Signet was reduced to 47.15% (fully diluted voting interest of 35.14% which assumes the exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Per the terms of the November 15, 2005 Voting Trust Agreement, voting control of the 7,550,000 Deep Well shares terminated which reduced the Company's voting control to 29.31% as of February 25, 2007 (fully diluted voting interest of 21.84%).

The Company originally paid a total of $2,000,000 in 2005 to Deep Well and NAOL for the Sawn Lake lease rights and in addition issued 7,550,000 shares of Signet common stock in place of one third of the Company’s shares to perfect the rights under the Farmout Agreement and to settle all claims with Deep Well and NAOL. The Signet shares were valued at $6,314,820 for financial statement purposes pursuant to SAB 51.

2006 Deconsolidation

In July 2006, Signet increased its outstanding shares following the completion of a CDN$18,990,000 financing. As of July 6, 2006, Signet and various other investors owned 52.85% of Signet’s common stock to reduce Surge’s outstanding voting security interest to less than 50%. Based upon this reduction in ownership, the Company determined that it no longer has the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from its consolidated financial statements during the fiscal quarter ending September 30, 2006. Due to the change in influence on Signet’s operations, Surge has reflected its Signet operations as an equity investment using the 27.30% equity interest effective for the year ended December 31, 2006 as well as for the six months ended June 30, 2007.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Considering the less than 50% interest in Signet as of July 6, 2006, effective July 6, 2006, the Company has recorded the investment in Signet using the equity method of accounting. Upon deconsolidation, the Company valued the Signet investment at $11,936,000 which resulted in a gain of $4,148,000 which was recorded to the investment account with a corresponding credit to additional paid in capital.

2006 Impairment

Signet is a pre-production stage development enterprise whose sole activity is the delineation and development of an oil sand resource at its Sawn Lake property. Signet has drilled, completed and production tested three horizontal wells on Sawn Lake property. The objective of these wells was to determine the feasibility of conventional oil production from the property oil sands resource, which feasibility was not established by the production test. As a result of these factors, management recorded an impairment charge of $6,296,016 for the year ended December 31, 2006.

For the year ended December 31, 2006, Surge charged operations for $1,043,085 representing Surge's 27.30% share of Signet's loss. Both the impairment charge and share of Signet’s loss were reflected as a reduction to the Signet investment.  The net investment in Signet at December 31, 2006 was $4,597,217 representing the Company’s 27.3% share of Signet’s December 31, 2006 net equity. For the six months ended June 30, 2007, Surge charged operations for $447,977 representing Surge's 27.30% share of Signet's loss, which was reflected as a reduction to the Signet investment.  The net investment in Signet at June 30, 2007 was $4,149,240 representing the Company’s 27.3% share of Signet’s June 30, 2007 net equity.

In December 2006, beyond working interests earned to date, the right to earn additional working interests in the Sawn Lake property acreage effectively ended. These rights expired as the drilling results and lack of cold flow to date on the property did not justify further horizontal development wells as required by the Farmout Agreement. Accordingly, an amendment to the Farmout Agreement to drill vertical delineation wells to earn additional working interests in the property was sought but not granted by Deep Well. In addition, in December 2006, Deep Well notified Signet that it was questioning Signet’s earnings on 12 of the total 18 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.

As Signet obtains financing in the future, the Company may sustain additional dilution to its equity interest in Signet which may also result in further impairment.

Equity Method

As described above, the Company uses the equity method to account for its investment in Signet effective July 6, 2006. Under the equity method of accounting, the Company's share of net income (loss) from Signet is reflected as an increase (decrease) in its investment accounts and is also recorded as equity loss from affiliates.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Andora Agreement

On May 22, 2007, the Company entered into an Agreement to Vote (the “Agreement”) with Signet, Andora Energy Corporation (“Andora”) and David Perez (“Perez”) in connection with the proposed business combination of Signet and Andora (the “Combination”). Perez is the Chairman of the Board of Directors of the Company, on the Board of Signet and a stockholder of Signet. The parties to the Agreement entered into a new Agreement to Vote on August 17, 2007 to extend the time period in which the proposed Combination can become effective (the “New Voting Agreement”).

Pursuant to the New Voting Agreement, the Company and Perez made certain covenants, including (a) voting their respective shares of common stock of Signet (“Signet Common Stock”) in favor of the Combination, (b) voting their respective shares of Signet Common Stock against extraordinary corporate transactions other than the Combination, (c) not selling their respective shares of Signet Common Stock, (d) not exercising any rights of dissent or appraisal with respect to the Combination, (e) notifying Signet upon any of their respective representations and warranties in the Agreement becoming untrue or incorrect, and (f) depositing their respective shares of Signet Common Stock into escrow if required in connection with the Combination.

The covenants of the Company and Perez under the New Voting Agreement are subject to certain conditions, including the board of directors of Signet obtaining a written fairness opinion indicating the Combination is fair from a financial point of view of the shareholders of Signet and the Combination being effective as set forth in the Arragement Agreement dated August 17, 2007 among Signet, Andora Pan Orient Energy Corp., 1337686 Alberta Ltd. and Valiant Trust Company. Upon successfully completing the Combination, the Company’s investment would be valued using the cost method instead of the equity method of accounting and will result in a decreased carrying value on the Company’s balance sheet with a corresponding charge to Additional Paid-In Capital.

As of August 17, 2007, the Company owned 11,350,000 shares of Signet Common Stock and Perez individually owned 850,000 shares of Signet Common Stock. 6,300,000 of the Company's shares are currently held in escrow pursuant to an agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2007 any and all remaining escrowed shares will be released back to the Company.

On August 17, 2007, in connection with the proposed Combination, Surge entered into a First Supplemental Trust Indenture with Signet and Valiant Trust Company (the “Supplemental Indenture”). The Supplemental Indenture supplements and amends the Trust Indenture between Signet and Valiant Trust Company (the “Indenture”) made as of December 20, 2005 providing for the issuance of up to CDN$10,000,000 of 7% Secured Convertible Debentures by Signet. The Supplemental Indenture provides the holders of the debentures issued under the Indenture the opportunity to participate in the proposed Combination and receive payment under their debentures or to continue to hold such debentures pursuant to the Indenture.

Summarized financial position of Signet as of June 30, 2007 are as follows:

June 30, 2007

Current assets	$15,943,561
Non current assets	$13,660,244
Current liabilities	$11,342,932
Non current liabilities	$1,401,341

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE C - INVESTMENT IN PEACE OIL

On November 30, 2006, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”), Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Cold Flow is a wholly owned subsidiary of the Company. Pursuant to the terms of the Stock Purchase Agreement, Cold Flow purchased all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of CDN$16,350,000, which consisted of CDN$6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). On December 4, 2006, Cold Flow delivered an initial deposit of CDN$150,000, which deposit and any interest earned thereon was deducted from the cash portion of the purchase price.

Since completion of the Acquisition was extended beyond January 18, 2007, Cold Flow made an additional deposit of CDN$450,000 into escrow prior to January 18, 2007, which additional deposit and any interest earned thereon was deducted from the cash portion of the purchase price. On March 2, 2007, the Company completed the Acquisition of Peace Oil. In connection with the closing of the Acquisition, the parties amended the Stock Purchase Agreement on March 2, 2007 to modify the total purchase price by CDN$270,000 to CDN$16,620,000 to retire CDN$250,000 in shareholder loans and reimburse Peace Oil for CDN$20,000 in legal fees incurred with the Acquisition. On March 2, 2007, the Company made an additional deposit of CDN$420,000, which additional deposit and any interest earned thereon was deducted from the cash portion of the purchase price to total CDN$1,020,000 in deposits. CDN$5,600,000 of the cash portion of the purchase price was paid in promissory notes issued by Cold Flow in favor of 1304146 Alberta Ltd., which is an entity formed by the shareholders of Peace Oil, with CDN$4,000,000 in secured notes and CDN$1,600,000 as an unsecured note. As a result of the acquisition, Peace Oil became a wholly owned subsidiary of Cold Flow.

Pursuant to the Stock Purchase Agreement, the Company, Cold Flow, and Olympia Trust Company of Canada entered into a Voting and Exchange Trust Agreement on the closing date and the Company and Cold Flow entered into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each of the 8,965,380 Exchangeable Shares are exchangeable into two shares of the Company’s common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of the Company’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares.

As part of the Peace Oil Acquisition, on March 2, 2007 the Company also issued a warrant to purchase 1,000,000 shares of its common stock to 1304146 Alberta Ltd. at an exercise price per share of $1.00 per share which was contingent upon the Company paying the final secured note payable of CDN$4,000,000 on June 28, 2007. The warrant is exercisable in cash or by net issue exercise and has a term of three years from the date of issuance.

As provided by the Stock Purchase Agreement, the Company filed an amended registration statement on Form SB-2 with the SEC on July 27, 2007 registering the shares of the Company’s common stock issuable upon exchange of the Exchangeable Shares for resale by the Peace Oil shareholders. The registration statement was declared effective on August 3, 2007. In addition, the Stock Purchase Agreement provides for representations and warranties, and indemnification provisions typical of transactions involving the acquisition of a privately held company.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Acquisition of Peace Oil was accounted for using the purchase method in accordance with Financial Accounting Standard SFAS 141, “Business Combinations” (“SFAS 141”). The value of the Company's common stock issued as a part of the Acquisition was determined based on the most recent price of the Company's common stock on the day immediately preceding the announcement date. The results of operations for Peace Oil have been included in the Consolidated Statements of Operations since the date of Acquisition.  The components of the purchase price were as follows:

Redeemable Preferred shares	$8,654,700
Cash	880,613
Notes Payable	4,848,798
Direct acquisition costs	44,673
Total purchase price	$14,428,784

In accordance with SFAS 141, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management's best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

Current assets	$302,089
Investment in Peace Oil	14,443,011
Liability assumed- cash advances from joint venture	(316,316)
Net assets acquired	$14,428,784

Peace Oil and 1304146 Alberta Ltd. entered into a Royalty Agreement dated March 2, 2007 ("Royalty Agreement") that provides for the security interest for the payment of CDN$4,000,000 of the purchase price in the Acquisition. In the Royalty Agreement, Peace Oil granted to 1304146 Alberta Ltd. a non-convertible absolute gross overriding royalty, which comprises an interest in the petroleum substances in the lands of Peace Oil in the Red Earth area of Alberta. The gross volume of petroleum substances comprising the overriding royalty is quantified as follows: for crude oil, 50% of the gross monthly production of crude oil produced from each oil well; for natural gas, 50% of the gross monthly production of natural gas produced from each gas well; and for all other petroleum substances, 50% of the gross monthly production thereof from each well. All security interests and the Royalty Agreements will be extinguished upon payment of CDN$4,000,000.

On June 28, 2007, Surge completed an Agreement of Purchase and Sale (the “Purchase Agreement”) with Peace Oil and North Peace Energy Corp., a Canadian oil sands company listed on the TSX Venture Exchange (“North Peace”) in connection with the sale of certain assets of Peace Oil to North Peace (the “North Peace Transaction”), including Peace Oil’s undivided 30% working interest in 135 square miles (86,400 acres) of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”).

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The aggregate consideration for the North Peace Transaction was approximately CDN$20,000,000, subject to an adjustment limited to CDN$250,000 within six months of the closing date as set forth in the Purchase Agreement. The North Peace Transaction consideration consisted of approximately CDN$15,000,000 in cash, including a CDN$4,500,000 deposit and CDN$5,000,000 in common shares of North Peace at a price of CDN$2.20 per share. The common shares issued in the North Peace Transaction will be subject to a contractual one-year hold period and represent approximately 4.87% of the fully diluted shares of North Peace.

As part of the Purchase Agreement, Peace Oil and North Peace made certain representations and warranties to each other and agreed to indemnify the other for certain losses provided therein. In addition, Surge agreed to guarantee and be jointly and severally liable for Peace Oil’s obligations and liabilities under the Purchase Agreement.

As part of the Purchase Agreement, the Company, Peace Oil and North Peace entered into a binding Letter Agreement in connection with the North Peace Transaction. Peace Oil is an indirect wholly-owned subsidiary of the Company. Peace Oil and North Peace were parties to a Joint Venture Agreement dated December 2005 (“Joint Venture Agreement”) to develop and exploit the Red Earth Leases. The Joint Venture Agreement provided that Peace Oil and North Peace were to hold 30% and 70% working interests in the Red Earth Leases, respectively. Upon closing of the North Peace Transaction, North Peace obtained all of Peace Oil’s interest in the Red Earth Leases.

Investment in North Peace Energy

As a result of the North Peace Transaction, the Company owns 2,270,430 common shares of North Peace which represents 4.87% of the fully diluted shares of North Peace as of June 30, 2007.

During the six months ended June 30, 2007, the Company has recorded a gain of $3,098,554 related to the sale of Peace Oil.

Pro Forma Information

The following pro forma unaudited financial information has been prepared by management of the Company in order to present consolidated financial results of operations of the Company as to give effect to the loss of control of Signet using the lower 27.3% equity interest and the sale of Peace Oil. The pro forma condensed consolidated statement of losses for the six months ended June 30, 2007 and the six months ended June 30, 2006 present pro forma results had the transaction taken place at January 1, 2005.

The pro forma information is based on historical financial statements giving effect to the loss of control using the equity method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	For the period from January 1, 2005 through June 30, 2007
Net Loss - (as reported)	$(2,045,727)	$(4,947,374)	$(26,703,028)
Adjustments:
Gain on sales of Peace Oil	(3,098,554)		(3,098,554)
Income tax provision on sale of Peace Oil	991,538		991,538
Loss from Signet (prior to deconsolidation)	-	2,026,122	7,014,937
Loss applicable to minority interest	-	(1,119,027)	(3,679,096)
Equity losses from affiliate (27.3%)	-	(553,131)	(1,915,078)
Net Loss - pro forma	$(4,152,743)	$(4,593,410)	$(27,389,281)
Loss per common share - Pro forma
(basic and diluted)	$(0.13)	$(0.17)	$(1.05)

NOTE D - WARRANT LIABILITY

November 2005 Private Placement

In November 2005, the Company completed a private placement which resulted in gross proceeds of $800,000. In connection with this private placement, the Company sold 800,000 shares of common stock at a price of $1.00 per share and issued warrants to purchase up to 1,600,000 shares of common stock. The warrants have a 3 to 5 year term and an exercise price ranging from equal to $1.00 to $1.45. Since the warrants are subject to certain registration rights, the Company recorded a warrant liability at grant date, totaling $2,245,100, in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The registration rights provide for the Company to file with the SEC a registration statement covering the resale of all of the securities issued in connection with the private placement. The registration statement was filed with the SEC on December 30, 2005 and an amended registration statement was filed on May 5, 2006. The Company was required to have received an effective registration no later than May 15, 2006.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 3 to year 5 years, a risk free interest rate of 4.42% to 4.54%, an expected dividend yield of 0%, a volatility of 205% and a deemed fair value of common stock of $1.22 to $1.55 which was the closing price of the Company’s common stock on November 14, 2005 and November 30, 2005, respectively. In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”, the Company revalued the warrants at December 31, 2005 using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield and volatility were left unchanged but the Company did apply a risk free interest rate of 4.35%, a volatility of 200% and a deemed fair value of common stock of $1.45, which was the closing price of the Company’s common stock on December 31, 2005. The difference of $70,900 between the fair value of the warrants as of December 31, 2005 and the previous valuation as of November 2005 has been recorded as a gain on revaluation of warrant liability, and included in the consolidated financial statements for the year ended December 31, 2005.

Per the terms of the registration rights agreement and since the registration was not effective until May 30, 2006, the Company was obligated to reprice the exercise price of 1 million of the $1.00 warrants downward by $0.005 for each day the registration was not effective from May 15, 2006. As a result, the 1 million $1.00 warrants were repriced to $0.93. Upon the registration statement becoming effective on May 30, 2006, the fair value of the warrant liability on that date, was reclassified to permanent equity. The difference of $650,040 between the fair value of the warrants on May 30, 2006 and December 31, 2005 was recorded as a loss on revaluation of warrant liability for the six months ended June 30, 2006.

November 2006 Private Placement

In November 2006, the Company completed a private placement which resulted in gross proceeds of $1,350,000. In connection with this private placement, the Company also issued warrants to purchase an aggregate of 3 million shares of the Company’s common stock at an exercise price of $0.60 per share and a 5 year term as well as warrants to purchase an aggregate of 3 million shares of the Company’s common stock at an exercise price of $0.50 per share with a six month term. The warrant exercise price is subject to a weighted average anti-dilution adjustment if the Company issues any shares of common stock for a consideration per share below the exercise price then in effect.

Concurrently, the Company entered into a Registration Rights Agreement with each of the purchasers. Pursuant to its terms, the Company agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants within 30 days of the agreement and to cause such registration statement to be declared effective by the SEC within 120 days of the agreement. The Company filed the registration statement on December 20, 2006. The Company withdrew the registration statement on June 28, 2007. The Company failed to cause the registration statement to be declared effective by the SEC within the effective deadline pursuant to the agreement, and, as a result, the Company is obligated to pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement for any registrable securities then held by such holder.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Since the warrants are subject to certain registration rights, the Company recorded an initial warrant liability at grant date in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The warrant liability has subsequently been recalculated using the closing price of the Company’s common stock as of December 31, 2006 of $0.57. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of six months to 5 years, a risk free interest rate of 4.34% to 4.42%, an expected dividend yield of 0%, a volatility of 155% and a deemed fair value of common stock of $0.77 which was the closing price of the Company’s common stock on November 30, 2006. Initial warrant liability was valued at $3,420,900 on November 30, 2006.

At December 31, 2006, the Company revalued the warrants using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield was left unchanged but the Company did apply a risk free interest rate range of 4.35% to 4.38%, a volatility of 155% and a deemed fair value of common stock of $0.57, which was the weighted average closing price based on trading volume of the Company’s common stock during the month of December 31, 2006. The decrease of $1,111,500 in the fair value of the warrants at December 31, 2006 from the previous valuation at November 30, 2006 has been recorded as a gain on revaluation of warrant liability for the year ended December 31, 2006. Warrant liability at December 31, 2006 amounted $2,309,400.

In December 2006, the FASB approved FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements, which establishes the standard that contingent obligations to make future payments under a registration rights arrangement shall be recognized and measured separately in accordance with Statement 5 and FASB Interpretation No. 14, “Reasonable Estimation of the Amount of a Loss”. The Company has evaluated the effect of how FSP EITF 00-19-2 and FSP EITF Topic D-98 affected these accompanying financial statements. In adopting FSP EITF 00-19-2 accounting pronouncement on January 1, 2007, the Company reclassified $2,309,400 of the warrant liability to permanent equity.

NOTE E - NOTE PAYABLE

On December 4, 2006, we previously entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Gemini Master Fund, Ltd. (“Gemini”) pursuant to which we sold 2,000,000 shares of our common stock at a purchase price of $0.45 per share. Pursuant to the Securities Purchase Agreement, we also issued to Gemini a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.60 per share and with a term of five years and a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.50 per share with a term of six months which is 45 days after the effective registration statement. Concurrently, we also entered into a Registration Rights Agreement with Gemini (“Registration Rigths Agreement”) pursuant to which we agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants within 30 days of the date of the Registration Rights Agreement and to cause such registration statement to be declared effective by the SEC within 120 days of the date of the Registration Rights Agreement.

On April 19, 2007, we entered into an Exchange, Purchase and Amendment Agreement with Gemini (the “Exchange Agreement”). The Exchange Agreement amends the filing date of the registration statement under the Registration Rights Agreement to be the 30th calendar day after the date of the Exchange Agreement and the effectiveness date to be the 120th calendar day following the date of the Exchange Agreement. The Exchange Agreement also provides a waiver by Gemini of any liquidated damages due under the Registration Rights Agreement prior to the execution of the Exchange Agreement while all registration rights related to the Exchange Agreement remain in place. The Exchange Agreement provides for the sale and issuance by us of a Convertible Note at 0% interest (the “Convertible Note”) in the principal amount of $1,150,000 to Gemini in consideration for the waiver of the liquidated damages and the surrender to us of all the shares issued to Gemini pursuant to the Securities Purchase Agreement. The principal amount of the Convertible Note issued to Gemini also covers an additional $250,000 of cash consideration from Gemini. Our obligations under the Registration Rights Agreement now cover the shares underlying the Convertible Note and the shares underlying the warrants, but no longer include the surrendered shares. As a result of the Exchange Agreement, Gemini retains all previously issued warrants.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Convertible Note has a maturity date of May 1, 2008. The holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into shares of our common stock at a conversion price of $0.37 per share, subject to antidilution adjustment if we issue securities for a consideration per share less than the conversion price on the date of such issuance or sale. In the event of a default or a change in control, the holder has the right to have all or any portion of the unpaid principal amount redeemed by us at a redemption price equal to 120% of the unpaid principal amount of the note being redeemed (the “Redemption Price”). Upon satisfaction of certain equity conditions, we have the right to redeem all but not less than all of the unpaid principal amount of the note at the Redemption Price.

On August 8, 2007, as a result of default in connection with our agreements with Gemini, the Company entered into a Redemption Agreement (“Redemption Agreement”) and an Escrow Agreement (“Escrow Agreement”) with Gemini to postpone redemption of the $1,150,000 principal at a price of $1,380,000 for ninety days. Gemini has the option to extend the Redemption Agreement and Escrow Agreement for another sixty days thereafter. The Company accrued the $230,000 of default interest in period ended June 30, 2007 (see Note L - Subsequent Events).

A summary of convertible notes payable at June 30, 2007 is as follows:

Convertible Debentures; zero percent interest; maturity date is May 1, 2008. The holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into shares of our common stock at a conversion price of $0.37 per share. The Company is currently in default under the terms of the Convertible Note.	$1,150,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $203,447 at June 30, 2007	(350,381)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $192,030 at June 30, 2007	(330,717)

Subtotal	$468,902

Accrued default interest	230,000

Total	$698,902
Less: current portion	(698,902)
Long-term portion	$-

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the notes. The Company recognized and measured an aggregate of $553,828 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Convertible Note during the period ended June 30, 2007. The debt discount attributed to the beneficial conversion feature is amortized over the 196 day escrow period of April 19, 2007 through November 1, 2007 as interest expense .

The Company valued the attached warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.42% to 4.91%, a dividend yield of 0%, and volatility of 157.24%. The $522,747 of debt discount attributed to the value of the warrants issued is amortized over the 196 day escrow period of April 19, 2007 through November 1, 2007 as interest expense.

The Company amortized the debt discount to the Convertible Note for the beneficial conversion feature and value of the attached warrants, and recorded non-cash interest expense in the amount of $395,477 for the six months period ended June 30, 2007.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE F - INCOME TAXES

Total income taxes for the six months ended June 30, 2007 and the year ended December 31, 2006 are as follows:

For the six months ended June 30, 2007

Current:
Federal	$-
State	-
Canadian	991,538
Total current tax provision	991,538
Deferred:
Federal	-
State	-
Canadian
Total deferred tax provision	-
Total income taxes	$991,538

Current provision for income taxes of $991,538 are the result of applying the Alberta Canada provincial tax rate of 32% to the gain on sale of the Peace Oil assets to North Peace (See Note C).

NOTE G - REDEEMABLE PREFERRED SHARES

In connection with the Peace Oil acquisition, on March 2, 2007, Cold Flow each issued 8,965,380 Exchangeable Shares to the Peace Oil shareholders, each of which is exchangeable into two shares of Surge Common Stock or a total of 17,930,780 shares of Common Stock. The Exchangeable Shares are entitled to a dividend corresponding to any dividend, whether cash, stock or otherwise, declared on any shares of Surge Common Stock. The Board of Directors of Surge did not authorize a dividend rate for the periods presented in these financial statements. Cold Flow is restricted from taking certain actions, including, without limitation, declaring or paying dividends on Cold Flow shares, redeeming Cold Flow shares, or issuing any shares of capital stock of Cold Flow senior to the Exchangeable Shares, without the approval of the holders of the Exchangeable Shares. Upon a liquidation, dissolution, bankruptcy or winding up of Cold Flow, Exchangeable Shares receives an amount equal to two times the then current market value of a share of Surge Common Stock (plus any declared, but unpaid, dividends declared on Surge shares) per share before any distribution to common stockholders.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Except for limited voting rights with respect to approvals of amendments to the Acquisition Agreements and other related agreements, the Exchangeable Shares are not entitled to any voting rights. Holders of Exchangeable Shares may cause Cold Flow to redeem Exchangeable Shares for a purchase price equal to two times the current market price of Surge common stock (determined by the average of the closing bid and asked prices of Surge common stock during a period of 20 consecutive trading days ending not more than three trading days before the date requested for retraction by a holder) plus any declared, but unpaid, dividends on Surge shares. Such purchase price may be satisfied by delivering two shares of Surge common stock and payment for any such dividends. The Exchangeable Shares are also subject to redemption by Cold Flow, following the third anniversary of the closing of the acquisition of Peace Oil.

Cold Flow had 8,965,380 Exchangeable Shares issued and outstanding at June 30, 2007 and zero at June 30, 2006. Since a holder of Exchangeable Shares can cause a redemption of shares at any time, the Company has classified the redemption amount outside permanent equity. As of June 30, 2007, the Exchangeable Shares had a carrying value of CDN$10,000,000 or US $9,443,000.

NOTE H - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

The Company issued 1,100,000 shares of its Series B Convertible Preferred Stock (“Series B”) $0.001 par value to Duncan Hill, Inc. in 1997. The Series B has the same voting privileges as the Common Stock. Each share of Series B is convertible into one share of the Company's Common Stock at the option of either the holder or the Company upon the Company's net pre-tax profit reaching $500,000 in any given calendar year. The Series B is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B has a liquidation preference of $0.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $0.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines. There were no dividends declared or paid during the time the Series B was outstanding.

In connection with the Asset Purchase Agreement in December 2004, Duncan Hill, Inc., an entity controlled by the Company’s former Chief Executive Officer, agreed to convey to the Company for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B, and to release the Company from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of the Company's common stock.

In connection with the Peace Oil acquisition, for the three months ended June 30, 2007, the Company’s Cold Flow subsidiary had 8,965,390 preferred shares issued and outstanding. The Company had no preferred stock issued and outstanding at June 30, 2006.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

On March 2, 2007, we issued one share of our Special Voting Preferred Stock (“Special Voting Preferred Stock”) to Olympia Trust Company as trustee pursuant to the Voting and Exchange Trust Agreement. The Special Voting Preferred Stock was issued in connection with our acquisition of Peace Oil. The Special Voting Preferred Stock is not convertible into shares of any other series or class of our capital stock.

Common Stock

On February 22, 2007, the Company approved an increase to the Company's authorized shares of capital stock to an aggregate of 210,000,000 shares, consisting of 200,000,000 shares of common stock with a par value of $0.001 per share (“Common Stock”) and 10,000,000 shares of preferred stock, pursuant to an amendment to our Certificate of Incorporation. As of June 30, 2007, the Company had 28,970,430 shares of Common Stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $0.05 per share per year so long as any preferred stock remains outstanding unless all accrued and unpaid dividends on preferred stock has been set apart and there are no arrearages with respect to the redemption of any preferred stock.

In February 2005, the Company issued 100,000 shares of Common Stock to one of the Company’s former Directors in connection with stock options exercised at $0.25 per share for net proceeds of $25,000.

In August 2005, the Company issued an aggregate of 200,000 shares of Common Stock to third party investors and 100,000 shares of Common Stock to two Directors of the Company in exchange for net proceeds of $300,000. In connection with this private placement, the Company issued to the investors an aggregate of 150,000 warrants with piggy-back registration rights.

In August and October 2005, the Company issued an aggregate of 1,710,000 shares of Common Stock in exchange for $1,710,000 of convertible notes (“Notes”). The Company entered into a Note and Warrant Purchase Agreement with investors (“Noteholders”) on March 17, 2005 for the issuance of an aggregate of $1,710,000 of Notes, and attached to the Notes were warrants to purchase 855,000 shares of the Company’s Common Stock. The Noteholders had the option to convert any unpaid Note principal to the Company’s Common Stock at $2.25 per share anytime during the term of the Note. In August 2005, the Company entered an agreement with the Noteholders to reduce the conversion rate to $1.00 per share, and the Noteholders advised the Company of their intent to convert the Notes into Common Stock. In accordance with Emerging Issues Task Force Issue 98-5, “Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Notes in the amount of $1,022,492 (after adjustment for Note amendment in August 2005) to additional paid-in capital and a discount against the Notes.  In accordance

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

with Emerging Issues Task Force Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF - 0027”), the Company recognized the value attributable to the warrants in the amount of $629,192 (after adjustment for the Note amendment in August 2005) to additional paid-in capital and a discount against the Notes. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 174%. The debt discount attributed to the beneficial conversion feature and value of the warrants issued is amortized over the Note’s maturity period (one year) as interest expense. Upon the conversion of the Notes to the Company’s Common Stock, all unamortized debt discount was charged to operations. The Company recorded non-cash interest expense in the amount of $1,651,684 during the year ended December 31, 2005 in connection with the $1,710,000 Notes.

In November 2005, the Company issued an aggregate of 800,000 shares of Common Stock to third party investors in exchange for net proceeds of $800,000. In connection with this private placement, the Company issued to the investors an aggregate of 1,600,000 warrants that were subject to registration rights and penalties if the registration is not effective by May 15, 2006.  Per the terms of the registration rights agreement and since the registration was not effective until May 30, 2006, the Company was obligated to reprice 1 million of the $1.00 warrants' exercise price by $0.005 for each day the registration was not effective from May 15, 2006. As a result, the 1 million $1.00 warrants were repriced to $0.93. The registration statement was effective on May 30, 2006. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (See Note D).

In March 2006, the Company received $1,800,000 of net proceeds from third party investors for 1,200,000 shares of Common Stock. In connection with this private placement, the Company issued to the investors an aggregate of 1,200,000 warrants that are subject to piggy-back registration rights. The Common Shares was issued in April 2006.

In June 2006, the Company issued 160,000 shares of Common Stock in exchange for CDN$200,000 in convertible debt related to Signet and charged the Signet investment for US$178,618.

In June 2006, 450,000 shares of Common Stock were returned for services not completed related to the acquisition of Phillips & King International Inc. during August 2000.

In July 2006, the Company issued 400,000 shares of Common Stock to a former Company officer and director in connection with stock options exercised at $0.25 per share for net proceeds of $100,000.

While the Company no longer presents consolidated results for its equity interest in Signet, CDN$8,550,000 of Signet debenture holders have an option to convert their debentures into Surge Common Stock. In November 2005, Signet issued convertible promissory notes in exchange for aggregate gross proceeds of CDN$8,550,000. During the quarter ended June 30, 2006, CDN$200,000 of promissory notes were converted to stock reducing total notes payable to CDN$8,350,000. Per the terms of a Debenture Subscription Agreement, and at the option of the holder, the debentures are exchangeable into either Signet or Surge common shares or are subject to automatic conversion should Signet complete a going public transaction on the Toronto Stock Exchange. Converting to Surge shares also increased Surge’s ownership percentage in Signet.

Other than the CDN$200,000 conversion that occurred during the quarter ended June 30, 2006, there have been no other conversions or a going public transaction during the year ended December 31, 2006. Should the holder opt to convert to Common Stock, the holder can only convert on either June 30 or December 31 in each year prior to the November 2007 maturity date, at an exchange price of US$1.25 (the “Surge U.S. Share Exchange Price”).  The Surge U.S. Share Exchange Price shall be adjusted in accordance with specified anti-dilution clauses relating to changes in the Company's share capital (including share splits, dividends, share consolidations, share dividends and similar recapitalizations) and other distributions of the Company's shares.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

At December 31, 2006, had the Signet debenture holders elected to convert into Surge shares, the Company would have issued 6,680,000 of shares of Common Stock in exchange for 8,350,000 shares of Signet. Accordingly, the Company's equity interest in Signet would have increased from 27.30% to 39.28% while the Company’s aggregate voting interest, including indirect voting interests, in Signet would have increased from 47.15% to 55.57%.

There was no economic incentive for the Signet debenture holders to convert as the closing price of the Company’s Common Stock was $0.46 on December 31, 2006 and the Surge U.S. Share Exchange Price was $1.25.

In November 2006, the Company issued an aggregate of 3,000,000 shares of Common Stock to third party investors in exchange for net proceeds of $1,350,000. In connection with this private placement, the Company issued to the investors an aggregate of six million warrants that are subject to registration rights and penalties amounting to 2% of the proceeds on a monthly basis if the registration is not effective by March 28, 2007. To address pending SEC comments, the Company provided and disclosed Peace Oil financials as well as a pro forma of the combined companies in an 8-K/A filed on May 16, 2007. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (See Note D - Warrant Liability).

The Company was unable to obtain an effective registration statement as of March 28, 2007. Subsequently, on April 19, 2007, Gemini agreed to extend the time for filing of the registration statement, pursuant to a Exchange Purchase and Amendment Agreement (“Exchange Agreement”), the until 30 days from the date of the Exchange Agreement and the time for the effectiveness of the registration statement from March 28, 2007 to 120 days from the date of Exchange Agreement. The Company has not filed a registration statement and, as a result, the Company has incurred monthly liquidated damages, equal to 2% of such net proceeds described above, which have been assessed on a monthly basis and have accrued interest. The Company charged $28,110 to operations related to the late registration penalty during the six months ended June 30, 2007.

In January 2007, the Company issued 383,333 shares of Common Stock to two of the Company’s directors in connection with stock options exercised at an average of $0.24 per share for net proceeds of $91,867.

In April 2007, the Company exchanged 2,000,000 shares of Common Stock for a note payable with Gemini (see Note E - Note Payable).

NOTE I - WARRANTS AND STOCK OPTIONS

Class A Warrants

The Company granted an aggregate of 855,000 warrants in March 2005 in connection with issuance of convertible notes payable. Additionally, the Company issued an aggregate of 150,000 warrants in connection with the equity financing in August 2005 and 1,600,000 warrants related to the November 2005 financing. During 2006, the Company granted an aggregate of 1,200,000 warrants in connection with an equity financing in March 2006 and 6,000,000 warrants in connection with an equity financing in November 2006. The Company issued 1,000,000 warrants in the six months ended June 30, 2007 in connection with completing the North Peace Transaction. The following table summarizes the changes at June 30, 2007.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.50	3,000,000	0.66	$ 0.50	3,000,000	$ 0.50
0.60	3,000,000	5.16	0.60	3,000,000	0.60
0.93	1,000,000	1.63	0.93	1,000,000	0.93
1.45	600,000	2.31	1.45	600,000	1.45
1.00	1,000,000	3.00	1.00	1,000,000	1.00
1.60	1,005,000	2.73	1.60	1,005,000	1.60
2.00	1,200,000	3.97	2.00	1,200,000	2.00
	10,805,000	2.64	$ 0.94	10,805,000	$ 0.94

Transactions involving the Company's warrant issuances are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	-	$ -
Granted	2,605,000	1.32
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	2,605,000	$ 1.32
Granted	7,200,000	0.79
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	9,805,000	$ 0.94
Granted	1,000,000	1.00
Exercised	-	-
Canceled or expired	-	-
Outstanding at June 30, 2007	10,805,000	$ 0.94

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

In connection with the placement of the convertible notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s Common Stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The Company recognized the value attributable to the warrants in accordance with Emerging Issues Task Force Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF - 0027”) using the Black-Scholes pricing model.

In connection with a private placement in August 2005, the Company issued to the investors an aggregate of 150,000 warrants with piggy-back registration rights. The exercise price of these warrants was above the fair value of the Company’s Common Stock at grant date, and accordingly no intrinsic value was measured.

In connection with a private placement in November 2005, the Company issued to the investors an aggregate of 1,600,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (See Note D - Warrant Liability). As part of the 6,000,000 warrants issued in November 2006, 4,000,000 warrants were issued to Gemini. The Company recorded debt discount related to these warrants in the amount of $522,747 (See Note E). The debt discount is amortized over the 196 day escrow period of April 19, 2007 through November 1, 2007 (See Note E - Note Payable). The Company amortized and charged $192,030 to operations related to the fair value of these warrants during the six months ended June 30, 2007.

In connection with a private placement in March 2006, the Company issued to the investors an aggregate of 1,200,000 warrants with piggy-back registration rights.

In connection with a private placement in November 2006, the Company issued to the investors an aggregate of 6,000,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (See Note D and E). As part of the 6,000,000 warrants issued in November 2006, 4,000,000 warrants were issued to Gemini. The Company recorded debt discount related to these in the amount of $522,747 (see Note E). The debt discount is amortized over the 196 day escrow period of April 19, 2007 through November 1, 2007 (see Note E).

Upon completing the North Peace Transaction and resulting secured note payable repayments totaling CDN$4,000,000, the Company was obligated to issue a warrant to purchase 1,000,000 shares of its Common Stock to 1304146 Alberta Ltd. at an exercise price per share of $1.00. The warrant is exercisable in cash or by net issue exercise and has a term of three years from the date of issuance. The Company charged $368,000 to operations related to the fair value of the warrants issued during the six months ended June 30, 2007 using the Black-Scholes option pricing model and the following assumptions: warrant term of 3 years, a risk free interest rate of 5.10%, a dividend yield of 0% and volatility of 161.08%.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's Common Stock issued to stockholders at June 30, 2007.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.001	100,000	9.29	$0.001	62,500	$0.001
0.25	700,000	0.14	0.25	700,000	0.25
0.37	400,000	9.73	0.37	133,333	0.37
0.45	143,000	9.42	0.45	143,000	0.45
0.50	1,016,667	9.29	0.50	716,667	0.50
0.65	4,605,555	6.97	0.65	4,522,222	0.65
1.00	387,530	8.23	1.00	387,530	1.00
1.11	900,000	9.05	1.11	644,444	1.11
1.35	19,279	7.43	1.35	19,279	1.35
1.50	178,727	8.66	1.50	178,727	1.50
1.55	255,556	8.72	1.55	255,556	1.55
3.50	80,000	1.44	3.50	80,000	3.50
	8,786,314	7.19	$ 0.71	7,843,258	$ 0.72

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Transactions involving the Company's options issuances are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	6,866,406	$ 0.61
Granted	387,530	1.00
Exercised	(100,000)	0.25
Canceled or expired	(337,778)	0.61
Outstanding at December 31, 2005	6,816,158	$ 0.64
Granted	4,500,600	0.94
Exercised	(400,000)	0.25
Canceled or expired	(1,305,555)	1.12
Outstanding at December 31, 2006	9,611,203	$ 0.73
Granted	400,000	0.37
Exercised	(383,333)	0.24
Canceled or expired	(841,556)	1.02
Outstanding at June 30, 2007	8,786,314	$ 0.71

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. During the six months ended June 30, 2007 and the six months ended June 30, 2006, total stock-based compensation expense charged to operations in connection with new grant and vested stock options granted to employees, officers and directors was $869,062 and $2,513,122, respectively, net of tax effect.

During the six months ended June 30, 2007, the Company granted 400,000 stock options to a new director and cancelled 841,556 options resulting from a director resignation and conversion of shares to debt (see Note E). Options exercised totaled 383,333 during the six months ended June 30, 2006.

The weighted-average fair value of stock options granted during the six months ended June 30, 2007 and the six months ended June 30, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2007	2006
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.93%	4.49 - 4.72%
Expected stock price volatility	157%	170 - 190%
Expected dividend payout	-	-
Expected option life (in years)	10.0	5.0 to 10.0

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE J- RELATED PARTY TRANSACTIONS

The Company's previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo's prospects was never formalized by a signed agreement. On September 16, 2005, the Company's Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of the Company's Board of Directors. On November 15, 2006, Dynamo filed a complaint against the Company as well as its previous officers (See Note K).

As part of the Gemini transaction in April 2007, the Company paid Granite Financial Group (“Granite”) a $25,000 commission in connection with the additional $250,000 invested by Gemini (see Note E - Note Payable). Granite, owned by Daniel Schreiber, was one of the Company’s Directors for the period of March 2006 through March 2007.

On June 29, 2007, the Company entered into an Addendum to Employment Agreement dated June 29, 2007 (the “Addendum”) with William Greene, Surge’s Chief Financial Officer. The Addendum extends the term of the Employment Agreement dated December 14, 2006 between Surge and Mr. Greene, from June 30, 2007 to December 31, 2007. In addition, on June 29, 2007, Surge’s Compensation Committee (the “Compensation Committee”) awarded Mr. Greene a bonus of Thirty Six Thousand Dollars ($36,000) and awarded Mr. David Perez, Surge’s Chief Executive Officer, a bonus of Fifty Thousand Dollars ($50,000). Each of the bonuses are equal to twenty percent (20%) of Mr. Greene’s and Mr. Perez’s respective base salaries.

On July 17, 2007, pursuant to David Perez's employment agreement with the Company, the Company approved a reimbursement and payment of $79,992, in the aggregate, for the legal fees incurred by Mr. Perez in connection with litigation filed by an existing shareholder of the Company against Mr. Perez.

NOTE K - COMMITMENTS AND CONTINGENCIES

Litigation

The Company's previously disclosed expression of intent to enter an agreement with Dynamo to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed final agreement or approved by its Board of Directors. On September 16, 2005, the Company's Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift of Dynamo was previously a member of our Board of Directors and resigned in 2005.

On November 15, 2006, Dynamo filed a First Amended Complaint (the “Complaint”) against the Company, Signet Energy Inc., Frederick C. Berndt and E. Jamie Schloss in the Superior Court of the State of California, County of San Diego, Civil Case No. GIC 874973.  Dynamo has alleged causes of action for Breach of Contract, Restitution, Declaratory Relief and Fraud.  Dynamo's claims an alleged agreement/contract in which Dynamo claims to be entitled to a finder's fee for certain acquisitions of oil and gas development opportunities in Canada that the Company is evaluating.  In addition, Dynamo claims a 5% gross overriding royalty on all the petroleum and natural gas rights acquired in certain oil and gas transactions by the Company.  The Complaint does not specify the amount of money Dynamo is seeking in this case. The Company is challenging the Complaint on jurisdictional grounds and the Superior Court has scheduled a hearing on the motions in August 2007. In early June 2007, Dynamo asked the Company to stipulate to the filing of a Second Amended Complaint to add fraud claims against David Perez, the Company's Chief Executive Officer and Chairman of the Board of Directors. The Company has refused to stipulate to the filing of this Second Amended Complaint. Dynamo has not filed a motion for leave to file a Second Amended Complaint.

Also, as described above, the Company has have been notified by the Division of Securities of the Ohio Department of Commerce that one or more of its private placements of securities to purchasers in Ohio may have been completed without an exemption from Ohio’s securities laws. As a result, the purchasers of such securities may have rescission rights to unwind the sales of such securities, which is an approximate $2,000,000 contingent liability of the Company. Granite Financial Group, LLC (“Granite”), the broker in connection with these sales in Ohio, has applied for qualification of such securities with the Division of Securities of the Ohio Department of Commerce in connection with these sales.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

From time to time, the Company receives claims of and become subject to commercial litigation related to the conduct of its business. Such litigation could be costly and time consuming and could divert the Company's management and key personnel from its business operations. The uncertainty of litigation increases these risks. In connection with such litigation, the Company may be subject to significant damages or equitable remedies relating to the operation of its business. Any such litigation may materially harm the Company's business, results of operations and financial condition.

NOTE L - SUBSEQUENT EVENTS

On July 17, 2007, the Company’s Board of Directors granted David Perez, Surge’s Chief Executive Officer, 1,200,000 options to purchase shares of Surge’s Common Stock, and granted William Greene, Surge’s Chief Financial Officer, 200,000 options to purchase shares of Surge’s Common Stock. 600,000 of the options granted to Mr. Perez vested immediately, with the remaining 600,000 vesting on the earlier of (i) the date six months from the date of grant, and (ii) the date the Board of Directors approves a new strategic and financial plan for Surge.  All 200,000 options issued to Mr. Greene vested immediately.  All of the options (collectively, the “Options”) have an exercise price equal to $0.34 per share. Pursuant to the Option Agreements with each of Mr. Perez and Mr. Greene, the Options expire on July 16, 2017.

On July 17, 2007, the Company approved a reimbursement of $79,992 to Mr. Perez in connection with legal fees incurred by Mr. Perez (See Note J - Related Party Transactions).

On August 6, 2007, the Company received a notice of default and election of mandatory redemption pursuant to Section 5 of the Convertible Note from Gemini as a result of the Company’s failure to register for resale of the shares of common stock issuable upon conversion of the Convertible Note and exercise of the warrants and to pay liquidated damages to Gemini for failure to register such securities under the Registration Rights Agreement. Gemini has the right to redeem $1,150,000 in principal and $230,000 in interest, or $1,380,000 in total, under the terms of the Convertible Note.

On August 8, 2007, Gemini agreed to the Company’s request to postpone such redemption and the Company deposited $1,380,000 into an escrow account for total principal and interest until November 1, 2007. At Gemini’s option, Gemini can extend such escrow until December 31, 2007.

On August 17, 2007, the Company entered into the New Voting Agreement with Signet, Andora and David Perez in connection with the proposed Combination.  Also, on August 17, 2007, the Company entered into the Supplemental Indenture to provide holders of Signet debentures issued under the Indenture the opportunity to participate in the Combination (see Note B - Investment in Signet-Andora Agreement).

PEACE OIL UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On June 13, 2007, the Company entered into a binding Letter Agreement (the “Agreement”) with Peace Oil and North Peace Energy Corp. (“North Peace”) in connection with the proposed sale of certain assets of Peace Oil to North Peace (the “Transaction”), including Peace Oil’s undivided 30% working interest in 135 square miles or 86,400 acres of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”).

The anticipated aggregate consideration for the Transaction is CDN$20,000,000, consisting of CDN$15,000,000 in cash, including a CDN$4,500,000 deposit, and CDN$5,000,000 in common shares of North Peace at a price of CDN$2.20 per share. The common shares to be issued in the Transaction will be subject to a contractual one-year hold period. The Transaction is expected to close on or about June 28, 2007, and no later than September 1, 2007, subject to certain conditions set forth in the Agreement.

The parties will enter into a definitive purchase agreement in connection with the Transaction (the “Definitive Purchase Agreement”) by the close of business on June 25, 2007. Surge has agreed to become a party to the Definitive Purchase Agreement to guarantee Peace Oil’s obligations thereunder.

Peace Oil is an indirect wholly-owned subsidiary of Surge. Peace Oil and North Peace are parties to a Joint Venture Agreement dated December 2005 (“Joint Venture Agreement”) to develop and exploit the Red Earth Leases. Pursuant to the Joint Venture Agreement, Peace Oil and North Peace currently have 30% and 70% working interests in the Red Earth Leases, respectively.

The Pro forma Unaudited Financial Statements have been prepared by management of Surge in order to present consolidated financial position and results of operations of Surge as if the disposition had occurred as of March 31, 2007 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses was prepared for the three months ended March 31, 2007 as well as the period from January 1, 2005 (date of inception for Surge) through March 31, 2007 as if the disposition occurred on the first day of the period presented.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the disposition been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction the Surge’s previously filed Current Report on Form 8-K, dated June 13, 2007, and the previously filed Annual Report on Form 10-KSB, and the historical financial statements and accompanying notes of the Company included in this Current Report on Form 8-K/A.

No pro forma financials were presented for the year ended December 31, 2006 since the acquisition of Peace Oil was closed on March 2, 2007.

SURGE GLOBAL ENERGY INC. (A DEVELOPMENT STAGE COMPANY) UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET MARCH 31, 2007

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Cash	$683,438	$14,133,150	(1)	$9,967,790
		(4,848,798)	(2)
Other current assets	26,762	-		26,762
Total Current Assets	710,200	9,284,352		9,994,552

Property and equipment, net	21,436	-		21,436
Investment in Signet	4,329,476	-		4,329,476
Investment in Peace Oil	14,443,011	(14,443,011)	(1)	-
Investment in North Peace Energy	-	4,711,050	(1)	4,711,050
Total Assets	$19,504,123	$(447,609)		$19,056,514

LIABILITIES AND SHAREHOLDER EQUITY
Accounts Payable	$989,918	-		$989,918
Cash Advances from Joint Venture Partner	316,316	-		316,316
Note Payable	4,848,798	(4,848,798)	(2)	-
Redeemable Preferred Shares	8,654,700	-		8,654,700
Income Tax Payable	-	1,760,476	(1)	1,760,476

Total Current Liabilities	14,809,732	(3,088,322)		11,721,410

Stockholders’ Equity
Common Stock	30,970	-		30,970

Additional paid-in capital	43,070,190	368,000	(3)	43,438,190
Accumulated other comprehensive income(loss)	140,183	-		140,183
Accumulated deficit	(12,337,512)	-		(12,337,512)
Deficit from inception of development stage	(26,209,440)	2,640,713	(1)	(23,936,727)
		(365,000)	(3)
Total stockholders’ equity	4,694,391	2,640,713		7,335,104
Total liabilities and stockholders’ equity	$19,504,123	$(447,609)		$19,056,514

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	January 1, 2005 (date of inception for Surge) through March 31, 2007
	As Presented	Adjustments		Pro Forma
Revenue	$-	$-		$-
Income (loss) from operations	(25,125,252)	6,560	(4)	(25,118,692)
Loss from operations before income taxes and minority interest	(29,888,536)	6,560	(4)	(29,881,976)
Loss applicable to minority interest	3,679,096	-		3,679,096
Net income (loss)	$(26,209,440)	$6,560		$(26,202,880)
Other comprehensive income (loss): foreign currency translation	140,183			140,183
Loss available to common stockholders	$(26,069,257)	$6,560		$(26,062,697)

Loss per common share (basic and diluted)	$(1.01)	$-		$(1.01)

Weighted average shares outstanding
- Basic	25,823,250	-		25,823,250
- fully diluted	25,823,250	-		25,823,250

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	For the Three Months Ended March 31, 2007
	As Presented	Adjustments		Pro Forma
Revenue	$-	$-		$-
Total operating expenses	(1,265,733)	6,560	(4)	(1,259,173)
Loss from operations before income taxes	(1,552,139)	6,560		(1,545,579)
Net income (loss)	$(1,552,139)	$6,560		$(1,545,579)
Other comprehensive income (loss): foreign currency translation	(13,417)	-		(13,417)
Loss available to common stockholders	$(1,565,556)	6,560		$(1,558,996)

Loss per common share
- basic	$(0.05)	-		$(0.05)
- fully diluted	$(0.05)	-		$(0.05)

Weighted average shares outstanding
- basic	30,838,393	-		30,838,393
- fully diluted	30,838,393	-		30,838,393

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Surge Global Energy, Inc. as if the disposition had occurred as of March 31, 2007 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses was prepared for the three months ended March 31, 2007 as well as the period from January 1, 2005 (date of inception for Surge) through March 31, 2007 as if the disposition occurred on the first day of the period presented.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of March 31, 2007 and the pro forma condensed consolidated statement of operations for the year ended March 31, 2007 as well as the period from January 1, 2005 (date of inception) through March 31, 2007.

(1)
Debit Cash	$14,133,150
Debit Investment in North Peace Energy	$4,711,050
Credit Income Taxes Payable		$1,760,476
Credit Investment in Peace Oil		$14,443,011
Credit Gain on Sale of Asset, net of income tax provision		$2,640,713

As disclosed in our June 15, 2007 8-K filing, to record the CDN$20 million in total consideration consisting of CDN$15 million cash and CDN$5 million in North Peace Energy equity as well as the resulting gain on sale of asset and related income tax liability. Amounts in the above pro forma are presented in US dollars.

(2)
Debit Notes Payable	$4,848,798
Credit Cash		$4,848,798

To record accelerated cash payments in accordance with the terms of the Peace Oil note payable.

(3)
Debit Warrant expense	$368,000
Credit Additional Paid-In Capital		$368,000

To expense the fair value of 1 million warrants related to the repayment of the Peace Oil note obligations. Black Scholes valuation assumes an exercise price of $1.00, a three year life, risk-free interest rate of 5.10% , expected volatility of 162% , dividend payout of zero and a closing stock price of $0.47 on June 13, 2007.

(4)
To eliminate Peace Oil SG&A expense incurred in the three months ended March 31, 2007 of $6,560 representing the period March 2, 2007 through March 31, 2007,

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Page No

Report of Independent Registered Certified Public Accounting Firm	F-69

Consolidated Balance Sheets at December 31, 2006 (Unaudited ) and September 30, 2006	F-70

Consolidated Statements of Losses for the three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-71

Consolidated Statements of Stockholders' Equity for the period from September 15, 2005 (date of inception of development stage) through September 30, 2006 (audited) and three months period ended December 31, 2006 (Unaudited)
F-72

Consolidated Statements of Cash Flows for three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-73

Notes to Consolidated Financial statements	F-74

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Shareholders
Peace Oil Corp.
Calgary, Alberta Canada

We have audited the accompanying balance sheet of Peace Oil Corp. (the “Company”), as of September 30, 2006 and the related consolidated statement of losses, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
April 20, 2007

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2006	September 30, 2006
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$685,659	$1,731,041
Total current assets	685,659	1,731,041

Investment in Joint Venture (Note B)	-	-

Total Assets	$685,659	$1,731,041

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,766	$12,815
Cash advances from Joint Venture Partner (Note C)	629,323	1,593,163
Note Payable - related parties (Note D)	224,471	224,471
Redeemable preferred shares (Note E)	5,686,572	5,686,572
Total current liabilities	6,556,132	7,517,021

Commitment and contingencies (Note G )

Deficiency in Stockholders' equity:
Common stock, no par value per share; unlimited shares authorized; 800 shares issued and outstanding (Note F)	90	90
Accumulated other comprehensive income: Foreign currency translation adjustment	(9,957)	-
Deficit from inception of development stage	(5,860,606)	(5,786,070)

Total deficiency in stockholders' equity	(5,870,473)	(5,785,980)

Total liabilities and deficiency in stockholders' equity	$685,659	$1,731,041

See accompanying footnotes to financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF LOSSES

			For The Period From
			September 15, 2005
			(date of inception of
	Three Months	Year	development stage)
	Ended December 31, 2006	Ended September 30, 2006	Through December 31, 2006
	(Unaudited)	(Audited)	(Unaudited)
Operating expenses:
Selling, general and administrative expenses	$74,536	$99,498	$174,034
Non-cash compensation	-	5,686,572	5,686,572
Total operating expenses	74,536	5,786,070	5,860,606

Loss from operations	(74,536)	(5,786,070)	(5,860,606)

Interest income (expense), net	-	-	-
Loss from operations before income taxes	(74,536)	(5,786,070)	(5,860,606)

Provision for income taxes (Note H)	-	-	-

Loss available to common stockholders	(74,536)	(5,786,070)	(5,860,606)

Other comprehensive income (loss): foreign currency translation loss	(9,957)	-	(9,957)

Comprehensive loss	$(84,493)	$(5,786,070)	$(5,870,563)

Loss per common share (basic and diluted)	$(93.17)	$(7,232.59)	$(7,325.76)
Weighted average shares outstanding	800	800	800

See accompanying footnotes to consolidated financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM SEPTEMBER 15, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE)
THROUGH SEPTEMBER 30, 2006 (AUDITED)
AND THREE MONTHS PERIOD ENDED DECEMBER 31, 2006 (UNAUDITED)

	Common Stock
	Number of Shares	Amount	Foreign Currency Translation Adjustment	Deficit from inception of Development Stage	Total

Balance as of September 15, 2005	-	$-	$-	$-	$-

Balance at October 1, 2005	-	-	-	-	-

Issuance of common stock in October 2005 in exchange for cash, net of costs and fees at $1.00 per share	100	90	-	-	90

Cancellation of original common stock issued in April 2006	(100)	(90)	-	-	(90)

Issuance of new common in accordance with recapitalizaton in April 2006	800	90	-	-	90
Net loss	-	-	-	(5,786,070)	(5,786,070)

Balance at September 30, 2006	800	90	-	(5,786,070)	(5,785,980)
Foreign currency translation adjustment	-	-	(9,957)	-	(9,957)
Net loss	-	-	-	(74,536)	(74,536)
Balance at December 31, 2006	800	$90	$(9,957)	$(5,860,606)	$(5,870,473)

See accompanying notes to financial information

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2006	Year Ended September 30, 2006	For the Period From September 15, 2005 (date of inception of development stage) Through December 31, 2006
Cash flows from operating activities:	(Unaudited)	(Audited)	(Unaudited)

Net loss	$(74,537)	$(5,786,070)	$(5,860,606)

Adjustments to reconcile net loss to net cash (used in) operating activities:

Non cash compensation	-	5,686,572	5,686,572
Increase (decrease) in:
Accounts payable and accrued liabilities	2,951	12,815	15,767

Net cash used in operating activities	(71,586)	(86,683)	(158,267)

Cash flows from investing activities:	-	-	-

Net cash used in investing activities	-	-	-

Cash flows from financing activities:

Net (payments for) proceeds from Joint Venture Partner cash call obligations	(963,841)	1,593,163	629,323
Net proceeds received from related party loans	-	224,470	224,470
Proceeds from sale of stock	-	90	90

Net cash (used in) provided by financing activities	(963,841)	1,817,723	853,882

Effect of exchange rates on cash	(9,956)		(9,956)

Net (decrease) increase in cash and cash equivalents	(1,045,382)	1,731,040	685,659

Cash and cash equivalents at the beginning of the period	1,731,041	-	-

Cash and cash equivalents at the end the period	$685,659	$1,731,040	$685,659

See accompanying footnotes to financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The financial statements include the accounts of Peace Oil Corp. (the “Company”) and, unless indicated otherwise, are presented in U.S. Dollars.

Peace Oil Corp. was incorporated as 1192819 Alberta Corp on September 15, 2005 under the Alberta Business Corporations Act and subsequently was changed to Peace Oil Corp. on October 28, 2005. The Company commenced operations in January 2006.

The Company is in the business of oil sands development. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in Canada. >From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through September 30, 2006 and December 31, 2006, the Company has accumulated losses of $5,786,070 and $5,860,606, respectively

The Company holds a 30% undivided working interest in 86,400 acres of prospective oil sands leases within the Peace River and Athabasca Oil Sands areas located in north-central Alberta (See Note B).

Investment in unconsolidated subsidiary

Investee entities that the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, among others, representation of the company’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the company including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the company. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impaired value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)
Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings (Loss) Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. During the year ended September 30, 2006 and three months ended December 31, 2006, convertible debt and security, stock options and warrants were excluded as common stock equivalents in the diluted earnings per share because they are anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the three months ended December 31, 2006 and year ended September 30, 2006, the Company incurred advertising costs of $1,104 and $2,011, respectively.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred loss from operations of $74,536 for the three months ended December 31, 2006 and $5,786,070 for the year ended September 30, 2006, respectively. The Company's current liabilities, on a consolidated basis, exceeded its current assets by $5,870,473 as of December 31, 2006.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s financial condition or results of operations.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

New Accounting Pronouncements (Continued)

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - INVESTMENT IN NORTH PEACE JOINT VENTURE

In December 2005, the Company entered into a “Joint Venture Agreement” (“Joint Venture”) with North Peace Energy, Inc. (“North Peace”) to develop and exploit their joint Red Earth oil field property (“JV Lands”) located in Alberta, Canada. In exchange for completing the drilling program by December 14, 2006, consisting of drilling six vertical test wells and completing and testing select wells as well as providing strategic geologic and petroleum engineering services, the Company retained a 30% interest in the JV Lands. North Peace earned a 70% interest in the property and was obligated to fund CDN$10 million in land acquisition and development costs. Thereafter, the Company is obligated to contribute 30% of all future development efforts based on the joint development plan and North Peace contributes 70% to future development costs. The Joint Venture specified that the Company would provide operations and accounting support until North Peace’s CDN$10 million in land acquisition and development costs were spent or until December 14, 2006, whichever was first. Upon completing the CDN$10 million land acquisition and drilling program by December 14, 2006, North Peace is obligated to provide operational and accounting support (see Note I, Subsequent Events). As of December 31, 2006 and September 30, 2006, the Joint Venture had capitalized land and development costs of $7,208,334 and $5,305,508, respectively.

The Company uses the equity method to account for its investment in the Joint Venture. Under the equity method of accounting, the Company's share of net income (loss) from the Joint Venture is reflected as an increase (decrease) in its investment accounts and is also recorded as equity loss from affiliates. As of December 31, 2006 and September 30, 2006, North Peace had contributed 100% of the funds required for the land acquisition and development costs. As a result, the Company has not reported a carrying value related to the 30% interest in the Joint Venture.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

Summarized financial position of the Joint Venture as of December 31, 2006 and September 30, 2006 are as follows:

	December 31, 2006	September 30, 2006

Non current assets(*)	$7,208,334	$5,305,508
Current liabilities - other	$484,844	$343,092

(*)	The above financial information of the Joint Venture is presented assuming all costs incurred by the Joint Venture are accounted for using the full cost accounting method.

NOTE C - CASH ADVANCES FROM JOINT VENTURE

As discussed in Note B, North Peace received a 70% interest in the property and was obligated to fund CDN$10 million in land acquisition and development costs. During the year ended September 30, 2006 and three months ended December 31, 2006, the Company received $2,877,436 and $630,097 related to North Peace’s cash call obligations, respectively. During the year ended September 30, 2006 and three months ended December 31, 2006, the North Peace also contributed land acquisition costs to the joint venture of $3,761,279 and $268,029 pursuant to the Joint Venture agreement terms, respectively. The Company made payments on behalf of the Joint Venture for drilling, strategic geologic and petroleum engineering services of $1,544,229 and $1,634,797 during the year ended September 30, 2006 and three months ended December 31, 2006. As of December 31, 2006 and September 30, 2006, the Company had received a cash advance in excess of the Joint Venture cash call obligations of $629,323 and $1,593,163, respectively.

NOTE D - NOTES PAYABLE (RELATED PARTIES)

As of December 31, 2006, the Company owed CDN $250,000 representing five shareholder notes dated March 19, 2006 of CDN $50,000. The note payable obligations matured as of March 19, 2007. Interest was charged at the Bank of Canada Bank Rate which averaged at the Canadian rate of 4.02% for the year ended September 30, 2006 and 4.50% for the three months ended December 31, 2006. As of December 31, 2006 and September 30, 2006, the outstanding principal balance was $224,471. The notes were subsequently repaid in connection with the Cold Flow acquisition (See Note I - Subsequent Events).

NOTE E - REDEEMABLE PREFERRED STOCK

The Company is authorized to issue unlimited shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

On April 12, 2006, the Company issued 6,333,332 shares of Class “I” redeemable preferred shares (the "Redeemable Preferred Shares") to the founders. The Redeemable Preferred Shares have voting rights and are entitled to a non-cumulative dividend as set by the Board of Directors. The Board of Directors did not authorize a dividend rate for the periods presented in these financial statements. Upon a liquidation, dissolution, bankruptcy or winding up of the Company, redeemable preferred shares receive full redemption rights at CDN$1 per share before any distribution to common shareholders.

The Redeemable Preferred Shares are non-voting, non-convertible and can be redeemed in whole or in part by the Company or by the shareholder at any time. The Company had 6,333,332 shares of Preferred Stock “Class I” issued and outstanding at September 30, 2006 and December 31, 2006. Since a shareholder can redeem the shares at any time, the Company has classified the redemption amount of CDN $6,333,332 or $5,686,572 as a current liability. The Company charged non-cash compensation expense of $5,686,572 relating to the issuance of the above preferred shares for the year ended September 30, 2006.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE F - COMMON STOCK

The Company is authorized to issue unlimited common shares.

On October 28, 2005, the company issued 100 Class “A” voting common shares for CDN$1 each. On April 12, 2006, the Company reorganized the capital structure whereby cancelling the initial 100 Class “A” common shares and reissued 800 shares for no additional consideration.

As of September 30, 2006 and December 31, 2006, the Company has 800 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

NOTE G- COMMITMENTS AND CONTINGENCIES

Operating Leases

In March 2006, the Company rented facilities with a monthly base rent of $243 per month. Total rent and related expenses of $2,494 and $3,674 were charged to operating expenses for the year ended September 30, 2006 and the period of September 15, 2005 (since inception) through December 31, 2006, respectively.

Employment Agreement

The Company has no employment agreements with its Executives and all Executives resigned from the Company as a result of the Cold Flow acquisition on March 2, 2007.

Consulting Agreements

The Company has consulting agreements with outside contractors, none of which are Company shareholders and directors.

On September 28, 2006, the Company engaged Granite Financial Group to act as investment advisor with Cold Flow Energy ULC transaction in exchange for a cash fee for 10% of gross transaction proceeds (subject to certain adjustments). The agreement expired on January 15, 2007. Granite Financial Group is controlled by a former director of Surge.

Litigation

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

As of December 31, 2006 and September 30, 2006, the Company had aggregate unused Canadian net operating loss carryforwards of approximately $160,000 and $90,000, respectively, which expire through 2025 which may be subject to limitations. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely that the benefits will not be realized.

NOTE I - SUBSEQUENT EVENTS

On November 30, 2006, the Company and its shareholders entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”). Cold Flow is a wholly owned subsidiary of Surge Global Energy, Inc. (“Surge”), a United States based public company. Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow would purchase all of the issued and outstanding shares of the capital stock of the Company (the “Acquisition”) for a total purchase price of CDN$16,350,000, which consists of CDN$6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). On December 4, 2006, Cold Flow delivered an initial deposit of CDN$150,000, which deposit and any interest earned thereon was deducted from the cash portion of the purchase price.

Since completion of the Acquisition was extended beyond January 18, 2007, Cold Flow made an additional deposit of CDN$450,000 into escrow prior to January 18, 2007, which additional deposit and any interest earned thereon was deducted from the cash portion of the purchase price. On March 2, 2007, Surge completed its acquisition of the Company. In connection with the closing of the Acquisition, the parties amended the Stock Purchase Agreement on March 2, 2007 to modify the payment of the purchase price such that CDN$5,600,000 of the cash portion of the purchase price is now payable in promissory notes issued by Cold Flow in favor of 1304146 Alberta Ltd., which is an entity formed by the shareholders of the Company, and the remaining CDN$750,000 of the cash portion was paid in cash. In addition, through its indirectly-owned Canadian subsidiary, Cold Flow, Surge loaned CDN$250,000 to the Company for retirement of its shareholder loans and paid CDN$20,000 of its legal fees incurred with the Acquisition. As a result of the Acquisition, the Company became a wholly owned subsidiary of Cold Flow.

The Stock Purchase Agreement provides that Surge, Cold Flow, and Olympia Trust Company will enter into a Voting and Exchange Trust Agreement on the closing date and that Surge and Cold Flow will enter into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each Exchangeable Share is exchangeable into two shares of Surge’s common stock at any time from the closing until five years after the closing. In addition, Surge may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of Surge’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares. Should Surge be unable to fulfill its remaining secured note payable obligations of approximately CDN$4 million due by August 30, 2007, all cash monies advanced to the Company through that date will be forfeited and all shares and warrants shall be returned to Surge.

As Surge obtains equity financing in the future, the Company may sustain additional dilution to its equity interest in Surge.

The Stock Purchase Agreement provides a covenant by Surge to file with the United States Securities and Exchange Commission a registration statement registering the shares of Surge’s common stock issuable upon exchange of the Exchangeable Shares for resale by the Company shareholders. In addition, the Stock Purchase Agreement provides for representations and warranties, covenants regarding conduct of the parties prior to closing, and indemnification provisions typical of transactions involving the acquisition of a privately held company.

On December 15, 2006, North Peace was appointed operator of the JV Lands (see Note B - Investment in Joint Venture).

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE J - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the year ended September 30, 2006, the Company incurred accumulated losses from operations of $5,786,070. The Company has historically used joint venture and related party debt financing to fund its operations. Until such time as we are able to generate significant cash flows from operations, we will be required to continue our reliance on investor financing and debt to fund our operations. In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that we can meet our obligations and sustain operations. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

Item 25 Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold by the selling stockholders pursuant to this registration statement. The selling stockholders will not bear any portion of such fees and expenses.

Expense	Amount
Registration Fees	$83.12
Legal Fees	25,000.00
Accounting Fees	10,000.00
TOTAL	$35,083.12

Item 26 Recent Sales of Unregistered Securities

On August 19, 2005, we issued an aggregate of 200,000 shares of our common stock to third party investors and 100,000 shares of common stock to two of our directors in exchange for net proceeds of $300,000. In connection with this private placement, we issued to the investors warrants to purchase an aggregate of 150,000 shares of our common stock with piggy-back registration rights. There were no commissions payable for the issuance of these shares or warrants. The sale of the stock and warrants was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

On August 19, 2005 and October 23, 2005, we issued an aggregate of 1,710,000 shares of our common stock in exchange for $1,710,000 of convertible notes. We entered into a Note and Warrant Purchase Agreement with investors on March 17, 2005 for the issuance of an aggregate of $1,710,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 855,000 shares of our common stock. There were no commissions payable for the issuance of these shares or warrants. The sale of the stock and warrants was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D of the Securities Act.

On November 14 through 30, 2005, we issued an aggregate of 800,000 shares of our common stock to third party investors in exchange for net proceeds of $800,000. In connection with this private placement, we issued to the investors warrants to purchase an aggregate of 1,600,000 shares of our common stock. There were no commissions payable for the issuance of these shares or warrants. The sale of the stock and warrants was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

On March 14, 2006, we completed a private placement offering of 1,200,000 shares of our common stock at $1.50 per share to Happy Hollow, Ltd; Amy S. Bernstein Trust; Ori L., Zemer Trust; Tal Zemer Trust; Mario Nargi; Kashay Defined Benefit Pension Plan; Victor Mellul; Howard Miller; Rafi Tal; Irving Plaksen TTEE of the Revocable Trust; Jack Kozuch; and Jeffrey Tadder, which resulted in gross proceeds of $1,800,000. In connection with this sale of stock, we issued warrants to purchase 1,200,000 shares of our common stock at $2.00 per share with a five-year term. There were no commissions payable for the issuance of these shares or warrants. The sale of the stock and warrants was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.

On November 28, 2006, we issued an aggregate of 3,000,000 shares of our common stock to third party investors in exchange for net proceeds of $1,350,000. In connection with this private placement, we issued to the investors an aggregate of warrants to purchase 6,000,000 shares of our common stock. We paid Granite Financial Group commissions totaling $135,000 resulting from the issuance of these shares of common stock and warrants. The sale of the stock and warrants to was intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. As described above, we have received notification from the Division of Securities of the Ohio Department of Commerce that the sale of shares to Mr. Fritz in this offering may not be exempt from Ohio’s securities laws. See “Legal Proceedings” above.

On June 30, 2006, we issued 160,000 shares of our common stock in exchange for CDN$200,000 in convertible debt related to the Signet subsidiary. There were no commissions payable for the issuance of these shares or warrants. The sale of the stock and warrants was exempt from registration pursuant to Regulation S promulgated under the Securities Act.

On April 19, 2007, we issued the Convertible Note at 0% interest in the principal amount of $1,150,000 to Gemini in consideration for the waiver of the liquidated damages provision in its Registration Rights Agreement and the surrender to us of all the shares of our common stock issued to Gemini pursuant to the Securities Purchase Agreement with Gemini. The principal amount of the Convertible Note also covered an additional $250,000 of cash consideration from Gemini. The Convertible Note has a maturity date of May 1, 2008. Gemini has the right to convert all or any part of the outstanding and unpaid principal amount of the Convertible Note into shares of our common stock at a conversion price of $0.37 per share, subject to antidilution adjustment if we issue securities for a consideration per share less than the conversion price on the date of such issuance or sale. We paid Granite commissions totaling $25,000 resulting from the additional investment of $250,000 by Gemini. We entered into the Redemption Agreement and Escrow Agreement on August 8, 2007 with Gemini in connection with our defaults under the Convertible Note. The issuance of the Convertible Note was exempt from registration pursuant to Regulation D promulgated under the Securities Act.

Item 27       Exhibits

Exhibit Number	Description of Document

3(i).1
Certificate of Incorporation filed with the State of Delaware on November 25, 1997, as amended (including Certificate of Merger, filed November 25, 1997, Certificate of Designation, filed February 2, 1998, Certificate of Amendment, filed May 12, 1998, Certificate of Renewal, filed August 20, 2003, Certificate of Amendment, dated August 20, 2003 and Certificate of Amendment, filed September 30, 2004) (1)

3(i).2	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on February 22, 2007 (11)
3(i).3	Amended and Restated Certificate of Designations, Preferences, Rights and Limitations of Special Voting Preferred Stock (12)
3(ii)	Amended and Restated Bylaws of the Registrant (2)
5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP as to the legality of the securities being offered*
10.1	Employment Agreement by and between the Registrant and David Perez dated November 30, 2004 (1)
10.2	Sublease by and between the Registrant and Granite Financial Group dated November 22, 2004 (1)
10.3	Farmout Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated February 25, 2005 (1)
10.4
Farmout Amending Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated November 15, 2005 (1)

10.5	Form of Note and Warrant Purchase Agreement by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.6	Form of Convertible Note by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.7	Form of Warrant by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.8	Letter Agreements by and between the Registrant and each of Mark C Fritz, Victor G. Mellul and Irving L. Plaksen dated July 17, 2005 (1)
10.9
Form of Securities Purchase Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $300,000 (4)

10.10	Form of Warrant by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005 (1)
10.11	Form of Registration Rights Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005 (1)

Exhibit Number	Description of Document

10.12	Securities Purchase Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005 (1)
10.13	Warrant by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005 (1)
10.14	Registration Rights Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005 (1)
10.15	Form of Subscription Agreement for 7% Convertible Debentures, by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated November 15, 2005 (1)
10.16	Agency Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), and MGI Securities Inc. dated November 15, 2005 (1)
10.17	Shareholders Agreement by and among the Registrant, Leigh Cassidy, Fred Kelly and Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) dated November 15, 2005 (1)
10.18	Voting Trust Agreement by and among the Registrant, Northern Alberta Oil Ltd. and Deep Well Oil and Gas (Alberta) Ltd. dated November 15, 2005 (1)
10.19	Trust Indenture by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated November 15, 2005 (1)
10.20	Registration Rights Agreement by and among the Registrant and MGI Securities, Inc., as agent to the purchasers of the debentures dated November 15, 2005 (1)
10.21	Release and Indemnification Agreement by and between the Company and Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), dated November 15, 2005 (5)
10.22	Escrow Agreement by and among the Company, Signet Energy, Inc (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company, dated November 15, 2005 (5)
10.23	Securities Purchase Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005 (1)
10.24	Warrant by and between the Registrant and the Zemer Family Trust dated November 16, 2005 (1)
10.25	Registration Rights Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005 (1)
10.26	Securities Purchase Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005 (1)
10.27	Warrant by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005 (1)
10.28	Registration Rights Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005 (1)
10.29	Indenture by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated December 20, 2005 (6)
10.30	Form of 7% Secured Convertible Debentures Certificate dated December 20, 2005 (6)
10.31	Form of Subscription Agreement for Flow-Through Shares by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005 (6)
10.32	Form of Subscription Agreement For 7% Secured Convertible Debentures by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005 (6)
10.33	Agency Agreement by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and MGI Securities, Inc. dated December 20, 2005 (6)

Exhibit Number	Description of Document

10.34	Form of Securities Purchase Agreement effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000 (7)
10.35	Form of Warrant, effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000 (7)
10.36	Form of Registration Rights Agreement, effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000 (7)
10.37	Form of Non-Employee Director Agreement (10)
10.38	Form of Nonstautory Stock Option Agreement (10)
10.39	Consulting Agreement by and between the Registrant and Richard Collato dated October 6, 2006 (10)
10.40	Securities Purchase Agreement by and between the Registrant and each of Gemini Master Fund Limited and Mark C. Fritz dated November 28, 2006 (8)
10.41	Registration Rights Agreement by and between the Registrant and each of Gemini Master Fund Limited and Mark C. Fritz dated November 28, 2006 (8)
10.42	Common Stock Purchase Warrants dated November 28, 2006 issued by the Registrant to each of Gemini Master Fund Limited and Mark C. Fritz (8)
10.43	“Greenshoe” Common Stock Purchase Warrants dated November 28, 2006 issued by the Registrant to each of Gemini Master Fund Limited and Mark C Fritz (8)
10.44	Stock Purchase Agreement among Cold Flow Energy ULC, the Registrant, Peace Oil Corp., and Shareholders of Peace Oil Corp. dated November 30, 2006 (8)
10.45	Employment Agreement between the Registrant and William Greene dated December 14, 2006(9)
10.46	First Amendment to Stock Purchase Agreement among Cold Flow Energy ULC, the Registrant, Peace Oil Corp., and Shareholders of Peace Oil Corp. dated March 2, 2007 (12)
10.47	Voting and Exchange Trust Agreement by and among the Registrant, Cold Flow Energy ULC, and Olympia Trust Company dated March 2, 2007 (12)
10.48	Support Agreement by and among the Registrant, Cold Flow Energy ULC, and 1294697 Alberta Ltd. dated March 2, 2007 (12).
10.49	Promissory Note dated March 2, 2007 issued by Cold Flow Energy ULC in the principal amount of CDN$1,500,000 with a maturity date of June 30, 2007 (12)
10.50	Promissory Note dated March 2, 2007 issued by Cold Flow Energy ULC in the principal amount of CDN$1,000,000 with a maturity date of July 30, 2007 (12)
10.51	Promissory Note dated March 2, 2007 issued by Cold Flow Energy ULC in the principal amount of CDN$1,500,000 with a maturity date of August 30, 2007 (12)
10.52	Promissory Note dated March 2, 2007 issued by Cold Flow Energy ULC in the principal amount of CDN$1,600,000 with a maturity date of December 31, 2007 (12)
10.53	Petroleum, Natural Gas and General Rights Conveyance by and among 1304146 Alberta Ltd., Peace Oil Corp., Cold Flow Energy ULC, and the Registrant dated March 2, 2007 (12)

Exhibit Number	Description of Document

10.54	Escrow Agreement by and among Burstall Winger LLP, Peace Oil Corp., the Registrant, Cold Flow Energy ULC, and 1304146 Alberta Ltd. dated March 2, 2007 (12)
10.55	Royalty Agreement by and between 1304146 Alberta Ltd. and Peace Oil Corp. dated March 2, 2007 (12)
10.56	Warrant to purchase 1,000,000 shares of the Registrant’s common stock dated March 2, 2007 (12)
10.57	Second Amendment to Stock Purchase Agreement among Cold Flow Energy ULC, the Registrant, Peace Oil Corp., and Shareholders of Peace Oil Corp. dated April 16, 2007 (13)
10.58	Exchange, Purchase and Amendment Agreement dated as of April 19, 2007 by and between the Registrant and Gemini Master Fund, Ltd. (14)
10.59	Convertible Note Due May 1, 2008 Issued to Gemini Master Fund, Ltd. (14)
10.60	Second Amendment to Stock Purchase Agreement among Cold Flow Energy ULC, the Registrant, Peace Oil Corp. and the shareholders of Peace Oil Corp. dated April 16, 2007. (16)
10.61	Agreement to Vote dated May 22, 2007 between the Registrant, Signet Energy, Inc., Andora Energy Corporation and David Perez. (17)
10.62	Letter Agreement dated June 13, 2007 between the Registrant, Peace Oil Corp. and North Peace Energy Corp. (18)
10.63	Agreement of Purchase and Sale dated as of June 25, 2007 among Peace Oil Corp., North Peace Energy Corp. and Surge Global Energy, Inc. (19)
10.64	Addendum to Employment Agreement between William Greene and Surge Global Energy, Inc., dated as of June 29, 2007 (19)
10.65	Stock Option Agreement between Surge Global Energy, Inc. and David Perez dated as of July 17, 2007 (20)
10.66	Stock Option Agreement between Surge Global Energy, Inc. and William Greene dated as of July 17, 2007 (20)
10.67	Escrow Agreement dated August 8, 2007 between Surge Global Energy, Inc., Gemini Master Fund, Ltd. and Torrey Pines Bank (21)
10.68	Redemption Agreement dated August 8, 2007 between Surge Global Energy, Inc. and Gemini Master Fund, Ltd. (21)
10.69	Agreement to Vote dated August 17, 2007 between the Registrant, Signet Energy, Inc., Andora Energy Corporation and David Perez. (22)
10.70	First Supplemental Trust Indenture dated August 17, 2007 between the Registrant, Signet Energy and Valiant Trust Company. (22)
21	Subsidiaries of the Registrant (15)
23.1	Consent of Russell Bedford Stefanou Mirchandani LLP*
23.2	Consent of Russell Bedford Stefanou Mirchandani LLP*
23.3	Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*	Filed herewith

1.	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 30, 2005.

2.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 25, 2006.

3.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2005.

4.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2005.

5.	Incorporated by reference to the Registrant’s Annual Report for the fiscal year ended December 31, 2005 on Form 10-KSB, filed with the Securities and Exchange Commission on April 17, 2006.

6.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2005.

7.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 23, 2006.

8.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2006.

9.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 14, 2006.

10.	Incorporated by reference to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 20, 2006.

11.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2007.

12.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 8, 2007.

13.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.

14.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 25, 2007.

15.	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 17, 2007.

16.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.

17.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 29, 2007.

18.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 15, 2007.

19.	Incorporated by reference to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on July 3, 2007.

20.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2007.

21.	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 10, 2007.

22.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 20, 2007.

Item 28 Undertakings

1	The undersigned small business issuer hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d)
That, to determine liability to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

f)	The undersigned small business issuer hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

i)	If the small business issuer is relying on Rule 430B (§230.430B of this chapter):

ii)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

iii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on the 27th day of August 2007.

SURGE GLOBAL ENERGY, INC.

By:	/S/ DAVID PEREZ
David Perez, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Perez and William Greene, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title(s)	Date

/s/ DAVID PEREZ David Perez	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 27, 2007

/s/ WILLIAM GREENE William Greene	Chief Financial Officer (Principal Financial and Accounting Officer)	August 27, 2007

/s/ RICHARD COLLATO Richard Collato	Director	August 27, 2007

/s/ ROBERT FIELDS Robert Fields	Director	August 27, 2007

/s/ THOMAS A. PAGE Thomas A. Page	Director	August 27, 2007

/s/ JOHN STISKA John Stiska	Director	August 27, 2007